UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Current Report on Form 8-K (Date of earliest event reported): July 23, 2014

FINDEX.COM, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-29963	88-0379462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1313 South Killian Drive
Lake Park, FL 33403

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 328-6488

18151 Lafayette Avenue
Elkhorn, Nebraska 68022
(402) 333-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (this “Current Report on Form 8-K”) contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below.  Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to, information related to: anticipated operating results; relationships with our customers; consumer demand; financial resources and condition; changes in revenues; cost of sales; selling, general and administrative expenses; interest expense; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Current Report on Form 8-K. You should read this Current Report on Form 8-K, and the documents that we reference and filed as exhibits to this Current Report on Form 8-K, completely and with the understanding that our actual future results may be materially different from what we expect.  Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Agreement and Plan of Merger

On July 23, 2014, we, Findex.com, Inc. (the “Company”), entered into an agreement and plan of merger (the “Merger Agreement”), with each of EcoSmart Acquisition Corp., a Delaware corporation and a wholly-owned special-purpose acquisition subsidiary of ours (“Merger-Sub”), EcoSmart Surface & Coating Technologies, Inc., a Florida Corporation (“EcoSmart”), and The Renewable Corporation, a Washington corporation and the majority-controlling stockholder of EcoSmart (“TRC”), pursuant to which Merger-Sub acquired all of the outstanding capital stock of EcoSmart in exchange for 111,193 shares of our Series MX convertible preferred stock, par value $0.001 per share (the “Series MX Convertible Preferred Stock”), which shares of Series MX Convertible Preferred Stock will automatically convert, on a combined basis, into a total of 277,981,807 shares of our common stock, par value $0.001 (our “Common Stock”) upon the effectiveness of any amendment to our articles of incorporation increasing the number of authorized shares of our Common Stock to 900,000,000 or more (currently fixed at 120,000,000).  On July 23, 2014, we completed the filings of the corresponding certificate of merger in each of the States of Delaware and Florida, thereby consummating a statutory merger (the “Merger”).  In effect, the Merger involved our issuing new shares amounting to 70% of our Common Stock in order to acquire the business of EcoSmart.

As a result of the Merger, in addition to our pre-Merger FormTool consumer software business, we are now the holding company of EcoSmart, which is an operating business centered around the development of a proprietary line of state-of-the-art specialty materials coatings that have a broad range of value-adding industrial, commercial, and residential applications.

The Merger Agreement contains certain detailed information regarding the terms of the Merger, which, in general, govern the contractual rights and relationships, and allocate certain risks, between and among the parties in relation to the Merger.  The Merger Agreement additionally sets out the legal effects and procedural mechanics surrounding the conversion and exchange of the EcoSmart common stock and other securities into FIND securities, including how and when the EcoSmart securityholders will receive new certificates reflecting the FIND securities to which they became entitled as a result of the Merger.

The Merger Agreement provides that, as of the consummation of the Merger (the “Closing”), which occurred on July 23, 2014 contemporaneously with the signing of the Merger Agreement, EcoSmart merged with and into Merger-Sub, a wholly-owned subsidiary of FIND recently formed under the laws of the State of Delaware for the specific purpose of effecting the Merger, and as a result, the entity that was EcoSmart prior to the Merger has now been merged out of existence while the business of EcoSmart has, as a result of the Merger, effectively become a wholly-owned subsidiary of FIND, albeit now held in the form of the recently-formed Delaware corporation.

Also as a result of the Merger:

▪
our existing articles of incorporation and bylaws, and the certificate of incorporation and bylaws of Merger-Sub, remain unaffected by the Merger, but the certificate of incorporation and bylaws of Merger-Sub have become the certificate of incorporation and bylaws of EcoSmart, as our wholly-owned subsidiary;

▪
in addition to the existing members of our board of directors, Steven Malone and John Kuehne, one new director, Donald Schoenfeld, has been added, and, collectively, these three individuals now also serve as the members of the board of directors of Merger-Sub;

▪	Steven Malone, as both president and chief executive officer, remains our only incumbent officer of each of FIND and Merger-Sub, though he now serves pursuant to an employment agreement;
▪	the liabilities and obligations of EcoSmart became the liabilities and obligations of Merger-Sub;
▪	each share of issued and outstanding FIND common stock and other securities issued and outstanding immediately prior to the Closing remain unaffected; and
▪
all of the issued and outstanding shares of common stock of EcoSmart were converted into a number of shares of FIND common stock such that all EcoSmart securityholders immediately prior to the Merger owned, in the aggregate immediately following the Merger, approximately 70% of our Common Stock on a fully-diluted basis, and all other issued and outstanding securities of EcoSmart convertible into or exchangeable for shares of EcoSmart common stock prior to the Merger, including any debentures, purchase warrants and stock options, were converted into equivalent securities of FIND convertible into shares of FIND common stock on a pro-rata basis.

The Merger Agreement contains certain representations and warranties of FIND and Merger-Sub, on the one hand, and TRC, on the other, most but not necessarily all of which are customarily found in similar agreements between comparable, similarly situated entities.  These representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights with respect to the representations and warranties they have made regarding their respective operational, financial, and other business characteristics, which in many cases are subject to material limitations and/or qualifications as specifically set forth in the corresponding provisions of the Merger Agreement.

Any right to pursue claims for breach of any of the representations, warranties, and/or other agreements arising under the Merger Agreement exist until July 23, 2015, which will be the one year anniversary of the consummation of the Merger.  Any breaching party shall, jointly and severally, indemnify, defend and hold harmless the non-breaching party for and against all damages and liabilities or amounts that are incurred or paid in settlement of or in connection with any such qualifying claim or proceeding arising out of any such breach.

The foregoing description of the Merger Agreement is merely a brief summary of certain of the agreement’s key terms and is qualified in its entirety by reference to the specific provisions of the Merger Agreement itself which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Malone Employment Agreement

Contemporaneous with consummation of the Merger on July 23, 2014, and viewed by the parties as a related aspect thereof, FIND and Merger-Sub entered into an employment agreement with Steven Malone to serve as our president and chief executive officer.  Since April 2010, when the last employment agreement between Mr. Malone and the Company expired, Mr. Malone, who has served in these positions for the past 14 years in total, has been doing so on an employment-at-will basis.  Among other terms and provisions, the employment agreement entered into as of Closing of the Merger provides that Mr. Malone will be employed by FIND and Merger-Sub with specific executive-level responsibilities for a term of 3 years, unless the term is either extended or the agreement is terminated at some time prior to the duration of the term by either party, either for cause, without cause, due to disability or death, or voluntarily.  During the term of the employment agreement, and in addition to certain benefits, expense coverage and severance compensation, Mr. Malone is entitled to a base annual salary of not less than $150,000, as well as an annual cash bonus equal to 1% of FIND free cash flow, as such term is specifically defined therein.

The foregoing description of Mr. Malone’s employment agreement is merely a brief summary of certain of its key terms and is qualified in its entirety by reference to the specific provisions of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 1.02    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As disclosed in a current report on Form 8-K filed by us on January 29, 2014, we entered into a definitive Agreement and Plan of Merger on January 23, 2014 with Merger-Sub, TRC, and EcoSmart, as well as certain of our affiliated stockholders (the “Original Merger Agreement”).  Pursuant to the Original Merger Agreement, we had agreed to enter into a series of transactions centered around a statutory merger, pursuant to which we would issue what would have amounted to approximately 70% of our Common Stock in exchange for all of the issued and outstanding capital stock of EcoSmart.  The basic economic and other terms of the Original Merger Agreement were very similar to the Merger Agreement, but, among other differences, the Original Merger Agreement contemplated a period between its execution and its closing, something not contemplated by the Merger Agreement.  For a variety of reasons centered around transactional mechanics for the most part, a restructuring of the Original Merger Agreement resulted in what became the Merger Agreement.

Pursuant to Section 6.10 of the Merger Agreement, the Original Merger Agreement was terminated as of July 23, 2014, effectively superceded by the Merger Agreement, and is of no further force or effect.

ITEM 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As disclosed above under Item 1.01, as of the Closing, and pursuant to the Merger Agreement, the shareholders of EcoSmart effectively exchanged all of their shares of EcoSmart common stock for 111,193 newly issued shares Series MX Convertible Preferred Stock which, upon issuance at Closing and as of the date hereof, represents 70% of our total issued and outstanding Common Stock on an as-converted, fully diluted basis.

As more fully described in Item 5.02 below, as of the Closing, we appointed one new member to our board of directors, which now consists of three members, each of whom are expected to serve until their death, incapacitation, resignation, removal, or until their successor has been duly elected by our stockholders and assumed such role.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Current Report on Form 8-K, on July 23, 2014, the Company acquired the business of EcoSmart pursuant to the Merger Agreement. Item 2.01(f) of Form 8-K provides that if a registrant is a shell company, other than a business combination related shell company, as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, (“Exchange Act”), immediately before a transaction such as the Merger, then, upon consummation of the transaction, such registrant must disclose the information that would be required if it were filing a general form for registration of securities on SEC Form 10 under the Exchange Act reflecting all classes of it’s securities subject to the reporting requirements of Section 13 of the Exchange Act.

Although we do not believe that we meet the definition of a shell company for purposes of the additional disclosure required by Item 2.01(f) of Form 8-K, because we recognize that the extent of our assets and operations, coupled with the relative extent of EcoSmart’s assets and operations and the change in our overall strategic direction expected to result from the Merger, render the transaction one otherwise apparently contemplated by the mandate of Item 2.01(f) of Form 8-K, we have elected to voluntarily comply with the mandate of Item 2.01(f) of Form 8-K as if we did meet the definition of a shell company.  In this regard, we are providing below the information that we would be required to disclose on Form 10 under the Exchange Act if we were to be filing such form.  Please note that the information provided below relates to the combined enterprises of the Company and EcoSmart, after consummation of the Merger, except that information relating to periods prior to the date of the Merger relate to either FIND or EcoSmart, as applicable, depending on the particular context.

Information in response to this Item 2.01 below is based generally on the format of Form 10.

BUSINESS

Our headquarters and operations are based in Lake Park, Florida.  Our business is comprised of two distinct operating divisions.  One of these divisions, EcoSmart, which we acquired as a result of the Merger, centers around the development of a proprietary line of specialty materials coatings that have a broad range of value-adding industrial, commercial, and residential applications.  The other division, FormTool, which we acquired in February 2008, is focused upon the production, marketing and distribution of a line of consumer software products that offer quality, professionally designed forms for business, accounting, construction, sales, real estate, human resources and personal organization needs.
        History and Background

Prior to the Merger, and since 1999, our business had been developing, publishing, marketing, distributing and direct-selling off-the-shelf consumer and organizational software products for the Windows platform.  Following divestitures of two software titles which had consistently accounted for the overwhelming majority of our revenues while owned by us, including our Membership Plus product line, which we sold in late 2007, and our flagship QuickVerse product line, which we sold during 2011, and title acquisitions during the same period that, in the aggregate, have been relatively insignificant in offsetting the loss of revenues associated with those divestitures, our continuing operations, while not nominal, have been very limited and insubstantial in terms of revenue, both relative to what they had been prior thereto and by any appropriate standalone measure.  Specifically, our operations immediately prior to the Merger consisted exclusively of those relating to the FormTool line of products which we acquired in February 2008, as well as two language tutorial products, which were retained after the sale of the QuickVerse product line.  Due to a continuing lack of capital over a number of years, we were unable to meaningfully grow the FormTool line and develop related products, and our business and financial prospects became increasingly challenged.

As a result of the Merger, and although it is our current intention to continue to operate and further develop our FormTool product line and business, it is expected that our primary focus will shift going forward in the direction of the business of EcoSmart, where we believe the opportunities for our future growth are greater and have significantly more to offer economically.

Corporate Formation and Legacy

We were incorporated in the State of Nevada on November 7, 1997 as EJH Entertainment, Inc. On December 4, 1997, a predecessor corporation with the same name as our own but domiciled in Idaho was merged with and into us. Although the predecessor Idaho corporation was without material assets or operations as of the time of the merger, since being organized in 1968, it had historically been involved in mining and entertainment businesses unrelated to our current business.

Beginning in 1997, and although we were not then a reporting company under the Securities Exchange Act, our common stock was quoted on the OTC Bulletin Board (originally under the symbol “TIXX”, which was later changed to “TIXXD”).  On May 13, 1999, we changed our name to FINdex.com, Inc.  On March 7, 2000, in an effort to satisfy a newly imposed NASD Rule eligibility requirement that companies quoted on the OTC Bulletin Board be fully reporting under the Securities Exchange Act (thereby requiring recently audited financial statements) and current in their filing obligations, we acquired, as part of a share exchange in which we issued 150,000 shares of our common stock, all of the outstanding capital stock of Reagan Holdings, Inc., a Delaware corporation.  At the time of this transaction, Reagan Holdings was subject to the requirements of having to file reports pursuant to Section 13 of the Securities Exchange Act, had recently audited financial statements and was current in its reporting obligations.  Having no operations, employees, revenues or other business plan at the time, however, it was a public shell company.  As a result of this transaction, Reagan Holdings, Inc. became our wholly owned subsidiary and we became the successor issuer to Reagan Holdings for reporting purposes pursuant to Rule 12g-3 of the Securities Exchange Act.  Shortly thereafter, we changed our stock symbol to “FIND”.  Though it does not currently have any operations, employees, or revenues, Reagan Holdings remains our wholly owned subsidiary.

In addition to Reagan Holdings, we also have one other wholly owned subsidiary, Findex.com, Inc. (i.e. the same name as our own), a Delaware corporation.  Like Reagan Holdings, this entity, too, does not currently have any operations, employees, or revenues.  This subsidiary resulted from an acquisition on April 30, 1999 pursuant to which we acquired all of the issued and outstanding capital stock of FINdex Acquisition Corp., a Delaware corporation, from its then stockholders in exchange for 4,700,000 shares of our common stock, which, immediately following the transaction, represented 55% of our total outstanding common stock.  Our purpose for this acquisition was to broaden our then-existing stockholder base, an important factor in our effort to develop a strong market for our common stock.  On May 12, 1999, in exchange for the issuance of 457,625 shares of FINdex Acquisition Corp. common stock, FINdex.com, Inc., another Delaware corporation (originally incorporated in December 1995 as FinSource, Ltd.), was merged with and into FINdex Acquisition Corp., with FINdex Acquisition Corp. remaining as the surviving entity.  Our purpose for this merger was to acquire a proprietary financial information search engine for the Internet which was to serve as the cornerstone for a Web-based development-stage business, but which has since been abandoned.  As part of the certificate of merger relating to this transaction, FINdex Acquisition Corp. changed its name to FINdex.com, Inc.  We currently own 4,700,000 shares of FINdex.com, Inc. (the Delaware corporation), representing 100% of its total outstanding common stock.

EcoSmart

In its most recent corporate form, EcoSmart was organized in 2012.  The patents and other intellectual property forming the foundation of the EcoSmart business were originally developed during a preceding period dating back to 2003 in which it was operated by the developers of the Company’s technologies as Surface Modification Technologies, Inc. (“SMT”), a Florida corporation, and EcoSmart, LLC, a Florida limited liability company, which were sold together to TRC in 2012.  On January 20, 2012, EcoSmart Coating Technologies, Inc., a Florida corporation, was organized as a wholly-owned subsidiary of TRC.  Simultaneously, EcoSmart Surface Technologies, Inc., also a Florida corporation, was formed as a wholly-owned subsidiary of TRC.  With common ownership by TRC, the assets of each of SMT and EcoSmart, LLC were thereafter transferred in part to EcoSmart Coating Technologies, Inc. with the remainder to EcoSmart Surface Technologies, Inc.  On September 18, 2012, EcoSmart Surface Technologies, Inc. changed its name to EcoSmart Surface & Coating Technologies, Inc.  On October 19, 2012, EcoSmart Coating Technologies, Inc. was merged with and into EcoSmart Surface & Coating Technologies, Inc., leaving EcoSmart Surface & Coating Technologies, Inc. (“EcoSmart”) as the surviving corporation.

EcoSmart is divided into two basic product areas.  One product area is currently centered around a line of specialty industrial glass-based “smart surface” coatings that have a wide range of uses across each of the industrial, commercial, and household market segments and that are centered around a U.S. patented technology that, either on its own or when coupled with any of an array of available proprietary formula additives, offers a unique combination of beneficial surface properties that allow for a broad array of multi-surface and end-product applications.  The other product area involves a proprietary surfacing process – for which a U.S. patent is currently pending – to treat and cover existing floors, walls, counter-tops and table-tops, that offers property owners and occupants of all types a cost-effective means of enjoying a virtually limitless array of very lightweight, aesthetically desirable and high-demand decorative options, coupled with a variety of meaningfully beneficial surface-layer properties, without the necessity for having to remove and dispose of the floors, walls, counter-tops and table-tops already in place, and which process affords a uniquely attractive solution to those property owners and occupants otherwise facing the very costly, time-consuming and administratively burdensome challenges of having to remove and dispose of existing legacy-laden, chemically contaminated and/or vinyl asbestos tile (so-called “VAT”).

Over time, EcoSmart intends to develop itself in the strategic direction of becoming a leading research-oriented high-tech specialty “smart-surface” materials development and licensing company centered around a highly qualified research team and state-of-the-art research lab and applying a combination of organic and inorganic chemistries, materials science engineering, and nanotechnology.  EcoSmart currently has expertise and capabilities in each of these areas.

Organic chemistry is a chemistry sub-discipline involving the scientific study of the structure, properties, and reactions of organic compounds and organic materials (i.e., matter in its various forms that contain carbon atoms).  Inorganic chemistry, by contrast, refers to the chemistry sub-discipline aimed at understanding the synthesis and behavior of inorganic and organometallic compounds, generally focused on the silicon atom.  Nanotechnology is the creation of functional materials, devices and systems through control of matter (atoms and molecules) on the nanometer length scale (1-100 nanometers), and exploitation of novel phenomena and properties (physical, chemical, biological, mechanical, electrical) at that length scale.  Materials science engineering has as its focus the development of new products based on materials whose properties and behavior are controlled at the micrometer and nanometer scales, and through microfabrication technologies.

Currently, and as is expected to remain true in the near term, EcoSmart consists solely of the specialty coatings business and the specialty surfacing businesses, which, while possessing certain overlap in terms of underlying technology and product development, are operated by EcoSmart as separate divisions, chiefly because of certain differences in their respective business models and marketing strategies.

During the year ended December 31, 2013, EcoSmart revenues were approximately 70% attributable to sales within the specialty coatings division and approximately 30% attributable to sales within the specialty surfacing division. For the year ended December 31, 2012, these revenue percentages were approximately 63% and 37%, respectively.

Specialty Coatings Division

The surface is an integral aspect of virtually every physical object and often plays a fundamental role in many of the processes, beyond mere connectivity and structural support, that govern chemical and biological interactions involving the product.  In some instances, the surface serves to protect the internal elements of the object that it surrounds; in others, it provides an entry point into those chemical or biological systems.  In most, combinations of these attributes are present, and the potential variations are both vast in number and complex in structure.

The EcoSmart specialty coatings division produces, markets, and distributes a line of effectively invisible glass-based specialty coatings – “smart surfaces” – that have a wide range of industrial, commercial, and household applications that add a competitive advantage to a given product or surface through a variety of protective and other features.  With an addition of only 50 millionths to 2 thousandths of an inch in surface thickness (depending on which product is used), no loss of either hardness, on the one hand, or pliability, on the other, and no reduction in photon (light) penetration, the patented platform technology, either on its own or when coupled with any of an array of available proprietary formula additives, offers the following unique combination of beneficial protective, maintenance-reducing, performance-enhancing and cosmetically-enhancing properties to most surfaces, including metals, plastics, paints, fabrics, vinyl, wood, masonry, or concrete, in each case without regard to temperature, climate or most other environmental conditions, without hazard to either human, animal or plant health/life, and for a period of up to as many as approximately 15-20 years:

Protective Benefits
Against Physical Surface Damage		Against Surface Appearance / Cosmetic Degradation
▪	Resistant to Abrasion / Scratching	▪	Resistant to Dust / Dirt / Grime
▪	Resistance to Corrosion	▪	Resistant to Staining
▪	Resistant to Oxidation	▪	Resistant to Color Fading
▪	Resistant to (Effects of) Weather / Elements	▪	Resistant to Fingerprints
▪	Resistant to (Effects of) UV	▪	Resistant to Marking / Graffiti
▪	Resistant to (Effects of) All But Most Extreme Alkaline or Acidic Chemicals	▪	Oleophobic (Oil-Repellent)
▪	Resistance to (Effects of) Acid Rain
▪	Resistance to (Effects of) Guano (excrement of birds, bats, seals, etc.)
▪	Resistance to Termite Infestation

Against Human Health Risks / Contagion		Against Human Physical / Safety Risks
▪	Resistant to Bacterial Growth / Germs (sometimes referred to as “Self-Sterilizing”)	▪	Slip-Resistant When Wet
▪	Resistant to Mold / Fungal Spore Growth
▪	Resistant to Small and Large Viruses

       Maintenance-Reducing Benefits (sometimes referred to as “Self-Cleaning” attributes)

▪	Hydrophobic (Water-Repellent
▪	Oleophobic (Oil-Repellent)
▪	Resistant to Dust / Dirt / Grime
▪	Rinses Cleans with Only Water and/or Mild Detergent

       Performance-Enhancing Benefits

▪	Improved Hydrodynamics / Drag Reduction / Fuel Efficiency
▪	Improved Aerodynamics / Drag Reduction / Fuel Efficiency
▪	Energy Efficiency

       Cosmetically-Enhancing Benefits

▪	Enhanced Color Clarity
▪	Enhanced Gloss / Sheen
▪	Enhanced Reflection

With the extraordinary array of beneficial properties identified above, certain but not all of which have been independently lab-tested and verified, the range of potential applications of EcoSmart’s specialty coatings is notably far-reaching, spanning across numerous industrial, commercial, and household segments.  While the Company is currently focusing its pursuit on only several of these potential applications, and there can be no assurance that it will ever pursue any one or more of the others, it has identified the following as potential markets, among others, to be explored and possibly pursued over time:

▪	residential, commercial, and industrial building / construction	▪	automotive / auto body
▪	interior and exterior flooring and tiling / pavers	▪	motorcycles and ATVs
▪	sewage infrastructure, highways, bridges	▪	boats, jet-skis and snowmobiles
▪	oil & gas drilling / production equipment	▪	windshields
▪	solar panels, reflectors and heliostats	▪	bathroom fixtures
▪	wind turbines	▪	kitchen countertops and cabinetry
▪	HVAC / commercial refrigeration systems	▪	swimming pools and hot-tubs / jacuzzis
▪	desalination and potable water systems	▪	outdoor home decking
▪	aircraft / drones	▪	patio furnishings
▪	military equipment and weapons systems	▪	outdoor cooking hardware
▪	spacecraft / satellites / space-stations	▪	outdoor lighting systems
▪	passenger cruise ships	▪	kitchen and other household appliances
▪	railroad / monorail	▪	telescopic equipment
▪	medical equipment, operating environments and implant devices	▪	sunglasses
▪	biometric and other security devices	▪	water/snow skis, surf boards, and other sporting goods
▪	industrial machinery and robotics	▪	protective helmets and sporting gear
▪	telecommunications hardware	▪	playground equipment / apparatus
▪	textiles	▪	camping equipment
▪	smart-phones and tablets	▪	home furnishings, picture frames and decorative items

To date, the Company has not commissioned or otherwise undertaken or obtained any comprehensive market study in respect of any one or more of the above-listed potential product applications.  The immediate-term focus of the Company is on the following five, unrelated applications, each of which has been selected based on management’s combined assessment of (i) the relative size, age and projected growth trend of the subject market, (ii) experience, observational/anecdotal intelligence, and testing results previously obtained in relation to the application, (iii) the relative strength of the value proposition to prospective customers, (iv) the comparative time-to-market, (v) the comparative cost-to-market coupled with existing industry relationships and available resources, (vi) the relative geographic accessibility of the market, (vii) the seasonality of the market, if any, (viii) the relative barriers-to-entry within the market, (ix) the relative, projected length of the particular sales cycle, (x) the projected gross profit margins, (xi) both the presence within the subject market, together with the relative quality, of competitive products, and (xii) the relative size and strength of the individual competitors:

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Hardscape.  This is the market segment defined by EcoSmart to include applications involving surfaces consisting of pavers, poured and stamped concrete, natural stone, brick, and ceramic tile.  It has been targeted based on a combination of all of the factors identified above, with a particular emphasis on (i) geographic accessibility to the regional market of South Florida, in which the Company maintains its executive offices and principal operations, and (ii) relative ease of installation.  At a competitive price point, the Company’s products offer this market a high-grade, functional alternative to comparatively under-performing water-based hardscape sealants, and one with numerous unique, secondary benefits.  The marketing and sales strategy being applied by EcoSmart is a dual-pronged approach aimed at manufacturers of primary materials, on the one hand, and contractor-installers, on the other.  Able to rely for showcasing purposes on a recent major installation involving 310,000 square feet of pavers at the newly-opened Palm Beach Outlet Mall in West Palm Beach, Florida, the Company believes it is poised for an aggressive roll-out in the hardscape arena.

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Solar Panels, Reflectors and Heliostats.  This is the alternative energy production and related hardware application market segment consisting of photovoltaic (PV) solar panel modules, reflectors, and heliostats (computer-controlled, curved mirrors which concentrate the sun’s rays and keep them reflected on a target as the sun moves across the sky) in relation to which the value-proposition associated with EcoSmart’s product offerings arise out of the “self-cleaning” attributes they afford.  Because of the economic importance in maximizing the capture of incoming photons for energy conversion output, insuring the consistent cleanliness of solar panels has become an increasingly high priority and a continuing challenge throughout the industry, and the worldwide demand for coatings with efficiently “self-cleaning” properties – such as those produced by EcoSmart, which do not come at the expense of the optical properties of high transmission (in the PV modules) or high reflectance (in the heliostats) – is growing rapidly.  In its earliest stages of market entrance, but driving the forefront, EcoSmart is currently targeting both domestic and foreign PV panel manufacturers as well as operators of distributed solar energy farms.  In respect of both groups, and though there can be no assurance, the Company seeks to build its business through the securing of long-term, ongoing supply contracts.  EcoSmart is aggressively targeting this application based on a combination of all of the factors identified above, including most notably the relative newness and projected growth rate of the developing market.  Recently conducted initial field tests utilizing EcoSmart product, moreover, have been promising, showing in excess of a 30% increase in efficiency over uncoated PV array panels due primarily to increased cleanliness.

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Oil & Gas Drilling / Production Equipment.  This is the market segment application surrounding the opportunity to sell certain EcoSmart coatings to be used as protective pipe linings for use in the oil-drilling and fracking industries, and as a protective coating on micro-turbines, hydraulic systems, and related heavy equipment used in the industry.  According to recent industry reports, and with industrial coatings generally comprising more than approximately a third of the worldwide aggregate coatings market, the oil and gas segment is one seen as holding the greatest growth potential.  Based on the preliminary results of early-stage field and lab tests being conducted by prospective customers, and though there can be no assurance, management believes the effectiveness of its products for this purpose is already higher than many competing products with the potential for material refinement in the near-term with only minor modification, and that the market and demand for these products is potentially very significant.  EcoSmart is aggressively targeting this application based on a combination of all of the factors identified above, and, to date, it has been pursuing potential distribution opportunities through select industry operators.

▪
HVAC / Commercial Refrigeration Systems.  This is the market segment application consisting of coatings for HVAC and commercial refrigeration systems intended to serve as protection from corrosion, including in salt water, acid, alkaline and chemical environments, and from clogging by particles of mold, pollen, dust, and soot.  Testing in this area has shown that there is a significant efficiency loss factor on HVAC units due to natural oxidation and the restricted airflow caused by dirt that collects on the condenser coils. With a product that repels moisture and contaminants, offers increased operating/energy efficiency of 12-15% over the life of a subject condensing unit, and substantially reduced cleaning requirements generally, management believes a significant opportunity exists for the Company within this market.  Accordingly, EcoSmart has targeted this application based on a combination of all of the factors identified above and is currently in the process of developing a strategic marketing plan aimed at this segment.

▪
Potable Water Systems.  This is the market segment application for coatings to be applied in the manufacture of drinkable water systems used in remote workplaces where the environmental conditions are unusually harsh, and potable water is otherwise unavailable, including, for example, offshore and desert oil rigs, and naval ships.  Based on the preliminary results of prospective customer field and lab tests, and though there can be no assurance, management believes the quality of its products for this purpose is better than many alternatives already widely available, and that the market and demand for these products is potentially material.  EcoSmart is targeting this application based on a combination of all of the factors identified above, though, to date, it has not determined the distribution strategy it intends to pursue.  It is expected, however, that such strategy will be built principally on a licensing model.

In general, though not necessarily across all segments, EcoSmart intends to pursue a strategic approach to identified market opportunities that relies on master distribution arrangements within individual product/application industry verticals.  An emphasis is being made in the immediate-term on the establishment of such master distribution relationships holding what management believes to be an industrial customer-base with the greatest potential likelihood of benefitting without a significant lag-time by incorporating the specialty smart coatings as a product upgrade to their respective current offerings.

For purposes of development, competitive analysis, and prioritizing sales initiatives and resource deployment, EcoSmart views its specialty coatings business in terms of numerous individual markets identified in each case by reference to the particular combination of Company product, on the one hand, and targeted surface and application, on the other.  While the Company’s complete line of individual specialty coatings products includes more than fifteen separate formulations, the following list identifies the Company’s principal five products, by name, together with their respective primary targeted surfaces and application categories, as well certain information in each case relating to their unique benefits in relation to the target application:

Product Name:	ECT-1 General Purpose Surface Treatment
Primary Targeted Surfaces:	tile, masonry, paint, cement, stucco, metals, plastics, fabric, flame-exposed, cryogenic
Primary Target Application Categories:	interior and exterior flooring and tiling / pavers
Featured Properties For Target Application:
hydrophobic (water-repellent) and oleophobic (oil-repellent); slip-resistant when wet; protective barrier at all temperatures resistant to abrasion/scratching, corrosion, oxidation, microbials, (effects of) weather/elements, UV, guano, acid rain, staining, color fading, mold/fungal spore growth

*     *     *

Product Name:	ECT-2 General Purpose Polyurethane Coating
Primary Targeted Surfaces:	ceramic floor tile, terrazzo, granite
Primary Target Application Categories:	interior and exterior flooring and tiling / pavers
Featured Properties For Target Application:
water-based low VOC (volatile organic compound); extreme chemical-resistance; available with anti-slip additives; single coat potentially equivalent to three coats of competitive product in terms of physical performance.

*     *     *

Product Name:	ECT-5 HVAC Corrosion Energy Coating
Primary Targeted Surfaces:	all surfaces of condensing unit, including coils, copper lines, compressor and cabinet
Primary Target Application Categories:	HVAC and refrigeration condensing units, micro turbines and other equipment on oil rigs
Featured Properties For Target Application:
“glassifying surface treatment”; condensing unit protection from corrosion, including in salt water, acid, alkaline and chemical environments; protection from clogging by particles of mold, pollen, dust, and soot; increased operating/energy efficiency of 12-15% over life of condensing unit; reduced cleaning requirements generally, and condensing units easily cleaned with only water and/or mild soap eliminating need for caustic coil cleaners; reduced maintenance for cooling towers and chiller barrels

*     *     *

Product Name:	ECT-10 Universal Micro-Coating
Primary Targeted Surfaces:	glass, mirrors, fiberglass, paints, plastics, metals, fabrics, granites
Primary Target Application Categories:	automotive/motorcycle/marine interior and exteriors, countertops, sunglasses, surfboards, water and snow skis
Featured Properties For Target Application:
ultra-thin (50 millionths of an inch) gasified glass layer version of ECT-1 that be easily applied directly by consumers and last for 6-8 months; hydrophobic (water-repellent) and oleophobic (oil-repellent); repels dirt and dust, including brake dust; exceptional clarity on glass and mirrors by filling in microscopic voids in the surface (tests conducted by the Ford Motor Company showed improvement in the “Distinction of Image” measurement (clarity of a glossy surface) of 10% on new, and 20% on old, automotive paint); protective barrier at all temperatures resistant to abrasion/scratching, corrosion, oxidation, microbials, (effects of) weather/elements, UV, guano, acid rain, acid damage from insects, staining, color fading, mold/fungal spore growth

*     *     *

Product Name:	ECT-775
Primary Targeted Surfaces:	pavers, concrete, roofing tile, ceramic tile, and other porous surfaces
Primary Target Application Categories:	floors, walls, decorative panels, swimming pools, solar panels, reflectors
Featured Properties For Target Application:	able to be applied in heavy coats; protective against staining, chemicals, UV fading, slipping; “self-cleaning”

The most unique feature shared by the EcoSmart coatings, and the specific focal point of a patent held by the Company considered by it to be the centerpiece of its smart surface technology, is the positive surface charge they possess once applied.  It is this positive surface charge that is responsible for their most unique and valuable properties identified above, including the hydrophobicity, oleophobicity, microbial and fungal resistance, dust-repellance, and the enhanced aerodynamics and hydrodynamics.

Hydrophibicity is a term largely unfamiliar to many outside scientific circles, but that describes a quality with which most everybody has a basic familiarity.  Surfaces may be characterized as either hydrophilic or hydrophobic depending on whether or not they attract or repel water or other water-based liquids.  Hydrophilic and hydrophobic surfaces are abundant in both nature as well as in synthetic materials, and they exist both organically and inorganically in terms of chemical composition.  A hydrophilic surface can be wet and may adsorb water; a hydrophobic surface cannot and will not – it is compositionally incapable of becoming wet.  An example of a hydrophilic surface encountered routinely in daily life are sponges, which, of course, readily soak up whatever water with which they come into contact, at least to the point of saturation.  Hydrophobic materials and coatings, by contrast, prevent water from pooling on their surfaces.  In scientific terms, hybrophobicity is caused by surfaces that disrupt the hydrogen bonding in water; so as to minimize the disruption in its molecular makeup, the water droplet pushes itself away from the surface to minimize its contact area, thus becoming very tightly bound.  Hydrophobic materials are generally easy to identify because water forms into droplets upon contact with them after which they tend to roll around freely, like marbles on a flat Formica countertop, as occurs commonly on the freshly waxed exterior of a car or recently cleaned windshield with new wiper blades.  The more hydrophobic the material (all the way up to and including so-called “superhydrophobic” surfaces), the stronger this effect, until the water effectively floats or skims across the surface with what amounts to very low friction.  Naturally occurring hydrophobic surfaces include many species of plant leaves and flower petals, as well as many types of bird feathers and the outer body parts of a variety of insects; the lotus leaf is among the most hydrophobic of naturally occurring hydrophobic surfaces.  Synthetic hydrophobic surfaces include such household-name brands as Scotchgard™ treated fabric, Teflon® coated metal, or Rain-X® coated glass.

Oleophobicity is a property very comparable to hydrophobicity, but it relates to oil-repellancy, not water-repellancy.  There are important technical differences, but, for practical and basic observational purposes, they are very similar.

In terms of chemistry, EcoSmart’s platform smart surface, and the coating variations identified above that it serves as a basis for, are inorganic, formed as they are of chemically “grown” glass.  The process by which they form upon application can be likened to the process, witnessed by many daily in science classrooms, labs, or at home with popular science kits, whereby quartz crystals are effectively “grown” in a solution.  This is important because it results in the establishment of a uniquely firm chemical bond between the coating and the surface, far stronger than would exist through either a mechanical or light bonding (the traditional alternatives), fundamentally setting the coatings apart from most others.  When coupled with the unusually thin layer they inhabit – approximately 50 millionths to 1-2 thousandths of an inch – the combination of properties leaves them notably flexible, permitting their use in connection with such items as fabrics, plastics, and pliable floor-boards, yet hard, durable, and resilient, particularly when refined with select additives.

The additives used in the various EcoSmart coating formulations available to customers fall into three basic categories.  In the first category are color tints, which, in recent years, have seen major technology advancements in terms of durability, variety and depth of color, reflectivity, and fade-resistance.  Through developing strategic relationships, EcoSmart has available to it a wide range of the most advanced offerings in this regard.  In the second category are additives intended to provide increased hardness and wear-resistance.  Here, too, EcoSmart has access to what it believes are some of the most superior materials available.  In the third category is a single additive, ConShield™, an EPA approved “on-contact” mechanical microbial germ and virus so-called “quat” (industrial and commercial quaternary ammonium) killer – that works in such a way as to prohibit the mutation of microbials which can otherwise become resistant over time to chemical kill mechanisms, such as antibiotics – capable of fortifying any EcoSmart coating with additional protection against bacteria and relatively large viruses/microbials, including, for example, Methicillin-resistant Staphylococcus Aureus (more commonly known as “MRSA), Clostridium difficile bacterial infection (more commonly known as “C-diff”), and Influenza A virus subtype H1N1 (more commonly known as “H1N1” or “Swine Flu”).  By combining the EcoSmart coatings – which, based on their positive surface charge, already powerfully discourage the growth of many of the smaller, more common viruses which can exist between active elements of existing “on-contact” killers (such as the Norovirus, for example, a concern long plaguing the vacation cruise ship industry) – with ConShield™, available to EcoSmart through an informal, strategic joint-marketing arrangement with its manufacturer, a unique, broader spectrum of microbial protection is afforded, un-matched, in the belief of EcoSmart management, by any other product in anti-microbial effectiveness.

Competition

Product performance, technology, cost effectiveness, quality and technical and customer service are major competitive factors in the industrial coatings businesses. EcoSmart management is unaware of any one or more products possessing the same combination of physical properties, and that, on the whole, offers the same array of benefits, as its proprietary line of specialty smart surface coatings.  There can be no assurance, however, that there not products under development or already in existence and in the early stages of market introduction of which management is not yet aware. The market for industrial and product performance coatings is extremely large, broad in scope, and consists of many different segments and sub-segments, each of which involves a range of product applications.  It is also increasingly characterized by rapidly evolving technology.  Precisely because of the wide array of beneficial properties they possess, and notwithstanding the U.S. patent held by us on our platform smart surface technology, the specialty coatings produced and distributed by EcoSmart should be viewed as competing with other coatings products across a wide variety of the various existing market segments and sub-segments.  Hydrophobic and antimicrobial coatings, for example, are each segments in which numerous companies are aggressively competing with one another worldwide, both in terms of technology and market share, but that, combined, represent only a minor portion of the aggregate competition that EcoSmart should be viewed as meaningfully confronting.

The competition faced by EcoSmart in relation to its proprietary line of specialty smart surface coatings includes both public and private organizations and collaborations among academic institutions and large companies, both domestic and foreign, most of which have significantly greater experience and financial resources than EcoSmart.  Management expects that EcoSmart’s most significant competitors in its specialty coatings business will tend to be larger, more established companies, including many major multinational corporations such as Akzo Nobel N.V., PPG Industries, Inc., Axalta Coating Systems, BASF Corporation, and Valspar Corporation.  In general, these companies are all developing products that, at some level or in one or more ways, compete with those of EcoSmart and, in addition to many existing issued and pending patents, they have significantly greater capital and other resources available to them for research and development, testing, seeking and obtaining any required regulatory approvals, marketing and distribution.  In addition, many smaller coatings and related nanotechnology companies have formed strategic alliances or collaborative arrangements, partnerships, and other types of joint ventures with larger, well-established industry competitors that afford these companies’ potential research and development and commercialization advantages, and may be aided in becoming significant competitors through rapid evolution of new technologies.  Academic institutions, governmental agencies, and other public and private dedicated research organizations are also financing and conducting research and development activities that could result in the introduction of products directly competitive to those of EcoSmart.

Specialty Surfacing Division

The EcoSmart specialty surfacing division produces, markets, and installs, directly and through third-party contractors, a proprietary system to treat and cover existing floors, walls, counter-tops and table-tops, providing property owners and occupants of all types with a cost-effective solution that affords a virtually limitless array of very lightweight, aesthetically desirable and high-demand decorative choices, coupled with a variety of meaningfully beneficial surface-layer properties.  Through a combination of advancements in applied chemical engineering, enhanced digital imaging and printing technologies, as well as EcoSmart’s own specialty coatings, the system, marketed under the brand name EcoSmart Digital Flooring™, is able to generate a safe, rugged, durable, maintenance-friendly, and monolithic flooring alternative containing the sharp, color-rich visual imagery of virtually any desired pattern, design, photo, graphic, logo, or inlaid artwork, on the one hand, or, alternatively, carrying the textured, virtually indistinguishable appearance of natural, solid materials traditionally associated with both classic and contemporary flooring applications, such as hardwood, marbles, and granites, but at a fraction of the weight, on the other.

Developed over recent years in cooperation with Bayer Material Sciences, one of the largest resin suppliers worldwide, EcoSmart Digital Flooring system centers around a unique compound – for which a U.S. patent is currently pending – which chemically activates any unclean surface (including a floor), allowing a clear resin/polymer base floor-coating to be integrally – chemically – bonded to it.  The process further encompasses the integral high-definition digital printing component, effected vis-a-vis a porous media embedded in the clear resin base floor-coating, as well as a surface preparatory agent and a topcoat drawn from products belonging to EcoSmart’s family of specialty coating formulations, all of which combine to deliver not only a visually appealing, premium quality end-product reasonably expected to meet and exceed the most demanding commercial grade standards for any indoor and/or outdoor application, but one that also features enhanced protection, stability, durability and slip-resistance.

Taken as a whole, and depending in each case on the particular starting surface involved, on the one hand, and desired end-product, on the other, the system involves either a two, three, or five step procedure, with each step corresponding to an additional layer/coating of a particular proprietary EcoSmart formulation:

Two-Step Procedure:	(1) ECT 110 – Surface Preparatory Agent
(2) ECT 210 – Encapsulating Base Coat

Three-Step Procedure:	(1) ECT 110 – Surface Preparatory Agent
(2) ECT 210 – Encapsulating Base Coat
(3) ECT 310 – Color Polyaspartic Top Coat

Five-Step Procedure:	(1) ECT 110 – Surface Preparatory Agent
(2) ECT 210 – Encapsulating Base Coat
(3) ECT Surfaces Digital Design/Image
(4) ECT 310 – Color Polyaspartic Mid Coat
(5) ECT 775 – Top Coat

A notably unique aspect of the EcoSmart Digital Flooring system is that, because of the end-result both enabled and facilitated by the underlying chemical technology, the necessity for having to remove and dispose of existing flooring and baseboards, or wall tiling, and, in many cases, to purchase replacement flooring or surfacing, is entirely eliminated.  This feature is attributable to the fundamental nature of the final product made possible by the system, which, as applied, resides directly over an existing floor – be it wood, wood laminate, engineered wood flooring, ceramic tile, concrete slabs, and including formerly carpeted areas – with as little as 1/16th of an inch in additional, even surface thickness, devoid of irregularities.  The resultant negation of any need for demolition and clean-up afforded by the system, and the avoidance this leads to in associated dust-up and diminution in air-quality that would otherwise follow, is not insignificant, particularly when occurring in homes or small business; it is not uncommon for such clean-up to otherwise have to include the air-handling system, and for the subject premises to have to be vacated in the meantime.  A complete install utilizing the EcoSmart Digital Flooring system, by contrast, requires only minor preparation and typically takes – for a residential floor, for example – approximately two days, during which occupants can remain on the premises because there is neither dust nor other particulates, nor anything more than a minor odor, released into the immediately surrounding environment.

While an attractive option both aesthetically and economically for most any application, EcoSmart Digital Flooring presents EcoSmart with one of its most compelling, immediate-term to long-term market opportunities because it has proven particularly well-suited for those faced – increasingly through federal and state level regulatory mandates coupled with substantial monetary fines for non-compliance – with the unique and daunting challenges of having to work with legacy-laden, chemically contaminated (with, for example, asbestos, fossil fuel residues, or other potentially hazardous substances), and/or, most notably, vinyl asbestos tile (so-called “VAT”), floors and walls.  This is because of the heightened importance in such situations of having to undertake the intensely regulated, administratively burdensome, highly dangerous, and very costly processes of specialized demolition, removal, and disposal of the contaminated substrates, which are inherently hazardous to human health in most cases, and often lethally carcinogenic, and the comparatively low-cost avoidance of all that made possible through use of the EcoSmart Digital Flooring system rather than abatement or other officially EPA sanctioned forms of remediation.  Applying the technology, old asbestos-based tile, for example, can be chemically bonded and very effectively encapsulated for all purposes – including those arising under applicable EPA guidelines – without the need for any of the machine abrasion and otherwise highly-intensive cleaning processes traditionally associated with the handling of friable, asbestos-fibre-laden materials, and without the need for specialized and expensive hazmat materials treatment and disposal.  Consisting of a highly durable coating with resultant flexibility properties such that it can tolerate elongation of up to approximately 100% once installed, the containment provided by this encapsulation is not jeopardized by potential cracking and future instability in the composition of the asbestos materials, thereby effectively eliminating the risk of future liberation and exposure of the hazardous substances.

Although there can be no assurance as to which markets will be targeted by EcoSmart over time, or in what order they may be targeted, the potential markets for the EcoSmart Digital Flooring system include owners or operators of essentially all types of premises:

▪	residential properties, including all single and multi-family homes, apartments, condominiums, cooperatives
▪	commercial properties, including retail spaces, office complexes and buildings, restaurants, and gas stations
▪	hospitals, medical centers and research laboratories
▪	private and public schools and universities
▪	churches, synagogues, temples and other places of worship
▪	federal, state and local government occupied buildings and properties
▪	factories, storage facilities, and related industrial buildings and complexes

To date, the EcoSmart Digital Flooring system has been used with favorable results, through installations conducted by EcoSmart, in more than twelve U.S. Veteran’s Administration (VA) facilities, six Wal-Mart stores, and four Bed, Bath and Beyond retail outlets, and through installations conducted by approved distributor-contractors, an additional 150 Bed, Bath and Beyond outlets.  In each of these cases, the installations principally involved restrooms, kitchens and other tiled areas.

Competition

EcoSmart management is unaware of any one or more products possessing the same combination of physical properties, and that, on the whole, offers the same array of benefits, as the EcoSmart Digital Flooring system.  There can be no assurance, however, that there not products under development or already in existence and in the early stages of market introduction of which management is not yet aware. The market for comparable floor, wall, tabletop and countertop surfacing products and systems is extremely large, broad in scope, and consists of many different participants.  It is also increasingly characterized by rapidly evolving technology.  Notwithstanding the unique attributes of the EcoSmart Digital Flooring system, or the U.S. patent-pending on it, it should be viewed as competing with all other products in the market vying for differentiation and customers.

The competition faced by EcoSmart in relation to the EcoSmart Digital Flooring system includes both public and private organizations and collaborations among academic institutions and large companies, both domestic and foreign, most of which have significantly greater experience and financial resources than EcoSmart.  Management expects that EcoSmart’s most significant competitors in its specialty surfacing business will tend to be larger, more established companies, including many major multinational corporations such as Akzo Nobel N.V., PPG Industries, Inc., Axalta Coating Systems, BASF Corporation, Valspar Corporation, Dupont, and Sherwin-Williams.  In general, these companies are all developing products that, at some level or in one or more ways, compete with those of EcoSmart and, in addition to many existing issued and pending patents, they have significantly greater capital and other resources available to them for research and development, testing, seeking and obtaining any required regulatory approvals, marketing and distribution.  In addition, many smaller surfacing product/system companies have formed strategic alliances or collaborative arrangements, partnerships, and other types of joint ventures with larger, well-established industry competitors that afford these companies’ potential research and development and commercialization advantages, and may be aided in becoming significant competitors through rapid evolution of new technologies.  Academic institutions, governmental agencies, and other public and private dedicated research organizations are also financing and conducting research and development activities that could result in the introduction of products and systems directly competitive to those of EcoSmart.

EcoSmart-Related Intellectual Property

Patents and Licenses

The competitive environment in which EcoSmart operates is largely driven by technology, proprietary or otherwise.  In general, companies in this environment seek to develop competitive advantages – both offensive and defensive –through the obtaining and maintaining of relevant patents relating to their respective technological advancements.  As a science and technology based company, EcoSmart believes that securing intellectual property is an important part of protecting its research, and that, in particular, patent, as well as related trade secret – protection, is critical for the new specialty coatings and surfacing technologies it develops, as well as any products and processes derived through them.

By way of assignment, EcoSmart currently holds one United States patent relating to our smart surface specialty coatings technology and one United States patent pending relating to our EcoSmart Digital Flooring system:

Title	Awarded	Pending	Expiration
Method of Treating Surfaces For Self-Sterilization and Microbial Growth Resistance	X		2025
Decorative Monolithic, Functionally Bonded Composite Surface Overlayment System and Application Process		X

Over time, EcoSmart intends to apply for additional patents relating to advancements it achieves through its research and development initiatives.  There can be no assurance however, that any of the patents currently held, or any obtained in the future, will prove adequate to protect its technologies or that it will have sufficient financial and resources to keep others from infringing the exclusive rights it possesses in relation to its technologies.  The fields in which EcoSmart operates have been characterized by significant efforts by competitors to establish dominant or blocking patent rights to gain a competitive advantage, and by considerable differences of opinion as to the value and legal legitimacy of competitors’ purported patent rights and the technologies they actually utilize in their businesses.

Because we may license our technology and products in foreign markets, we may also seek foreign patent protection for some specific patents. With respect to foreign patents, the patent laws of other countries may differ significantly from those of the United States as to the patentability of our products or technology.

It is possible that competitors in both the United States and foreign countries, many of which have substantially greater resources and have made substantial investments in competing technologies, may have applied for, or may in the future apply for and obtain, patents, which will have an adverse impact on our ability to make and sell our products.  There can also be no assurance that competitors will not infringe on our patents or will not claim that we are infringing on their patents.  Defense and prosecution of patent infringement suits, even if successful, are both costly and time consuming. An adverse outcome in the defense of a patent infringement suit could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties or potentially even require us to cease our operations.

Certain aspects of EcoSmart’s know-how and technology are not patentable, or, for strategic reasons, are best protected in the determination of management by leaving them unpatented.  In this regard, trade secrets play an important part in the Company’s intellectual property strategy, and EcoSmart vigilantly seeks to protect them.  To protect our proprietary position in trade secrets, we require all employees, consultants, advisors and collaborators with access to our technology to enter into confidentiality and invention ownership agreements with us.  There can be no assurance, however, that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure.  Further, in the absence of patent protection, competitors who independently develop substantially equivalent technology, or otherwise acquire it, may adversely impact our business.  If and when we discover that any trade secrets have been misappropriated, it is expected that we will, unless we otherwise determine for strategic or similar reasons, report the matter to governmental authorities for investigation and potential criminal action, as appropriate.  In addition, and to the extent that we have the available financial resources, we intend to take all reasonably required measures in an effort to mitigate any potential adverse economic impact, which may include civil actions seeking redress, restitution and/or damages based on loss to the Company and/or unjust enrichment.

EcoSmart owns the rights to two unique registered trademarks for its proprietary digital flooring system.  One of these is for the name “EcoSmart Digital Flooring” system itself, and the other is for a name the use of which the Company has abandoned and has no present intention of using or otherwise benefitting from in the future.  The Company is in the process of evaluating its options in connection with the registering of other trademarks, both for its specialty coatings business and its specialty surfacing business, and this process is expected to be ongoing.  Unlike patent rights, ownership rights in trademarks do not expire if the trademarks are continued in use and properly protected.

EcoSmart Product Returns Policies and Warranties

EcoSmart’s product returns policies and warranties do not differ materially as between the specialty coatings and specialty surfacing divisions.  Within the divisions, however, these policies and warranties do differ materially based on the type of surface to which the product is being applied as well as the anticipated performance life of the particular product.

In general, EcoSmart maintains a consistent return policy relative to any products in relation to which there is either no associated installation or, if there is an installation involved, it is one that EcoSmart has no participation in or responsibility for (as may be the case in relation to the EcoSmart Digital Flooring system, for example, as well as the Company’s paver application specialty coating products).  The policy under such circumstances requires that the subject products be returned unopened within no more than 30 days of purchase, and that all shipping charges associated with the return be borne by the customer, together with a re-stocking fee equal to 10% of the corresponding purchase price unless the return is received in the form of purchase credit.  For a period of up to 10 years from purchase, a warranty is extended in such cases to customers relative to both the chemical integrity (as represented upon sale) and the performance integrity of the coatings based on the specific characteristics of the subject product and application, and the corresponding representations made by the Company in relation thereto.

In general, EcoSmart does not maintain a separate return policy in relation to specialty surfacing products sold as part of the EcoSmart Digital Flooring system, distinct from the one maintained in relation to the system taken as a whole, inclusive of the installation, except as it relates to product purchased by contract installers, in relation to which the policy is consistent with the one for EcoSmart specialty coatings.  In these cases, the contract installer bears exclusive responsibility for all of the preparatory site work associated with the application (including, e.g. cleaning and insuring that the surface subject to treatment has acceptable PH readings and moisture levels).  Where the installation is additionally covered and the warranty extends directly to the property owner, which is only the case when EcoSmart itself, or an EcoSmart approved contract installer, performs the application, the EcoSmart warranty extends for a number of years from the date of installation, determined in each case based on a variety of case-specific situational factors and relates to the performance integrity of the surfacing product based on the characteristics claimed by EcoSmart in relation to the EcoSmart Digital Flooring system generally. The warranty in these cases guarantees coverage of not only the cost for new product but also the associated labor for re-application in the event that that is necessary.

In connection with the sale of specialty coatings products in relation to which EcoSmart is involved in the corresponding installation (e.g. pavers), the product returns policies and warranties are similar to those that apply to sales and installations of the EcoSmart Digital Flooring system.

EcoSmart’s returns policies and product warranties relative to both divisions are general policies and warranties and are subject to change in relation to any particular sale.  Further, the general policies and warranties themselves are subject to change from time to time and are likely to evolve as EcoSmart’s operations and revenues develop.

EcoSmart Manufacturing and Fulfillment

EcoSmart currently conducts all manufacturing and fulfillment operations on its own at the Company facility in Lake Park, Florida.  Though output capacity is only approximately 150 gallons per day currently, the Company intends to approximately double that in-house capacity in the near future, subject to having available to it the capital investment requirements.  Management is additionally in the process of negotiating a higher volume, ISO-quality toll manufacturing arrangement with a reputable contract manufacturer which, once finalized, is expected to be relied upon by the Company for production of its higher sales volume products.  In both cases, the manufacturing process is comprised largely of combining and blending raw materials and chemicals, including additives, in each case consistent with EcoSmart’s proprietary formulations, and bottling of final product into labeled, quart and gallon containers.  In general, on-hand inventory is kept to a minimum and built up based on forecasted near-term sales.

Backlog

In general, EcoSmart does not manufacture its products against a backlog of orders and does not consider backlog to be a significant indicator of the level of future sales activity.  Production and inventory levels are based on the level of incoming orders as well as projections of future demand.  Accordingly, management does not believe that backlog information is material to an understanding of its overall business and should not be considered a reliable indicator of the Company’s ability to achieve any particular level of revenue or other metric of financial performance.

EcoSmart Significant Customers and Suppliers

During the period from January 20, 2012 (inception) through December 31, 2012, and the year ended December 31, 2013, EcoSmart generated a significant portion of its revenues from certain customers as follows:

		% of Total Revenues
Customer	EcoSmart Division	2013	2012
Casual Creations	Surfacing	16.5%	12.1%
A6 Inc.	Coatings	13.7%	0.0%
Kevin Rockerfeller (distributor)	Coatings	13.2%	0.0%
Promiz	Coatings	10.5%	0.0%
Cold Shot Chillers	Coatings	3.8%	17.2%
Atlantic Solutions	Coatings	0.0%	34.5%
White Cap Construction Supply	Surfacing	0.0%	10.5%

For the year ended December 31, 2013, EcoSmart’s revenues were approximately 70% attributable to sales within the specialty coatings division and approximately 30% attributable to sales within the specialty surfacing division. For the period from January 20, 2012 (inception) through December 31, 2012, these revenue percentages were approximately 63% and 37% respectively. In the future, we would anticipate that the majority of our revenues are derived from the specialty coatings division.

Also for the year ended December 31, 2013 and the period from January 20, 2012 (inception) through December 31, 2012, EcoSmart’s significant product and chemical raw material purchases were as follows:

	% to Total Products
	2013	2012
Univar	30.57%	7.28%
Bayer Material Science	12.95%	27.01%
Hauthaway	12.42%	2.16%
SuperGlass	0.15%	14.23%

We currently have no long-term written agreements with any of these suppliers. The payment terms are generally net 30 days, and we are not substantially dependent upon any one or more of them; all are easily replaceable with any locally available supplier.

EcoSmart-Related Research and Development

EcoSmart research and development (“R&D”) has been minimal over the past several years due to a lack of available funds.  Whatever R&D activities pursued over this period have been conducted in-house at Company facilities.

More generally, EcoSmart’s R&D objective is to leverage its unique integrated science capabilities to drive revenue and profit growth.  EcoSmart’s R&D initiatives are fully focused on its strategic priority of achieving leadership across the high-value, science-driven segments of the specialized coatings and surfaces markets in which it operates by developing and refining differentiated, high-value advanced industrial and related coatings and surface materials. EcoSmart management believes that its unique breadth of science and developing R&D engine are distinctive, competitive advantages that position it to pursue this priority and, in time, establish broad global reach and deep market penetration in its market verticals.

The EcoSmart R&D team is led by senior research and development personnel to ensure consistency with the business and corporate strategy and to capitalize on the application of emerging science.

The Company continues to protect its R&D investment through its intellectual property strategy. See discussion under “Intellectual Property.”

Regulation Applicable to EcoSmart

In connection with each of our EcoSmart specialty coatings business and specialty surfacing business, we are subject to an extensive variety of stringent regulations under numerous U.S. federal, state, local and foreign environmental, health and safety laws and regulations relating to the generation, storage, handling, discharge, disposition and stewardship of hazardous wastes and other harmful materials. These regulations have potential implications for us in terms of EcoSmart’s manufacturing operations, product handling and use by customers and agents, as well as installation processes.  In this regard, we will likely have to expend substantial amounts to comply with such laws and regulations as well as establish a policy to minimize our environmental emissions. Nevertheless, legislative, regulatory and economic uncertainties (including existing and potential laws and regulations pertaining to climate change) may make it difficult for us to project future spending for these purposes and, if there is an acceleration in new regulatory requirements, we may be required to expend substantial additional funds to remain in compliance.

FormTool

We acquired FormTool.com and the FormTool® line of products in February 2008.  The product line offers quality, professionally designed forms for business, accounting, construction, sales, real estate, human resources and personal organization needs.

Since acquiring FormTool, we have re-launched the FormTool.com website as an online marketplace for purchasing the FormTool product line, as well as a “one-stop” shop for finding, purchasing and downloading customizable forms for a wide range of business and consumer needs.  In addition, we released an upgrade of the FormTool product line, FormTool 7.0.  FormTool.com now offers the FormTool product line in three downloadable editions that range in retail price from $29.99 to $199.99 as well as downloadable forms on an individual basis or in bulk groups that range in retail price from $3.95 to $29.95.

For the fiscal year ended December 31, 2013, approximately 98% of our revenues were derived from sales of these products.

Marketing and Advertising

We market our software through a combination of the following:

▪	our Website (www.formtool.com) and the Internet sites of others;
▪	opt-in e-mail campaigns;
▪	affiliate merchants; and
▪	product sampling through trial and limited content software versions.

Sales

Generally

Our approach to sales methodology depends in all cases on the specific products and/or product lines involved, and is dictated to a significant degree by historical results obtained. In general, we seek to adopt the lowest-cost sales methodologies that enable us to achieve satisfactory unit volume and corresponding revenue levels. We also seek to become increasingly less reliant over time on retail distribution and increasingly more reliant upon direct sales, including most notably those realized through online channels.

Direct Marketing / Online Sales

Direct sales for our continued operations accounted for approximately 36% of our 2013 fiscal year revenue and approximately 35% of our 2012 fiscal year revenue. Over the past ten years, we have devoted significant and increasing resources to the development of our direct-marketing program. Through this program, we market our products directly to consumers through a combination of opt-in e-mailings and direct-mailings of our product title catalogs and brochures. An important aspect of this initiative is our online sales. We maintain a full-service online store with many of the kinds of features and capabilities that online shoppers have come to expect from cutting-edge Internet retailers. Furthermore, we have made technological advancements to our Website in order to provide more downloadable products and/or content.  We are currently marketing our products online through multiple sources including our own www.formtool.com Internet Website, other Internet Websites such as www.amazon.com, as well as several widely used search engines such as Google and Yahoo.

Retail Sales

Retail sales for our continued operations accounted for approximately 64% of our 2013 fiscal year revenue and approximately 65% of our 2012 fiscal year revenue. Our domestic retail sales involve retail stores across the United States through which our products are sold. These stores include Office Max, Office Depot and Staples. We have also partnered with Encore Software, Inc., a subsidiary of Navarre Corporation who is a large publisher and distributor of physical and digital home entertainment and multimedia products, including PC software, DVD video, video games and accessories, to distribute our products.

Returns and Price Concessions

At the time we ship our products we establish reserves, including reserves that estimate the potential for future product returns and price concessions. Management makes these estimates and assumptions based on actual historical experience regarding allowances for estimated price concessions and product returns. In determining the percentage of sales for product return reserves, management considers a number of different statistical factors. First, it reviews the rate of actual product returns (in total) for the period. Second, it reviews return rates for the same period(s) of prior years. Third, it reviews its sales by individual retail customers to assess any unusual return exposure. Fourth, it reviews actual return rates of specific title and title versions to determine if there are any unusual trends taking place. Fifth, the potential for an increase in actual returns resulting from upcoming new title or title version releases is reassessed. Sixth, management reviews the actual returns from the balance sheet date to the date of calculation to determine if anything unexpected has taken place. Seventh, and finally, management reviews outside factors such as general economic conditions that could potentially cause an increase in returns.

We give all of our distributors and retail customers a written product return policy providing for returns, upon written request, within nine months of the invoice date for credit only. If a new title or title version release falls within that nine month time span, a distributor has 60 days from the announced release date to return the old title or title version in exchange for the new title or title version only. We provide our end-user consumers with a 30 day satisfaction guarantee, allowing them to return a title or title version within that time frame if for any reason unsatisfied. Our warranty policy for defective software is to provide replacement or repair for a period of 30 days from the invoice date. We believe that these measurement dates provide a consistent period for assessment and the opportunity to adequately estimate channel inventory levels for appropriately estimating our return reserves.

We generally grant price concessions to our wholesale retail customers when we deem those concessions necessary to maintain our relationships with those retailers and maintain continued access to their retail channel customers. Further, if consumer demand for a specific title falls below expectations or significantly declines below previous rates of wholesale retail sell-through, then a price concession or credit may be requested by our retail customers to spur further retail channel sell-through.

Manufacturing and Fulfillment

We prepare a set of master program copies, documentation and packaging materials for each software title and version which is available. A small number of our software products are manufactured through third-party subcontractors while a majority is produced in-house. Orders for master program copies and documentation for our PC based titles and title versions generally take seven to ten days, and reorders take three to five days. Orders for packaging materials for similar titles and title versions generally take fourteen to twenty-one days, and reorders take seven to fourteen days. To date, we have not experienced any material returns due to product defects.

We currently fulfill all of our direct-to-consumer sales and all of our retail sales out of our corporate office located in Elkhorn, Nebraska.

Significant Customers and Suppliers

For our continued operations during the years ended December 31, 2013 and 2012, respectively, we had one customer, Encore Software, Inc., that individually accounted for 10% or more of our annual sales.  In the future we expect that no more than two individual customers will exceed 10% of our annual sales.

Also for our continued operations for the fiscal years ended December 31, 2013 and 2012, significant product and material purchases were as follows:

	% to Total Product
	2013	2012
VSA, Inc. (cd’s & ink cartridges)	0%	50%
FedEx (print materials for dvd sleeves)	0%	49%
Madonna Shop (flash cards)	0%	1%

During the year ended December 31, 2013, we did not have any purchases for materials to produce product for our operations as a whole, including those operations now classified as discontinued operations. We currently have no long-term written agreements with any of these suppliers. The payment terms are generally net 30 days, and we are not substantially dependent upon any one or more of them; all are easily replaceable with any locally available supplier.

Regulation

FormTool is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally.

Competition

The market for our FormTool line of products is rapidly evolving and intensely competitive as new software products and platforms are regularly introduced. Competition in the software industry is based primarily upon:

▪	brand name recognition;
▪	availability of financial resources;
▪	the quality of titles;
▪	reviews received for a title from independent reviewers who publish reviews in magazines, Websites, newspapers and other industry publications;
▪	publisher’s access to retail shelf space;
▪	the price of each title; and
▪	the number of titles then available.

In relation to our FormTool products, we currently compete with the following companies and comparable products, among many others:

▪	FormDocs, LLC – FormDocs for Windows
▪	Nuance Communications, Inc. – OmniPage 18

While FormDocs publishes software packages in several different variations, generally in a range that includes a basic edition, a deluxe edition, and a professional edition package, (as is true with our FormTool), in each of these respective categories we believe that FormTool offers the best value in that it is relatively inexpensive but more comprehensive in terms of the number of form templates it includes.  Additionally, FormDocs does not have an “on the shelf” presence in the retail market place.

While in the general category as our FormTool, we believe that the OmniPage product line is more focused on document conversion from paper to electronic format than form creation and editing.  OmniPage also sells at a considerably higher price point than the FormTool product line.

Our general approach to competition as it relates to our FormTool products is to offer competitive products at lower price points.

Intellectual Property

We rely for our FormTool business on a combination of copyrights, trademarks, and trade secrets to protect our intellectual property.  Our copyrighted software content and the brand recognition associated with our related FormTool product trademarks are among the most important assets that we possess in our present ability to generate revenues and profits, and we rely very significantly on these intellectual property assets in being able to effectively compete in our market.  Our FormTool intellectual property rights derive from a combination of licenses from third parties, internal development and confidentiality and non-disclosure agreements.

We cannot be certain that the precautions we have taken will provide meaningful protection from unauthorized use by others.  If we must pursue litigation in the future to enforce or otherwise protect our FormTool-related intellectual property rights, or to determine the validity and scope of the proprietary rights of others, we may not prevail and will likely have to make substantial expenditures and divert valuable resources in the process.  Finally, we may not have adequate remedies if our proprietary FormTool content is appropriated, our proprietary rights are violated or our trade secrets are disclosed.

Copyrights

Our copyrights, some of which have been registered and others of which remain unregistered, derive from a combination of program and source code embodied in software titles that we license from third parties, as well as program and source code embodied in software titles that we have internally developed on our own.

Trademarks

Following our acquisition of FormTool, we filed a trademark application for the FormTool® name with the United States Patent and Trademark Office. On September 30, 2008, this trademark was approved and registered.

Trade Secrets

Whenever we deem it important for purposes of maintaining competitive advantages, our policy requires parties with whom we share, or who otherwise are likely to become privy to, our trade secrets or other confidential information, including source code, to execute and deliver to us confidentiality and/or non-disclosure agreements prior to their exposure to any such information. Among others, this includes employees, consultants and other advisors, including our in-house and outsourced software developers and collaborators, each of whom we require to execute such an agreement upon commencement of their employment, consulting or advisory relationships. These agreements generally provide that all confidential information developed or made known to the individual by us during the course of the individual’s relationship with us is to be kept confidential and not to be disclosed to third parties except in specific circumstances. In the case of employees and consultants, the agreements provide that all inventions conceived by the individual in the course of their employment or consulting relationship shall be our exclusive property.

Employees

As of July 23, 2014, we had six full-time employees and two part-time employees. All but two of these employees work exclusively for our EcoSmart division. One full-time employee is part of the senior-level executive team, three full-time employees and two part-time employees are part of the product research and development, marketing and sales team, one full-time employee is part of the manufacturing team, and one full-time employee is part of the financial management and administration team.

We rely heavily on our current officers and directors in operating the business. We are not subject to any collective bargaining agreements and believe that our relationships with our employees are good.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Current Report on Form 8-K, before making an investment decision.  If any of the following risks actually occur, our business, financial condition or results of operations could suffer.  In that case, the trading price of our shares of Common Stock could decline, and you may lose all or part of your investment.  You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this Current Report on Form 8-K.

Company Liquidity and Related Risks

We are operating at a substantial working capital deficit and our liquidity and capital resources are very limited.

For the year ended December 31, 2013, we generated only $16,092 in total revenue while incurring $290,456 in combined sales, marketing, general and administrative expenses.  This represents a substantial working capital deficit that is severely constraining our ability to operate, both near-term and long-term.  Our ability to fund working capital, as well as anticipated capital expenditures, will depend on our future performance, which is subject to general economic conditions, our customers, actions of our competitors and other factors that are beyond our control. Our ability to fund operating activities is also dependent upon (i) the extent and availability of bank and other credit facilities, (ii) our ability to access external sources of financing, and (iii) our ability to effectively manage our expenses in relation to revenues.  Although we believe that our existing working capital, together with cash flow from operations, will be adequate to meet our minimum anticipated liquidity requirements over the next twelve months, given our initiative toward rapid revenue growth and due to our need to service certain long-term liabilities, it is likely to become necessary for us to raise additional capital to support growth and/or otherwise finance potential acquisitions. Furthermore, there can be no assurance that our operations or access to external sources of financing will continue to provide resources sufficient to satisfy our liabilities arising in the ordinary course of business, and while it may be possible to borrow funds as required, any such additional capital is likely to require that we sell and issue additional equity and/or convertible securities, including shares issuable upon exercise of currently outstanding warrants, any of which issuances would have a dilutive effect on holdings of existing shareholders. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources.”

There is uncertainty as to our ability to continue as a going concern.

Our audited financial statements for the period ending December 31, 2013, including the footnotes thereto, call into question our ability to continue as a going concern. This conclusion was drawn from the fact that, as of the date of those financial statements, we had a negative current ratio and total liabilities in excess of total assets. Those factors, as well as questions surrounding our ability to secure additional financing for continued operations, have resulted in uncertainty regarding our ability to continue as a going concern. See Note 2 in the Notes to the Consolidated Financial Statements for the year ended December 31, 2013.

We owe an aggregate amount of $58,218 to various third parties which, under state escheat laws, could subject us to substantial additional liabilities for penalties and interest.

As of June 30, 2014, we are carrying certain liabilities on our balance sheet in the aggregate amount of $53,890 for trade payables and royalties payable in connection with services and content licenses associated with certain of our titles extending back up to thirteen years but in relation to which we have been unable to locate the parties to whom we owe such trade payables and royalties and no effort to collect such obligations by such parties or any successors-in-interest have been made.  We are additionally carrying certain liabilities on our balance sheet in the aggregate amount of $4,328 for amounts payable to customers for product return refunds extending back up to seven years many of whom we expect, without actually knowing at this point one way or the other, to similarly be unable to locate and in connection with which no effort to date to collect such obligations has been made.  Under the escheat laws of the various states in which these creditors were last known to have an address based on our records, we are or may be required to pay to such states the aggregate amounts owed for these obligations – in both categories – even though we cannot locate the actual parties to whom they are owed.  Moreover, we are likely to be additionally liable for substantial penalties, both individually and in the aggregate, for not having previously reported such obligations and paid such amounts to such various states, which reporting obligations and associated penalties for non-compliance vary significantly among states, as well as interest for amounts deemed past due.   It is likely that these additional liabilities, neither the individual nor collective extent of which are known at this time and as such have not been accrued, will be material in the aggregate and have a material adverse effect on our financial condition and our results of operations, including our liquidity.

We will require substantial additional funding, and our failure to raise additional capital necessary to support and expand our operations could reduce our ability to compete and adversely affect our business.

At June 30, 2014, we had $594.27 (Wells Checking) in cash and cash equivalents.  As a result of the Merger, we need to raise substantial additional capital during fiscal year 2014 and beyond, through equity and debt financing, for the following:

▪	insuring the integrity of, and/or continuing to develop, our technologies, products, and related systems;
▪	commercially exploiting our technologies, products, and related systems;
▪	aggressively preparing, filing, prosecuting, maintaining and enforcing potential patent and/or other intellectual property claims;
▪	establishing manufacturing capabilities for commercial quantities of our products;
▪	fully developing and exploiting sales, marketing, and distribution channels for our products ;
▪	maintaining and meeting our general and administrative expenses at required levels, including the hiring and training of personnel, and the securing of outside technical and other consultants;
▪	developing and expanding our operations and business infrastructure;
▪	responding to competitive pressures;
▪	making strategic acquisitions of complementary technologies and/or product lines; or
▪	meeting unanticipated capital requirements.

We cannot provide any assurance that any such financing, be it through strategic collaborations, public or private equity financings or other financing sources, will be available to us as and when required, either on acceptable terms or at all.  To the extent that financing is only available through the sale of equity or convertible securities, or that a determination is made by management that the sale of equity or convertible securities is otherwise in the best interests of the Company, any such financing could and likely would result in significant dilution to our existing stockholders.  Further, if additional funds are obtained through arrangements with collaborative partners, these arrangements may require us to relinquish rights to some of our technologies, product candidates or products that we would otherwise seek to develop and commercialize on our own.  If sufficient capital is not available, we may be required to delay, reduce the scope of or eliminate one or more of our development programs or product lines, any of which could have a material adverse effect on our financial condition or business prospects.

Our accumulated deficit makes it harder for us to borrow funds.

As of March 31, 2014, and as a result of historical losses in prior years, our accumulated deficit was $8,957,250. The fact that we maintain an accumulated deficit, as well as the extent of our accumulated deficit relative to recent earnings, negatively affects our ability to borrow funds because lenders generally view an accumulated deficit as a negative factor in evaluating creditworthiness.  Any inability on our part to borrow funds if and when required, or any reduction in the favorability of the terms upon which we are able to borrow funds if and when required, including amount, applicable interest rate and collateralization, would likely have a material adverse effect on our business, our financial condition, including liquidity and profitability, and our results of operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources”.

If we are required to repay our outstanding debt as and when required, we may not be able to without either depleting our working capital or raising additional funds, and any failure on our part to repay such debt could result in legal action against us, which could require the sale of material assets, including our smart surface patent, or potentially even a liquidation of the Company.

The Merger has resulted in our assuming and carrying an aggregate of $489,000 in principal face amount of debt on our balance sheet as of the date of this current report on Form 8-K.  In accordance with its terms, $250,000 of such principal face amount of debt is required to be serviced with quarterly interest payments (calculated on the basis of a 10% annual percentage rate), and then to be repaid in full by July 23, 2015 unless the principal is converted before then to Common Stock at the election of the holder, while another $239,000 of such principal face amount of debt, in accordance with its stated terms, carries no interest and has no maturity date.  In the event that the holder of the convertible debt does not elect to convert some or all of the principal by July 2015, and we are required to repay such amount at such time, in whole or in part, the funds available to us for this purpose would have to come from either working capital or funds on hand in excess of working capital at that time.  No assurance can be provided, however, that any such required funds would be available to us for this purpose.  If funds are not available to us for this purpose, we would likely need to undertake a financing transaction of some kind.  No assurance can be provided, however, that we would be able to complete any such financing between the date hereof and the maturity date of the principal debt we owe, or that, if we are able, that it would be on the basis of terms that are not unfavorable to us.  Among other reasons, this is true because investors in early-stage technology companies such as ours generally look disfavorably on the allocation of funds invested by them towards the repayment of debt to third parties as opposed to growing the business.  In the event that we are required to repay the principal, in whole or in part, upon maturity, and we have insufficient funds to meet and satisfy the obligation, legal action is likely to be taken against us, which could lead to our having to sell material assets, including our smart surface technology patent, or potentially even a liquidation of the Company.

Risks Associated with the Business and Industry of EcoSmart

Our primary business segment is early-stage with highly speculative prospects.

Although EcoSmart has had certain operations and revenues prior to the Merger, it has been slow to develop and, taken as a whole, insubstantial, and it thus remains an early-stage enterprise insofar as (i) it is expecting to devote substantially all of its efforts to commercializing its coatings and materials technologies, products, and related systems, and (ii) its planned principal operations associated with such new business are only currently getting underway.  Accordingly, as a result of the Merger, our primary business segment is now one characterized by largely unproven, new-to-the-market technologies and related systems, and subject to some or all of the attendant risks and uncertainties associated with early-stage technology companies more generally, including without limitation:

▪	failures in technologies and systems performance and reliability;
▪	unanticipated costs in getting technologies and systems commercialized;
▪	high costs of ongoing research and development;
▪	technologies and systems obsolescence;
▪	business model non-feasibility;
▪	inability to manufacture or obtain from third party manufacturers sufficient quantities of product at an acceptable quality level and at an acceptable cost to meet market demand
▪	inability to establish potential markets;
▪	unanticipated costs in establishing potential markets;
▪	inability to adequately protect intellectual property;
▪	potential infringement on the intellectual property rights of others;
▪	intense market competition from other technologies and systems;
▪	competition for employee talent; and
▪	inability to manage rapid growth.

The market for industrial coatings and floor and wall surfacing products is highly competitive.

Product performance, technology, cost-effectiveness, quality and technical and customer service are major competitive factors in the industrial coatings business.  EcoSmart management is unaware of any one or more products possessing the same combination of physical properties, and that, on the whole, offers the same array of benefits, as its proprietary line of specialty smart surface coatings.  There can be no assurance, however, that there not products under development by others, or already in existence and in the early stages of market introduction, of which management is not yet aware.  The market for industrial and product performance coatings is extremely large, broad in scope, and consists of many different segments and sub-segments, each of which involves a range of product applications.  It is also increasingly characterized by rapidly evolving technology.  Precisely because of the wide array of beneficial properties they possess, and notwithstanding the U.S. patent held by us on our platform smart surface technology, the specialty coatings produced and distributed by EcoSmart should be viewed as competing with other coatings products across a wide variety of the various existing market segments and sub-segments.  Hydrophobic and antimicrobial coatings, for example, are each segments in which numerous companies are aggressively competing with one another worldwide, both in terms of technology and market share, but that, combined, represent only a minor portion of the aggregate competition that EcoSmart should be viewed as meaningfully confronting.

The competition faced by EcoSmart in relation to its proprietary line of specialty smart surface coatings includes both public and private organizations and collaborations among academic institutions and large companies, both domestic and foreign, most of which have significantly greater experience and financial resources than EcoSmart.  Management expects that EcoSmart’s most significant competitors in its specialty coatings business will tend to be larger, more established companies, including many major multinational corporations such as Akzo Nobel N.V., PPG Industries, Inc., Axalta Coating Systems, BASF Corporation, and Valspar Corporation.  In general, these companies are all developing products that, at some level or in one or more ways, compete with those of EcoSmart and, in addition to many existing issued and pending patents, they have significantly greater capital and other resources available to them for research and development, testing, seeking and obtaining any required regulatory approvals, marketing and distribution.  In addition, many smaller coatings and related nanotechnology and materials companies have formed strategic alliances or collaborative arrangements, partnerships, and other types of joint ventures with larger, well-established industry competitors that afford these companies’ potential research and development and commercialization advantages, and may be aided in becoming significant competitors through rapid evolution of new technologies.  Academic institutions, governmental agencies, and other public and private dedicated research organizations are also financing and conducting research and development activities that could result in the introduction of products directly competitive to those of EcoSmart.

EcoSmart management is unaware of any one or more products possessing the same combination of physical properties, and that, on the whole, offers the same array of benefits, as the EcoSmart Digital Flooring system.  There can be no assurance, however, that there not products under development by others, or already in existence and in the early stages of market introduction, of which management is not yet aware. The market for comparable floor, wall, tabletop and countertop surfacing products and systems is extremely large, broad in scope, and consists of many different participants.  It is also increasingly characterized by rapidly evolving technology.  Notwithstanding the unique attributes of the EcoSmart Digital Flooring system, or the U.S. patent-pending on it, it should be viewed as competing with all other products in the market vying for differentiation and customers.

The competition faced by EcoSmart in relation to the EcoSmart Digital Flooring system includes both public and private organizations and collaborations among academic institutions and large companies, both domestic and foreign, most of which have significantly greater experience and financial resources than EcoSmart.  Management expects that EcoSmart’s most significant competitors in its specialty surfacing business will tend to be larger, more established companies, including many major multinational corporations such as Akzo Nobel N.V., PPG Industries, Inc., Axalta Coating Systems, BASF Corporation, Valspar Corporation, DuPont, and Sherwin-Williams.  In general, these companies are all developing products that, at some level or in one or more ways, compete with those of EcoSmart and, in addition to many existing issued and pending patents, they have significantly greater capital and other resources available to them for research and development, testing, seeking and obtaining any required regulatory approvals, marketing and distribution.  In addition, many smaller surfacing product/system companies have formed strategic alliances or collaborative arrangements, partnerships, and other types of joint ventures with larger, well-established industry competitors that afford these companies’ potential research and development and commercialization advantages, and may be aided in becoming significant competitors through rapid evolution of new technologies.  Academic institutions, governmental agencies, and other public and private dedicated research organizations are also financing and conducting research and development activities that could result in the introduction of products and systems directly competitive to those of EcoSmart.

Our primary business segment is based on a technology with very limited testing, minimal independent verification, and no prior commercial history.

Although certain limited testing results conducted by independent laboratories and prospective customers in relation to some of the potential applications for EcoSmart’s specialty smart surface coatings technology have provided positive indications of its reliably yielding performance results consistent with internal management expectations, to date, such technologies have not been extensively tested or independently evaluated and assessed in a comprehensive way, and have only very recently developed any prior commercial history.  Although we have no reason to suspect that the technologies will not ultimately meet reliability, efficiency, or other performance targets, and that their efficacy will exceed minimally acceptable qualitative standards given benchmark economic objectives, there can be no assurance of this result.  If the EcoSmart specialty smart surface coatings technology fails to consistently perform at levels that enable cost-effective solutions for customers, or fails to do so without undesirable environmental consequences, or we are unable to effectively manage the implementation of the technology despite its otherwise satisfactory performance capabilities, it would likely have a material adverse effect on our financial condition and prospects.

Our primary business segment products may not be accepted in the marketplace.

The degree of market acceptance of our EcoSmart products which, going forward, are expected to comprise our primary product lines, will depend on many factors.  We cannot predict or guarantee that targeted customers will accept or utilize any of our EcoSmart products.  Failure to achieve market acceptance would limit our ability to generate revenue and would have a material adverse effect on our business.  In addition, if any of our products achieve market acceptance, we may not be able to maintain that market acceptance over time if competing products or technologies are introduced that are received more favorably or are more cost-effective.

New products markets take time to develop and many of the applications markets for our smart surface specialty coatings should be viewed as separate, new market opportunities.

Commercialization of new technology products often has a very long lead-time and a multiplicity of risks.  The confluence of materials engineering and nanotechnology is in its very early stages and acceptance and demand for products in this developing area can often be a long evolutionary process.  In general, new products markets – even those surrounding innovative, revolutionary, and so-called ‘break-through’ or ‘game-changing’ technologies – develop gradually over time; despite advancements offering meaningful benefits, they tend to be resistant to change and slow to adapt, evolve, and keep pace with the rate of those advancements.  Many of the applications markets potentially served by EcoSmart’s smart surface specialty coatings are new – either brand new or recently emerging – and should thus be viewed as likely to take significant time to develop.  Moreover, each should be viewed individually, separate and distinct from all others in terms of development life.  If one or more of these applications markets takes longer to develop than we expect, it will likely have an adverse effect on the pace with which we are able to grow revenues, as well as on our prospects more generally, and it may be reflected in a downward adjustment at some point in our publicly quoted stock price.

We may make strategic determinations to allocate capital towards the pursuit of particular applications markets that turn out to be less receptive to our products, or more difficult to penetrate, than expected.

We perceive our smart surface technology as having a wide array of potential product applications, spanning across numerous industrial, consumer, and household segments.  As we grow our EcoSmart business, we will thus be faced with the challenges – as we are currently – of having to select certain of these potential product applications markets over others for purposes of focusing our human and financial resources because those resources are necessarily limited and would be less apt to bring about meaningfully positive results if allocated across too many separate market initiatives concurrently.  The considerations involved in making these determinations are complex and involve many factors, including the following:

▪	the relative size, age and projected growth trend of the subject market,
▪	experience, observational/anecdotal intelligence, and lab and field testing results previously obtained in relation to the application;
▪	the relative strength of the value proposition to prospective customers;
▪	the comparative time-to-market;
▪	the comparative cost-to-market coupled with existing industry relationships and available resources;
▪	the relative geographic accessibility of the market;
▪	the seasonality of the market, if any;
▪	the relative barriers-to-entry within the market;
▪	the relative, projected length of the particular sales cycle;
▪	the projected gross profit margins;
▪	both the presence within the subject market, together with the relative quality, of competitive products; and
▪	the relative size and strength of the individual competitors.

While management will exercise its best judgment in making these determinations, there can be no assurance that the determinations it makes in this regard will turn out to have been the most productive or otherwise best ones for the Company all things considered.  Some of the potential applications markets will inevitably be more receptive to our products than others due to the inherent vagaries of product markets generally, and it may turn out that strategic determinations we make along the way to forego the pursuit of certain applications markets in the immediate- and near-term in favor of pursuing others that our management expects to be comparatively more promising or susceptible to penetration by us in that timeframe are proven incorrect.  If this should occur, it would be an indication that, despite our intentions and prudence in assessing future demand, we had not allocated our capital as effectively as we might otherwise had done, and this could have a material adverse effect on our returns on capital and/or be reflected in a downward adjustment in our publicly quoted stock price.

For strategic reasons, we may pursue more applications markets for our smart surface specialty coatings products in the near-term and concurrently than we can most effectively penetrate given our available resources.

As noted in the risk factor immediately above, given the notably wide array of industrial and consumer products that we perceive our smart surface specialty coatings technology as potentially benefitting, we are faced with important decisions as to which of these applications markets to pursue in each of the immediate-, near- and long-term.  As also noted in the risk factor immediately above, the considerations involved in making these determinations are complex and involve many factors. While management seeks to exercise sound judgment in making these determinations, there can be no assurance that, in hindsight, the determinations it makes in this regard will turn out to have been the most productive or otherwise best ones for the Company.  For purposes of achieving a degree of so-called ‘first-mover advantage,’ for example, we may pursue some markets in the immediate- or near-term that we might otherwise wait to pursue until sometime in the future when we are better equipped to do so effectively.   Further, some applications markets may be targeted by management to be pursued in the immediate- or near-term because of their perceived likelihood, whether accurate or inaccurate, to generate revenues sooner than others, even though such others are expected to be larger in the aggregate and/or to offer higher gross margin opportunities.  If the strategic determinations that management makes in this regard prove after the fact not to have been the most productive or otherwise best ones for the Company, it will have an adverse effect on our ability to grow revenues relative to the forecasts and expectations developed in the meantime by some, as well as on our prospects more generally, and it may be reflected in a downward adjustment at some point in our stock price.

Our smart surface technology may turn out to be less effective for one or more applications than we expect.

Our current view of the potential applications markets for our smart surface specialty coatings is intentionally broad and far-reaching, spanning numerous potential industrial, consumer, and household segments in relation to which we believe our technology may provide a range of meaningful benefits.  To date, however, we have not commissioned or otherwise undertaken or obtained any comprehensive market study in respect of any one or more of these applications markets.  Whether before or after we undertake any such market study, it may turn out to be the case that our coatings are not as effective for any one or more of these applications as we have preliminarily concluded and pursued accordingly, and that we may make a subsequent determination at some point to abandon any continued pursuit of the corresponding markets for this reason.  If this should occur, it will have an adverse effect on our ability to grow revenues relative to the forecasts and expectations developed in the meantime by some, as well as on our prospects more generally, and it may be reflected in a downward adjustment at some point in our stock price.

It is conceivable that the coatings products of others – including those having fewer attributes than ours that could reasonably be expected to make them attractive to manufacturers and customers – will be adopted more broadly than ours within one or more applications markets.

Most of the applications markets potentially served by EcoSmart’s smart surface specialty coatings are perceived by our management to present substantial, attractive economic opportunities for us because of the unique array of benefits the coatings are expected to be able to provide.  With many different companies in the industrial coatings market all vying for market share, ranging from small and specialized, on the one hand, to large and diversified, on the other, and each selling products with coatings that offer many of the same benefits as ours, however, there can be no assurance that the coatings products marketed by others will not become the preferred choice among manufacturers of end products and/or customers over time with respect to any one or more individual applications markets category.  For many different reasons the particular combination of which is not consistent in each case, category leaders are not always necessarily the most effective products in a given market segment.  Well-established brand recognition, industry ‘marketing muscle,’ and credibility, for example, and especially when coupled with relative financial strength, can often be more important than technological superiority in a head-to-head market competition.  If it turns out that one or more other companies are able to achieve a dominant market position in any one or more applications markets potentially served by EcoSmart’s smart surface specialty coatings, and whether on the basis of broad market strength or otherwise, it will have an adverse effect on our ability to grow revenues, as well as on our prospects more generally, and it may be reflected in a downward adjustment at some point in our publicly quoted stock price.

Either individually or collectively, and without infringing on our smart surface patent or other proprietary rights, one or more technologies owned by others may be able to effect the same or similar results as our own.

We believe that our smart surface proprietary technology affords us a competitive advantage in a wide variety of product applications markets that we are either currently pursuing or intend to fully evaluate as potential targets in the future.  There can be no assurance, however, that other technologies, whether existing or developed in the future, and whether individually or combined with others, will not be able to effect the same or similar results as our own, thereby potentially neutralizing whatever unique market advantage we had theretofore believed we possessed.  This could potentially occur, moreover, without any infringement on the part of others as it relates to our smart surface technology patent or our other, related proprietary intellectual property rights.  It is not at all uncommon for meaningfully different technologies – each protectable in their own right – to produce the same or a very similar result, albeit through an alternate means.  If any such other technologies are determined to exist, or are developed in the future, that effect the same or a similar result as our own, and particularly if they can do so at a reduced cost, it would likely have a material adverse effect on our financial condition, results of operation, and prospects.

Our smart surface coatings technology is, or will become, a component within end-products marketed and sold by others for the most part, and the success of our coatings products is, accordingly, dependent on the success of such end-products.

The need for effective solutions-based coatings such as those featuring our smart surface technology will depend upon industrial and commercial needs going forward and the related demand for such products as components.  The success of our smart surface specialty coatings products will thus depend largely upon the continuing need for the end-user products into which they become incorporated, and the market demand this engenders.  If a significant percentage of the products into which our smart surface specialty coatings products are incorporated are not embraced by end-users, it would likely have a material adverse effect on our financial condition, results of operation, and prospects.

We depend on strategic relationships with commercial and industrial collaborators to help us develop and test our products, and our ability to develop and commercialize products may be impaired or delayed if collaborations are unsuccessful.

Our strategy for the development, testing and commercialization of our proposed products requires that we enter into collaborations with actual and potential corporate partners, licensors, licensees and others.  Wherever possible, and in order to benefit from their resources and abilities, we are seeking collaborators in this regard with established lines of business and greater financial resources than our own.  We are dependent upon the subsequent success of these other parties in performing their respective responsibilities as well as the continued cooperation and interest.  Under agreements with collaborators, we may rely significantly on such collaborators to, among other things, (i) fund research, development and testing activities either with or for us, and (ii) market with us any commercial products that result from our collaborations.  Our collaborators, however, may not cooperate with us or perform their obligations under our agreements with them.  Moreover, we cannot control the amount and timing of our collaborators’ resources that will be devoted to our research, development and testing activities related to our collaborative agreements with them.  Such collaborators may not place the same degree of relative importance that we do on product lines that rely on our products to meet benchmark performance standards because the success or failure of such product lines is not as material to their business, taken as a whole, as it is to ours.  If our collaborators fail to cooperate with us as desired, devote the requisite resources to our joint initiatives, or meet their obligations under agreements we establish, or if they choose for any reason to pursue existing or alternative technologies in preference to those being developed in collaboration with us, it would likely have a material adverse effect on our financial condition, results of operations and prospects.

Our reliance on the activities of our non-employee consultants, research institutions, and scientific contractors, whose activities are not wholly within our control, may lead to delays in development of our proposed products.

We rely extensively upon and have relationships with outside consultants and contract research organizations having specialized skills to conduct research and to help develop and test EcoSmart products.  The consultants and contract research organizations we engage provide us critical skills and resources that we do not have internally.  These consultants are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us.  We have limited control over the activities of these consultants and, except as otherwise required by our collaboration and consulting agreements to the extent they exist, can expect only limited amounts of their time to be dedicated to our activities.  These research facilities may have commitments to other commercial and non-commercial entities.  We have limited control over the operations of these collaborators and can expect only limited amounts of time to be dedicated to our research and product development goals.

We have limited resources to manage development activities, and because of the numerous risks and uncertainties associated with our product development and commercialization efforts, we are unable to predict the extent of our future losses or when or if we will become profitable.

Our limited resources in conducting and managing development activities might prevent us from successfully developing or exploiting potential markets for our existing products.  If we do not succeed in conducting and managing our development activities, we may not be able to commercialize our products, or may encounter significant delays in doing so, either of which is likely to materially harm our business.  Our ability to generate revenues from any of our EcoSmart products, moreover, will depend on a number of factors, including our ability to successfully complete and implement our commercialization strategy.  Our failure to successfully commercialize our products or to become and remain profitable would likely depress the market price of our Common Stock and impair our ability to raise capital, expand our business, diversify our product offerings and continue our operations.

Our ability to commercially develop our EcoSmart technologies will be dictated in, large part, by forces outside our control which cannot be predicted, including, but not limited to, general economic conditions.  Other such forces include the success of our research and field testing, the availability of collaborative partners to finance our work in pursuing applications markets for our smart surface technologies or other developments in the field which, due to efficiencies or technological breakthroughs may render one or more areas of commercialization more attractive, obsolete or competitively unattractive.  It is possible that one or more areas of commercialization will not be pursued at all if a collaborative partner or entity willing to fund research and development cannot be located.  Our decisions regarding the ultimate products we pursue could have a significant adverse effect on our ability to earn revenue if we misinterpret trends, underestimate development costs and/or pursue technologies, products, or applications markets that turn out to have lesser market appeal and demand than expected.  Any of these factors either alone or in concert could materially harm our ability to earn revenues or could result in a loss of any investment in us.

If we are unable to keep up with rapid technological changes in our primary business segment field, we will be unable to effectively compete.

Our primary business segment is engaged in activities in the organic and inorganic chemistry, materials engineering, and nanotechnology fields, which are generally characterized by extensive research efforts and rapid technological progress.  Materials engineering and the manipulation of materials of nano sizes and dimensions is a very new science and the creation of new products is dependent upon new and different properties of such materials created that will result in many uncertain applications and rapid change.  The evolution of nanotechnology as a new science adds greater uncertainty to new applications and new and improved product introductions is unpredictable.  If we fail to anticipate or respond adequately to scientific or technological advancements developments, our ability to operate profitably could suffer.  We cannot assure you that research and discoveries by other companies will not render our technologies or potential products or services uneconomical or result in products superior to those we develop or that any technologies, applications, or products we develop will be preferred to any existing or newly-developed technologies, applications, or products.

EcoSmart has historically depended on a disproportionate percentage of its revenues being attributable to only a few customers.

Although its marketing and sales focus has been evolving rapidly, and aggregate revenues have been insubstantial, during the period from January 20, 2012 (inception) through December 31, 2012, and the year ended December 31, 2013, and as reflected in the table below, EcoSmart generated a significant portion of its revenues from a select few customers.

		% of Total Revenues
Customer	EcoSmart Division	2013	2012
Casual Creations	Surfacing	16.5%	12.1%
A6 Inc.	Coatings	13.7%	0.0%
Kevin Rockerfeller (distributor)	Coatings	13.2%	0.0%
Promiz	Coatings	10.5%	0.0%
Cold Shot Chillers	Coatings	3.8%	17.2%
Atlantic Solutions	Coatings	0.0%	34.5%
White Cap Construction Supply	Surfacing	0.0%	10.5%

In general, any concentration of customer base for a business creates a risk that the continuity of the business is more dependent on such customer or customers than is desirable and that the loss of that customer or customers for any reason would have a material adverse effect on the business.  Although management believes that the planned direction of the EcoSmart business going forward will result in an expanded and more diverse customer base over time, and a discontinuance of this trend in reliance on only a few customers, there can be no assurance that we will be successful in achieving this targeted objective and any failure in this regard would likely have a material adverse effect on our financial condition and prospects.

The business model and strategies surrounding our primary business segment may have to change from time to time in the pursuit of profitability.

As a result of the Merger, our primary business segment is now one in an early stage of development.  Despite the fact that our proposed business strategies incorporate our senior management’s current best analysis of potential markets, opportunities and difficulties that face us, no assurance can be given that the underlying assumptions upon which these decisions are based will accurately reflect current trends in our industry or our prospective customers’ reaction to our products and services, or that such products or services will be embraced, or even accepted, by the market.  Our business model and strategies may and likely will change substantially from time to time as our management reassesses its opportunities from time to time and reallocates Company resources, and any such model and/or strategies may be changed or abandoned at any point in the process.  If we are unable to develop or implement any such model or strategies through our technologies and related systems, we may never achieve profitability.  And even if we do achieve profitability, we can predict neither its level nor its sustainability.

The business model to be applied in our primary business segment may be highly capital intensive.

EcoSmart’s definitive business model for the future is currently subject to further research, development and change.  As a result, there can be no assurance as to what the business model of our primary business segment will ultimately be.  While there is a possibility that we will ultimately determine to focus EcoSmart’s strategy exclusively on the exploitation of its technology through a model that contemplates its involvement and risk solely to the extent of its exploitation of licensing opportunities to third parties, in the meantime, and quite possibly as a long-term plan, we are manufacturing and marketing our own products to customers both directly and through distribution channels.  Some contemplated business models in this regard, including those that involve any manufacturing and stocking of product, are considerably more capital intensive than others.  Accordingly, there can be no assurance as to the degree of capital intensity of our business model.  Although it may be possible to rely to a significant extent on debt financing over time, substantial debt financing is unlikely to be a realistic option in the near-term and a high degree of capital intensity could lead to the need to raise additional equity financing, thereby resulting in dilution to the interests of existing stockholders.

The patent we hold on our EcoSmart platform coatings smart surface technology comes off patent in approximately 10 years.

We currently own only a single patent, which is a United States patent and relates to our platform smart surface coating technology.  Once filed, patents in the United States provide exclusive rights for a period of only 20 years, not indefinitely.  As a result, and because the patent was filed in 2005, whatever exclusive rights we have in this flagship proprietary technology, including all associated licensing rights, will only benefit us, at most, for another approximately 10 years.  Once it comes off patent, the resulting loss of our exclusive rights could have a material adverse effect on our gross profit margins and/or our ability to generate or sustain revenues.

We may not be able to protect our proprietary technology, which could harm our ability to become profitable.

We believe that our intellectual property with respect to our specialty smart surface coatings and EcoSmart Digital Flooring system is critical to our future success.  Patent and trade secret protection is critical, more generally, for the our technologies, as well as the products and processes derived through them.  The fields in which we operate have been characterized by significant efforts by competitors to establish dominant or blocking patent rights to gain a competitive advantage, and by considerable differences of opinion as to the value and legal legitimacy of competitors’ purported patent rights and the technologies they actually utilize in their businesses.  Our success will depend, to a substantial degree, on our ability to obtain and enforce patent protection for our products, preserve any trade secrets and operate without infringing the proprietary rights of others.  We cannot assure you that:

▪	we will succeed in obtaining any patents in a timely manner or at all, or that the breadth or degree of protection of any such patents will protect our interests;
▪	the use of our technology will not infringe on the proprietary rights of others;
▪
patent applications relating to our potential products or technologies will result in the issuance of any patents or that, if issued, such patents will afford adequate protection to us or not be challenged, invalidated or infringed;

▪	patents will not issue to other parties, which may be infringed by our potential products or technologies; or
▪
we will continue to have the financial resources necessary to prosecute our existing patent applications, pay maintenance fees on patents and patent applications, or file patent applications on new inventions.

Efforts to patent critical technologies in our primary business segment may not be successful.

New patent activity from other companies could affect and alter the ability to obtain and/or license what we believe to be our own EcoSmart patentable intellectual property.  Additionally, the possibility exists that our efforts could infringe on the proprietary rights of third parties.  Competitive patent activity is always a risk, and U.S. patent applications are unpublished for at least one year.  Although we intend to reasonably protect our rights with respect to what we believe to be our intellectual property, there can be no assurance that such initiatives will be successful or that, in any event, such initiatives would not divert management’s attention away from operational matters and indirectly result in adverse consequences to our financial condition and results of operation.

Certain aspects of our primary business segment technology are not protectable by patent.

Certain aspects of EcoSmart’s know-how and technology are not patentable, or, for strategic reasons, are best protected in the determination of management by leaving them unpatented.  In this regard, trade secrets play an important part in our intellectual property strategy, and we vigilantly seek to protect them.  To protect our proprietary position in trade secrets, we require all employees, consultants, advisors and collaborators with access to our technology to enter into confidentiality and invention ownership agreements with us.  There can be no assurance, however, that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure.  Further, in the absence of patent protection, competitors who independently develop substantially equivalent technology, or otherwise acquire it, may adversely impact our business.

Patent litigation presents an ongoing threat to our primary business segment in terms of both outcomes and costs.

It is possible that litigation over patent matters with one or more competitors could arise.  We could incur substantial litigation or interference costs in defending ourselves against lawsuits brought against us or in lawsuits in which we assert our patent rights against others.  If the outcome of any such litigation is unfavorable, our business could be materially adversely affected.  To determine the priority of inventions, we may also have to participate in interference proceedings declared by the United States Patent and Trademark Office, the associated expense of which can become substantial.  In such event, there can be no assurance that we will have available to us the requisite financial resources to aggressively, or even adequately, defend, initiate, or pursue this type of litigation.

Patents obtained by other persons may result in infringement claims against us that are costly to defend and which may limit our ability to use the disputed technologies and prevent us from pursuing research and development or commercialization of potential products and/or applications markets.

If third party patents or patent applications contain claims infringed by either our technology or other technology required to make and use our potential products, and such claims are ultimately determined to be valid, there can be no assurance that we would be able to obtain licenses to these patents at a reasonable cost, if at all, or be able to develop or obtain alternative technology.  If, under such circumstances, we are unable to obtain any such licenses at a reasonable cost, we may not be able to develop some products commercially, and, further, we may be required to defend ourselves in court against allegations of infringement of third party patents.  Patent litigation is very expensive and can consume substantial resources and create significant uncertainties.  Any adverse outcome in such a suit could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties, or require us to cease using such technology.

We may not be able to adequately defend against piracy of intellectual property in foreign jurisdictions.

Considerable research in the areas of organic and inorganic chemistry, materials engineering, and nanotechnology is being performed in countries outside of the United States, and a number of potential competitors are located in these countries.  The laws protecting intellectual property in some of those countries may not provide adequate protection to prevent our competitors from misappropriating our intellectual property within those jurisdictions and elsewhere.  Several of these potential competitors may be further along in the process of product development and also operate large, company-funded research and development programs.  As a result, our international competitors may develop more competitive or affordable products, or achieve earlier patent protection or product commercialization than we are able to achieve.  Any such competitive products may render any products or product candidates that we develop obsolete.

Our products are currently expensive to manufacture for the most part, and they may not be profitable if we are unable to reduce our costs to produce them.

Our products are significantly more expensive to manufacture than most comparable products on the market today.  This is because our sales to date have been very modest, causing our raw materials purchasing volumes and manufacturing output volumes to be correspondingly low, and our costs for each relatively high.  We have only recently begun exploring and experimenting with purchasing and manufacturing processes and procedures enabling our production capacity to reach commercial volumes.  Although there can be no assurance, it is our intention to substantially reduce manufacturing costs through process improvements, increases in manufacturing scale and outsourcing to experienced manufacturers.  If we are not able to make these or other improvements, and depending on the pricing of the product, our profit margins may be significantly less than that of our competitors.  In addition, we may not be able to command a high enough price from our customers for our products within some or all applications markets to generate a profit.  If we are unable to realize significant profits from our products, our business would be materially harmed.

We will likely be required to spend large amounts of money for environmental compliance in connection with the ongoing operations of our primary business segment.

As a manufacturer of applied specialty coating and surfacing materials, we are subject to a variety of stringent regulations under numerous U.S. federal, state, local and foreign environmental, health and safety laws and regulations relating to the generation, storage, handling, discharge, disposition and stewardship of hazardous wastes and other materials. In this regard, we will likely have to expend substantial amounts to comply with such laws and regulations as well as establish a policy to minimize our environmental emissions. Nevertheless, legislative, regulatory and economic uncertainties (including existing and potential laws and regulations pertaining to climate change) may make it difficult for us to project future spending for these purposes and, if there is an acceleration in new regulatory requirements, we may be required to expend substantial additional funds to remain in compliance.

Our primary business segment involves our having to work with dangerous materials that can potentially injure our employees, damage our facilities, and disrupt our operations.

Some of EcoSmart’s operations involve the handling of hazardous materials that may pose the risk of fire, explosion, or the release of hazardous substances into the surrounding environment.  Such events could result from terrorist attacks, natural disasters, or operational failures, and might cause injury or loss of life to our employees and others, environmental contamination, and property damage.  Any such events might cause a temporary shutdown of an affected plant, or portion thereof, or a customer’s premises, or a portion thereof, and we could be subject to penalties or claims as a result.  A disruption of our operations caused by any of these or other events could have a material adverse effect on our results of operations.

Our primary business segment could expose us to product liability claims, which, in turn, could diminish our assets and adversely affect our operations.

We may be held liable or incur expenses to settle product liability claims if the EcoSmart products we sell cause injury, directly or indirectly, or are found unsuitable during product testing, manufacturing, marketing, sale or use. These risks exist even with respect to any products that have received, or may in the future receive, regulatory approval, registration or clearance for commercial use.  There can be no assurance that we will be able to avoid product liability exposure.

We currently do not maintain product liability insurance of any kind, and, as a result of the consummation of the Merger, we will likely need to obtain such insurance coverage in the very near future at levels determined to be sufficient and consistent with industry standards for companies such as ours.  It is possible that such insurance coverage may not be available to us on commercially reasonable terms or at all, and a product liability claim could potentially result in liability to us greater than our assets and insurance coverage, if any, at such time.  Whether or not a product liability insurance policy is obtained or maintained in the future, any product liability claim could harm our business or financial condition.  Moreover, even if we have adequate insurance coverage, product liability claims or recalls could result in negative publicity or force us to devote significant time and attention to matters other than those that arise in the normal course of business.

Our insurance policies may be inadequate and potentially expose us to unrecoverable risks.

We do not carry director and officer insurance and have limited commercial insurance policies.  Any significant insurance claims would have a material adverse effect on our business, financial condition and results of operations. Insurance availability, coverage terms and pricing continue to vary with market conditions.  We endeavor to obtain appropriate insurance coverage for insurable risks that we identify, however, we may fail to correctly anticipate or quantify insurable risks, we may not be able to obtain appropriate insurance coverage, and insurers may not respond as we intend to cover insurable events that may occur.  We have observed rapidly changing conditions in the insurance markets relating to nearly all areas of traditional corporate insurance.  Such conditions have resulted in higher premium costs, higher policy deductibles, and lower coverage limits.  For some risks, we may not have or maintain insurance coverage because of cost or availability.

Conditions in the global economy and global capital markets may adversely affect our EcoSmart results of operations, financial condition, and cash flows.

Our EcoSmart business and operating results may in the future be adversely affected by global economic conditions, including instability in credit markets, declining consumer and business confidence, fluctuating commodity prices and interest rates, volatile exchange rates, and other challenges such as the changing financial regulatory environment that could affect the global economy.  Our customers may experience deterioration of their businesses, cash flow shortages, and difficulty obtaining financing.  As a result, existing or potential customers may delay or cancel plans to purchase products and may not be able to fulfill their obligations in a timely fashion.  Further, suppliers could experience similar conditions, which could impact their ability to fulfill their obligations to us. Because we intend to have significant international operations, there are expected to be a large number of currency transactions that result from international sales, purchases, investments and borrowings.  And although we also intend to actively manage currency exposures that are associated with net monetary asset positions, committed currency purchases and sales, foreign currency-denominated revenues and other assets and liabilities created in the normal course of business, there can be no assurances that such initiatives will be effective.  Future weakness in the global economy and failure to manage these risks could adversely affect our results of operations, financial condition and cash flows in future periods.

Changes in government policies and laws could adversely affect EcoSmart’s financial results.

Although there can be no assurance, EcoSmart sales to customers outside the U.S. are expected over time to account for a material percentage of gross revenues.  As a result, our financial results could be affected by changes in trade, monetary and fiscal policies, laws and regulations, or other activities of U.S. and non-U.S. governments, agencies and similar organizations.  These conditions include, but are not limited to, changes in a country’s or region’s economic or political conditions, trade regulations affecting production, pricing and marketing of products, local labor conditions and regulations, reduced protection of intellectual property rights in some countries, changes in the regulatory or legal environment, restrictions on currency exchange activities, burdensome taxes and tariffs and other trade barriers.  International risks and uncertainties, including changing social and economic conditions as well as terrorism, political hostilities and war, could lead to reduced sales and profitability.

Increases in prices and declines in the availability of raw materials could negatively impact our financial results.

Most of the raw materials used in production are purchased from outside sources, and we intend in the near future to begin making supply arrangements from time to time to meet our planned operating requirements for the future.  Supply of critical raw materials is managed by qualifying multiple and local sources of supply, including suppliers from outside the U.S., establishing contracts, procuring from multiple sources, and identifying alternative materials or technology whenever possible.  We are continuing our aggressive sourcing initiatives to support our continuous efforts to find the lowest raw material costs.

Increases in the cost of raw materials may have an adverse effect on our earnings or cash flow in the event we are unable to offset these higher costs in a timely manner.  Any inability to obtain critical raw materials would adversely impact our ability to produce our products.

Risks Associated with the Business and Industry of FormTool

We face serious competition in our FormTool category.

The market for our products is rapidly evolving and intensely competitive as new consumer software products and platforms are regularly introduced.  Competition in the consumer software industry is based primarily upon:

▪	brand name recognition;
▪	availability of financial resources;
▪	the quality of titles;
▪	reviews received for a title from independent reviewers who publish reviews in magazines, Websites, newspapers and other industry publications;
▪	publisher’s access to retail shelf space;
▪	the price of each title; and
▪	the number of titles then available.

We face competition from other software publishers, all of which generally sell through the same combination of channels that we do.  In relation to our form creation, these channels also include retail chain stores, direct and online sale and our competitors include FormDocs, LLC and Nuance Communications, Inc.

To remain competitive in our market segments we rely heavily upon our product quality, marketing and sales abilities, proprietary technology and product development capability. However, some of our competitors have longer operating histories, larger customer bases and greater financial, marketing, service, support, technical and other resources than we do.  Due to these greater resources, certain of our competitors have the ability to undertake more extensive marketing campaigns, adopt more aggressive pricing policies, pay higher fees to licensors and pay more to third-party software developers than we can. Only a small percentage of titles introduced into the software market achieve any degree of sustained market acceptance.  If our titles, including special editions, are not successful, our business, our financial condition, including liquidity and profitability, and our results of operations will be negatively impacted.  Moreover, we believe that competition from new entrants will increase as the markets for productivity tools continue to expand.

Product returns, price protections or price concessions that exceed our anticipated reserves could result in worse than expected operating results.

In relation to our retail sales, at the time we ship our products we establish reserves, including reserves that estimate the potential for future product returns and price concessions.  In the past, particularly during title version transitions, we have had to increase price concessions to our wholesale retail customers.  If consumer demand for a specific title or title version falls below expectations or significantly declines below previous rates of retail sell-through, then a price concession or credit may be requested by our wholesale retail customers to spur further retail channel sell-through.  Coupled with more competitive pricing, if product returns, price protections or price concessions exceed our reserves the magnitude of quarterly fluctuations will increase and our operating and financial results will be negatively impacted.  Furthermore, if we incorrectly assess the creditworthiness of any one of our wholesale customers who take delivery of our products on credit, we could be required to significantly increase reserves previously established.

Typically we experience the highest reserves at the end of the first quarter and fourth quarter and the lowest at the end of the third quarter.  Historically, actual returns have been within management’s prior estimates, however, we cannot be certain that any future write-offs exceeding reserves will not occur or that amounts written off will not have a material adverse effect on our business, our financial condition, including liquidity and profitability, and our results of operations.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Revenues”.

Errors or defects in our software products may cause a loss of market acceptance and result in fewer sales and/or greater returns of our products.

Our products are complex and may contain undetected errors or defects when first introduced or as new versions are released.  In the past, we have discovered software errors in some of our new products and enhancements following introduction into the market.  Because our products are complex, we anticipate that software errors and defects will be present in new products or releases in the future.  Although to date, we have not discovered any material errors, future errors and defects could result in adverse product reviews and a loss of, or delay in, market acceptance of our products.

Our FormTool intellectual property may not be adequately protected from unauthorized use by others, which could increase our litigation costs and adversely affect our sales.

Our copyrighted software content and the brand recognition associated with our related product trademarks are the most important assets that we possess in our ability to generate revenues and profits, and we rely very significantly on these intellectual property assets in being able to effectively compete in our market.  There can be no assurance that these intellectual property assets will provide meaningful protection to us from unauthorized use by others, which could result in an increase in competing products and a reduction in our own sales. If we must pursue litigation in the future to enforce or otherwise protect our intellectual property rights, or to determine the validity and scope of the proprietary rights of others, we may not prevail and will likely have to make substantial expenditures and divert valuable resources in any case.  This is particularly true given the fact that the copyrights that we own to the source code and other improvements made to our largest-selling product since 1999 has not been registered, which means that we may not rely upon the otherwise existing advantage of a rebuttable presumption of ownership in the event of, and in connection with, any such litigation.  See “Description of Business – Intellectual Property”.

If our products infringe any proprietary rights of others, a lawsuit may be brought against us that could require us to pay substantial legal expenses and judgments and redesign or discontinue selling one or more of our products.

We are not aware that any of our products infringe upon any valid and clearly enforceable existing proprietary rights of third parties.  Any infringement claims, however, whether or not meritorious, could result in costly litigation or require us to enter into royalty or licensing agreements.  If we are found to have infringed the proprietary rights of others, we could be required to pay damages, redesign the products or discontinue their sale.  Any of these outcomes, individually or collectively, could have a material adverse effect on our business, our financial condition, including liquidity and profitability, and our results of operations.

General Business Risks

The loss of key personnel could adversely affect our business.

We are presently dependent to a great extent upon the experience, abilities and continued services of our management team.  Currently, our only executive under contract is Mr. Malone, our president and chief executive officer.  Beyond the obligations expressly set forth in Mr. Malone’s employment agreement, no assurances can be given that either he or any other executive will remain with us for any particular duration or that any of such other executives will enter into employment agreements with us.  The loss of services of any of the management personnel could have a material adverse effect on our business, financial condition or results of operation.

Failure to effectively manage acquisitions, divestitures, alliances and other portfolio actions could adversely impact our future results.

From time to time, we expect to be evaluating and pursuing acquisition candidates that may strategically fit our business and/or growth objectives.  If we are unable to successfully integrate and develop acquired businesses, we could fail to achieve anticipated synergies and cost savings, including any expected increases in revenues and operating results, which could materially and adversely affect our financial results.  We intend to continually reviews our portfolio of operational assets to assess their respective contributions to our larger objectives and alignment with our broader growth strategy.  However, we may not be successful in separating underperforming or non-strategic assets and gains or losses on the divestiture of, or lost operating income from, such assets may affect our results of operations.  Moreover, we may incur asset impairment charges related to acquisitions or divestitures that reduce any otherwise reportable earnings.

Our results of operations and financial condition could be seriously impacted by business disruptions and security breaches, including cybersecurity incidents.

Business and/or supply chain disruptions, plant and/or power outages and information technology system and/or network disruptions, regardless of cause including acts of sabotage, employee error or other actions, geo-political activity, weather events and natural disasters could seriously harm our operations as well as the operations of our customers and suppliers.  Failure to effectively prevent, detect and recover from security breaches, including attacks on information technology and infrastructure by hackers, viruses, breaches due to employee error or actions, or other disruptions could result in misuse of our assets, business disruptions, loss of property including trade secrets and confidential business information, legal claims or proceedings, reporting errors, processing inefficiencies, negative media attention, loss of sales and interference with regulatory compliance.  We intend to actively manage the risks within our reasonable control that could lead to any such business disruptions and security breaches.  As these threats continue to evolve, particularly around cybersecurity, and particularly as our business grows, however, we may be required to expend significant resources to enhance our control environment, processes, practices and other protective measures.  Despite these efforts, such events could materially adversely affect the Company’s business, financial condition or results of operations.

Our business, including our results of operations and reputation, could be adversely affected by process safety and product stewardship issues.

Failure to appropriately manage safety, human health, product liability and environmental risks associated with our products, product life cycles and production processes could adversely impact employees, communities, stakeholders, the environment, as well as our reputation and results of operations.  Public perception of the risks associated with our products and production processes could impact product acceptance and influence the regulatory environment in which we operate.  While we have in place procedures and controls to manage process safety risks, issues could be created by events outside of our control including natural disasters, severe weather events, acts of sabotage and substandard performance by our external partners.

Our results of operations could be adversely affected by litigation and other commitments and contingencies.

We face risks arising from various asserted and unasserted litigation matters, including, but not limited to, product liability, patent infringement, and claims for third party property damage or personal injury stemming from alleged environmental torts.  We have noted a nationwide trend in purported class actions against manufacturers of chemical and materials-based products generally seeking relief such as medical monitoring, property damages, off-site remediation and punitive damages arising from alleged environmental torts without claiming present personal injuries.  We have also noted a trend in public and private nuisance suits being filed on behalf of states, counties, cities and utilities alleging harm to the general public.  Various factors or developments can lead to changes in current estimates of liabilities such as a final adverse judgment, significant settlement or changes in applicable law. A future adverse ruling or unfavorable development could result in future charges that could have a material adverse effect on us.  An adverse outcome in any one or more of these matters could be material to our financial results.

In the ordinary course of business, we may make certain commitments, including representations, warranties and indemnities relating to current and past operations, including those related to products we sell, divested businesses, and issue guarantees of third party obligations.  If we were required to make payments as a result, they could exceed the amounts accrued, thereby adversely affecting our results of operations.

Risks Associated with Our Status as a Public Reporting and Publicly-Traded Company

There can be no assurance that we will not be deemed to have constituted a “shell company” immediately prior to the Merger for purposes of Rule 144, and if that occurs, it will render resales of our Common Stock ineligible for exemption under Rule 144 for an indefinite period.

Rule 144 under the Securities Act, which is commonly relied upon for resales of restricted securities, is unavailable to the holders of securities of companies coming within the definition of a “shell company” until it is no longer a shell company and certain conditions are satisfied.  For purposes of Rule 144, a “shell company” is defined as any registrant that, among other things, has “no or nominal operations.”  Although our operations immediately preceding the Merger relative to what we had up until our divestiture of QuickVerse during 2011 may seem nominal, we do not believe that, given the tests to be applied in making a determination on this issue for purposes of this analysis, our operations are nominal.  Specifically, and although there can be no assurance as to whether the SEC does or will share our view on this issue, we believe that the continued pursuit of our business and consumer software operations up through the consummation of the Merger, when coupled with our continuing interest in developing that business for the foreseeable future, make any determination to the contrary incorrect.  No assurance can be provided that, if challenged, the SEC will agree with our position in this regard, either immediately or eventually. If we are deemed to have been a shell company prior to the Merger, among other implications, holders of our securities that are restricted will be unable to rely on Rule 144 to resell them, at least until a year passes from the filing date of this current report on Form 8-K.  For the holders of any such securities, and as a practical matter, this means they are unlikely to be able to sell them for an indefinite period.

There can be no assurance that we will not be deemed to have constituted a “shell company” for purposes of Rule 144 immediately prior to the Merger, and if that occurs, it may subject us to issues impacting liquidity of our securities with respect to the SEC’s review of a future resale registration statement.

If we are deemed a “shell company” as discussed above, holders of restricted shares of our Common Stock, including potentially those receiving them as part of a business combination, will be unable to rely on Rule 144 to resell them, and, in order for them to be able to be resold, we will likely have to file a resale registration statement on Form S-1, or some other available form, to register for resale such shares.  We cannot, however, control this future registration process in all respects as some matters are outside our control.  Even if we are successful in causing the effectiveness of the resale registration statement, there can be no assurances that the occurrence of subsequent events may not preclude our ability to maintain the effectiveness of the registration statement.  Any of the foregoing items could have adverse effects on the liquidity of our shares of Common Stock.

In addition, the SEC has announced in recent years that it has developed internal guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in so-called private investment in public equity (“PIPE”) transactions, where the issuer has a market capitalization of less than $75 million and, in general, does not qualify to file a registration statement on Form S-3 to register its securities if the issuer’s securities are listed on the OTCBB or on the Pink Sheets.  The SEC has taken the position that these smaller issuers may not be able to rely on Rule 415 under the Securities Act (“Rule 415”), which generally permits the offer and sale of securities on a continued or delayed basis over a period of time, but instead would require that the issuer offer and sell such securities in a direct or “primary” public offering, at a fixed price, if the facts and circumstances are such that the SEC believes the investors seeking to have their shares registered are underwriters and/or affiliates of the issuer.

It appears that the SEC in most cases will permit a registration for resale of up to one third of the total number of shares of Common Stock then currently owned by persons who are not affiliates of such issuer and, in some cases, a larger percentage depending on the facts and circumstances.  SEC staff members also have indicated that an issuer in most cases will have to wait until the later of six months after effectiveness of the first registration, or such time as substantially all securities registered in the first registration are sold, before filing a subsequent registration on behalf of the same investors.  Since, following a merger or business combination, we may have few or no tradable shares of Common Stock outstanding, it is unclear as to how many, if any, shares of Common Stock the SEC will permit us to register for resale, though SEC staff members have at times indicated a willingness to consider a higher percentage in connection with registrations following mergers with shell companies such as would be the case with the us if the SEC deemed us to have been a shell company immediately preceding the consummation of the Merger.  The SEC may require as a condition to the declaration of effectiveness of a resale registration statement that we reduce – or “cut back” – the number of shares of Common Stock to be registered in such registration statement.  The result of the foregoing is that a stockholder’s liquidity in our Common Stock may be adversely affected in the event the SEC requires a cutback of the securities as a condition to allow the Company to rely on Rule 415 with respect to a resale registration statement, or, if the SEC requires us to file a primary registration statement.

Risks Associated with the Prospective Dilution of Our Common Stock

The number of our outstanding shares of Common Stock will likely be increased dramatically in the very near term, and the percentage interest of the Company held by existing holders of our Common Stock will be correspondingly reduced.

As part of the Merger, we have issued 111,193 shares of our Series MX Convertible Preferred Stock to the former shareholders of EcoSmart.  In accordance with the specified terms of the Series MX Convertible Preferred Stock, each of such shares will automatically convert into 2,500 shares of our Common Stock if and when any amendment to our articles of incorporation is duly effected increasing the number of authorized shares of Common Stock from 120,000,000 to 900,000,000.  In the meantime, shares of the Series MX Convertible Preferred Stock carry with them voting rights on an as-converted-to-Common-Stock basis, meaning that holders of such shares effectively have the same influence on actions of the Company as holders of our Common Stock.  Although effecting such increase requires a vote and approval of the holders of our Common Stock, as well as the holders of the Series MX Convertible Preferred Stock voting on an as-converted-to-Common-Stock basis, and even though approval in this regard seems virtually assured as a practical matter given the controlling interest of the holders of the Series MX Convertible Preferred Stock coupled with their economic incentive to approve such measure in order to afford them the liquidity associated with a publicly-traded security, no assurance may be given of such result at this time.  It is, however, and in any event, the current intention of management to effect this automatic conversion as soon as practicable.  If and when any such amendment to our articles of incorporation is duly approved and effected, the outstanding number of shares of our Common Stock will increase by 277,981,807 shares and the percentage holdings of the Company represented by all other of our existing stockholders will be reduced by approximately 70%.

We currently have outstanding $250,000 in principal face amount of debt convertible into Common Stock at a ratio tied to the publicly quoted price of our Common Stock and exercisable any time at a 50% discount thereto.

The Merger has resulted in our assuming and carrying an aggregate of $489,000 in principal face amount of debt on our balance sheet as of the date of this current report on Form 8-K.   In accordance with its terms, $250,000 of such principal face amount of debt is required to be serviced with quarterly interest payments (calculated on the basis of a 10% annual percentage rate), and then to be repaid in full by July 23, 2015 unless the principal is converted before then to shares of restricted Common Stock at the election of the holder.  In the event that the holder of this convertible debt elects to convert some or all of the principal at any time prior to its repayment, the holder may do so on the basis of a conversion ratio tied to the publicly quoted price of our Common Stock and exercisable any time at a 50% discount thereto.  This means that the number of shares to be received by the holder upon any such conversion would be the amount of whatever portion of the principal the holder elected to convert divided by one half of the publicly quoted trading price of our Common Stock as of the election.  And notably, there is no upper limit on the number of shares that may be issued.  As of the date of this current report on Form 8-K, for example, and assuming that the holder elected to convert the entire principal face amount of the debt, the holder would be entitled to receive approximately 78,125,500 shares of our Common Stock, which, based on our current total number of shares of Common Stock outstanding, and assuming conversion of all outstanding shares of our Series MX Convertible Preferred Stock, would represent approximately 20% of our total number of shares of Common Stock outstanding, and the percentage holdings of the Company represented by all other of our existing stockholders will be reduced by approximately 20%, and substantially diluted as a result.

Future issuances of our Common Stock or preferred stock are likely and may dilute your economic interest.

We may issue additional shares of our Common Stock in the future in connection with financings, which we expect to do in the very near-term and will likely have to do repeatedly until such time, if at all, that our revenues attain a consistent level at which they can support both our operating and capital investment requirements.  While any such financings may involve registered or unregistered sales of securities, in the case of unregistered sales, the subject securities may, and likely will – given our early-stage of development – be either preferred stock or debt, convertible into Common Stock on the basis of a given ratio.  We may also issue shares of our Common Stock or preferred stock in connection with acquisitions and/or business combinations, and here, too, in either registered or unregistered, exempted transactions.  Although we intend to limit any financings or acquisitions in relation to which we issue shares to those for which the implied value of our shares are equal to or greater than our most reasoned estimate of our intrinsic value, thereby avoiding dilution to our existing stockholders in terms of economic value, there can be no assurance in this regard because (i) intrinsic value is, to at least some degree, an inherently subjective benchmark range in relation to which reasonable minds can differ, and (ii) financings may be critical at a time when we are unable to attract the interest of potential investors willing to invest on the basis of a valuation considered by us to be within our intrinsic value range.

Other Risks Associated with an Investment in our Common Stock

As a result of the Merger, our Common Stock is effectively controlled by a single entity.

Prior to the merger, the majority shareholder of EcoSmart was The Renewable Corporation (“TRC”).  Although the consideration received by TRC for its shares of EcoSmart in connection with the Merger consisted of shares of our Series MX Convertible Preferred Stock, not our Common Stock, each outstanding share of our Series MX Convertible Preferred Stock will automatically convert into 2,500 shares of our Common Stock if and when any amendment to our articles of incorporation is duly effected increasing the number of authorized shares of Common Stock from 120,000,000 to 900,000,000.  If and when it occurs, this conversion will cause 157,941,267 shares of our Common Stock to be held by TRC, which, based on the total number of shares of our Common Stock outstanding as of the date of this current report on Form 8-K, represents 39.8% thereof.  In the meantime, moreover, shares of the Series MX Convertible Preferred Stock carry with them voting rights on an as-converted-to-Common-Stock basis, meaning that holders of such shares effectively have the same influence on actions of the Company as holders of our Common Stock.  Although effecting the increase in authorized shares of Common Stock requires a vote and approval of the holders of our Common Stock, as well as the holders of the Series MX Convertible Preferred Stock voting on an as-converted-to-Common-Stock basis, and even though approval in this regard seems virtually assured as a practical matter given the controlling interest of the holders of the Series MX Convertible Preferred Stock coupled with their economic incentive to approve such measure in order to afford them the liquidity associated with a publicly-traded security, no assurance may be given of such result at this time.  It is, however, and in any event, the current intention of management to effect this automatic conversion as soon as practicable.  Whether the increase is effected or not, however, the degree of control over the Company exercisable by TRC is effectively absolute for the time being, and the interests of TRC may differ from your interests or those of other holders of our Common Stock.  As a result, TRC, and in particular its management, will, subject to the limitation described in the risk factor that follows immediately below, have ultimate influence over and control all corporate actions requiring stockholder approval, irrespective of how you and the Company’s other stockholders may vote, including, for example, but not limited to, the following actions:

▪	to elect or defeat the election of our directors;
▪	to amend or prevent amendment of our articles of incorporation or bylaws;
▪	to effect or prevent a merger, sale of assets or other corporate transaction; and
▪	to control the outcome of any other matter submitted to our stockholders for vote.

In addition, the controlling interest in our capital stock held by TRC may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which could, in turn, reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

The holder of our convertible debt has veto power over the filling of vacant board seats, which we have agreed to limit to five until that debt is retired.

Our corporate bylaws currently provide for a classified board of directors consisting of up to 15 members, as determined from time to time within the discretion of our board of directors through the due execution of appropriate resolutions and procedures.  As of the consummation of the Merger, we currently have a 5-person classified board of directors with three sitting members and two vacancies.  Of the three sitting members, one, John Kuehne, is a Class I member, whose current term expires on July 22, 2016, one, Donald Schoenfeld, is a Class II member, whose current term expires on July 22, 2017, and one, Steven Malone, is a Class III member, whose current term expires on July 22, 2018.  In accordance with a $250,000 debt restructuring effected concurrently with the consummation of the Merger, however, we have agreed to limit the size of our board of directors to no more than five sitting members until such time as that debt is satisfied and to obtain the consent of the holder of such debt to any directorship appointments effectively filling the two existing vacancies in the meantime.  As a result of this agreement, and though still possessing all of the same voting rights relative to the constitution of our board of directors, holders of our Common Stock, individually and collectively, are deprived for the time being of the same right to influence and effect such constitution as otherwise entitled under Nevada corporate law and our articles of incorporation and bylaws, and there can be no assurance that the constitution of our board of directors will be consistent with what it would be in the absence of this agreement   and/or that any actions taken or not taken by our board of directors during the effectiveness of this agreement will be consistent with those that would have occurred were it not in place.

If TRC determines to sell its shares of our Common Stock following conversion of the Series MX Convertible Preferred Stock, it could lead to significant drop off in our stock price.

Prior to the merger, the majority shareholder of EcoSmart by an overwhelming margin was The Renewable Corporation (“TRC”).  Although the consideration received by TRC for its shares of EcoSmart in connection with the Merger consisted of shares of our Series MX Convertible Preferred Stock, not our Common Stock, each outstanding share of our Series MX Convertible Preferred Stock will automatically convert into 2,500 shares of our Common Stock if and when any amendment to our articles of incorporation is duly effected increasing the number of authorized shares of Common Stock from 120,000,000 to 900,000,000.  If and when it occurs, which should be viewed as likely in the near-term, it will result in TRC holding 157,941,267 shares of our Common Stock.  Although any shares of our Common Stock issued to holders of our Series MX Convertible Preferred Stock upon any such conversion would be restricted shares and thus subject to a minimum holding period before they would be eligible for resale absent registration or an exemption, sales of a substantial number of shares of our Common Stock in the public market could adversely affect the market price for our Common Stock and make it more difficult for you to sell shares of our Common Stock at times and prices that you determine.

If the holder of our outstanding convertible debt elects to convert it to Common Stock, and then determines to sell the shares, it could lead to significant drop off in our stock price.

The Merger has resulted in our assuming and carrying an aggregate of $489,000 in principal face amount of debt on our balance sheet as of the date of this current report on Form 8-K.   In accordance with its terms, $250,000 of such principal face amount of debt is required to be serviced with quarterly interest payments (calculated on the basis of a 10% annual percentage rate), and then to be repaid in full by July 23, 2015 unless the principal is converted before then to shares of restricted Common Stock at the election of the holder.  In the event that the holder of this convertible debt elects to convert some or all of the principal at any time prior to its repayment, the holder may do so on the basis of a conversion ratio tied to the publicly quoted price of our Common Stock and exercisable any time at a 50% discount thereto.  This means that the number of shares to be received by the holder upon any such conversion would be the amount of whatever portion of the principal the holder elected to convert divided by one half of the publicly quoted trading price of our Common Stock as of the election.  As of the date of this current report on Form 8-K, for example, and assuming that the holder elected to convert the entire principal face amount of the debt, the holder would be entitled to receive approximately 78,125,500 shares of our Common Stock.  Although any shares of our Common Stock issued to the holder of the convertible debt upon any election to convert would be restricted shares in accordance with the terms of the subject debt instrument, and thus subject to a minimum holding period before they would be eligible for resale absent registration or exemption, sales of a substantial number of shares of our Common Stock in the public market could adversely affect the market price for our Common Stock and make it more difficult for you to sell shares of our Common Stock at times and prices that you determine.

Future issuances of our Common Stock or preferred stock are likely and may depress our stock price.

We may issue additional shares of our Common Stock in the future in connection with financings, which we expect to do in the very near-term and will likely have to do repeatedly until such time, if at all, that our revenues attain a consistent level at which they can support both our operating and capital investment requirements.  While any such financings may involve registered or unregistered sales of securities, in the case of unregistered sales, the subject securities may, and likely will – given our early-stage of development – be either preferred stock or debt, convertible into Common Stock on the basis of a given ratio.  We may also issue shares of our Common Stock or preferred stock in connection with acquisitions and/or business combinations, and here, too, in either registered or unregistered, exempted transactions.  Although we intend to limit any financings or acquisitions in relation to which we issue shares to those for which the implied value of our shares are equal to or greater than our most reasoned estimate of our intrinsic value, thereby avoiding dilution to our existing stockholders in terms of economic value, there can be no assurance in this regard because (i) intrinsic value is, to at least some degree, an inherently subjective benchmark range in relation to which reasonable minds can differ, and (ii) financings may be critical at a time when we are unable to attract the interest of potential investors willing to invest on the basis of a valuation considered by us to be within our intrinsic value range.  In any event, future issuances of shares may have the effect of depressing our stock price for any one or more of the following reasons, among others:

▪	the market perceives shares as having been issued below intrinsic value, thereby diluting their economic interests, and decide therefore to sell, thereby putting downward pressure on the stock price;
▪
the market will perceive an “overhang” in shares soon to be entering the float via resale registration or exemption, and discount the current value accordingly, thereby putting downward pressure on the stock price;

▪
investors that acquire substantial blocks of Common Stock in connection with a private financing subsequently determine to sell out their position rapidly once the shares become eligible for resale, and particularly if they are professional investors that acquired their shares at a price below current market, thereby putting downward pressure on the stock price;

▪
investors that acquire substantial blocks of Common Stock in connection with a private financing involving a convertible security in relation to which the conversion price is tied to the market price of the stock and there is no lower limit (“floor”) on such conversion price subsequently determine to sell out their position rapidly once they acquire the shares or they become eligible for resale, and particularly if they are engaged in contemporaneous short-selling initiatives involving the Common Stock, thereby putting downward pressure on the stock price; or

▪
recipients of shares in a business combination subsequently determine to sell out their position rapidly once the shares become eligible for resale, and particularly if they are individual retail investors that had held the shares throughout an extended period of illiquidity, thereby putting downward pressure on the stock price.

Future sales of our Common Stock by our officers or directors may depress our stock price.

Our officers and directors are not contractually obligated to refrain from selling any of their shares; therefore, our officers and directors may sell any shares owned by them which are registered under the Securities Act, or which otherwise may be sold without registration to the extent permitted by Rule 144 or other exemptions.  Because of the perception by the investing public that a sale by such insiders may be reflective of their own lack of confidence in our prospects, the market price of our Common Stock could decline as a result of a sell-off following sales of substantial amounts of Common Stock by our officers and directors into the public market, or even the mere perception that these sales could occur.

Though our Common Stock is quoted on the OTCQB and OTCBB, there is no liquidity and no established public market for our Common Stock, which means that it will likely be difficult to sell shares.

Our Common Stock is quoted over the counter on the OTCQB and OTCBB under the symbol “FIND.”  The OTCQB and OTCBB are not exchanges and the over-the-counter market is a significantly more limited market than established trading markets and national exchanges such as the New York Stock Exchange and Nasdaq, including the Nasdaq Global Select Market.  Broker dealers may not be willing to make a market in shares quoted solely over the counter such as ours.  In addition, the OTCQB, OTCBB, and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell shares on acceptable terms.

Although we are an Exchange Act reporting company, there is no active trading market for our Common Stock. There can be no assurance that an active trading market will ever develop for our Common Stock or, if it does develop, that it will be maintained.  Failure to develop or maintain an active trading market will have a generally negative effect on the price of our Common Stock, and you may be unable to sell your shares or any attempted sale of such shares may have the effect of lowering the market price, and therefore your investment could be a complete or partial loss.  Unless an active trading market develops for our Common Stock, for which there is no assurance, you may not be able to sell your shares.

We cannot assure you that our Common Stock will ever be listed on one of the national securities exchanges.

Although it is our intention to seek the listing of our Common Stock on Nasdaq (Global or Capital Markets) or another stock exchange as soon as we are able, there can be no assurance that we will be able to meet the initial listing standards of either of those or any other stock exchange in the foreseeable future, or ever, or that, if we do, and we become listed, that we will be able to maintain such listing through continuing eligibility.  Until our Common Stock is listed on one of the national stock exchanges, for which there can be no assurance, we expect that our Common Stock would continue to trade on the OTCQB and OTCBB.

Since our Common Stock is thinly traded, it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price you paid.

You may have difficulty reselling shares of our Common Stock, either at or above the price you paid, or even at a fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our Common Stock is thinly traded, it is particularly susceptible to such changes.  These broad market changes may cause the market price of our Common Stock to decline regardless of how well we perform as a company, and, depending on when you determine to sell, you may not be able to obtain a price at or above the price you paid.

If you require dividend income, you should not rely on an investment in our Common Stock.

Because we have very limited cash resources, significant cash needs, and a substantial accumulated deficit relative to recent (negative) earnings, we have not declared or paid any dividends on our Common Stock since our inception and we do not anticipate declaring or paying any dividends on our Common Stock in the foreseeable future. Rather, we intend to retain earnings, if any, for the continued operation and expansion of our business. It is unlikely, therefore, that holders of our Common Stock will have an opportunity to profit from anything other than potential appreciation in the value of our Common Stock held by them. If you require dividend income, you should not rely on an investment in our Common Stock.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company that files reports under the Exchange Act, we have significant additional requirements for enhanced financial reporting and internal controls. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company under the Exchange Act.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to address any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth.  If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Unless and until we garner analyst research coverage, we are unlikely to create long-term market value in our Common Stock.

Although we are an Exchange Act reporting company and our Common Stock is quoted on the OTCQB and OTCBB, we are unaware of any investment banking firms, large or small, that currently provide analyst research coverage on the Company and, given our relatively small size within the public securities markets, it is unlikely that any investment banks will begin doing so in the near future.  Without continuing research coverage by reputable investment banks or similar firms, it is considerably more difficult to attract the interest of most institutional investors, which are generally considered to be very important in achieving a desirable balance in shareholder composition and long-term market value in a stock.  While we intend to continue to aggressively pursue investor relations initiatives designed to create visibility for the Company and Common Stock, and hope to garner analyst coverage in the future, there can be no assurance that we will succeed in this regard and any inability on our part to develop such coverage is likely to materially impede the realization of long-term market value in our Common Stock.

Our Common Stock is subject to the “penny stock” regulations, which is likely to make it more difficult to sell.

Our Common Stock is considered a “penny stock,” which generally is a stock trading under $5.00 and not registered on any national securities exchanges.  The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. This regulation generally has the result of reducing trading in such stocks, restricting the pool of potential investors for such stocks, and making it more difficult for investors to sell their shares. Prior to a transaction in a penny stock, a broker-dealer is required to:

▪	deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market;
▪	provide the customer with current bid and offer quotations for the penny stock;
▪	explain the compensation of the broker-dealer and its salesperson in the transaction;
▪	provide monthly account statements showing the market value of each penny stock held in the customer’s account; and
▪	make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to the penny stock rules.  Since our Common Stock is subject to the penny stock rules, investors in our Common Stock may find it more difficult to sell their shares.

As an issuer of “penny stock,” we do not currently benefit from the protection provided by the federal securities laws relating to forward-looking statements.

Although, generally, federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, and since our Common Stock has consistently traded in recent years at a level at which it is considered to constitute a “penny stock”, we do not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that any material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

Our stock price could be volatile, and your investment could suffer a decline in value.

The trading price of our Common Stock is likely to be highly volatile and could be subject to extreme fluctuations in price in response to various factors, many of which are beyond our control, including:

▪	the trading volume of our shares;
▪	the number of securities analysts, market-makers and brokers following our Common Stock;
▪	changes in, or failure to achieve, financial estimates by securities analysts;
▪	new products introduced or announced by us or our competitors;
▪	announcements of technological innovations by us or our competitors;
▪	our ability to produce and distribute retail packaged versions of our software in advance of peak retail selling seasons;
▪	actual or anticipated variations in quarterly operating results;
▪	conditions or trends in the consumer software and/or Christian products industries;
▪	announcements by us of significant acquisitions, strategic partnerships, joint ventures, or capital commitments;
▪	additions or departures of key personnel;
▪	sales of our Common Stock; and
▪	stock market price and volume fluctuations of publicly-traded, particularly microcap, companies generally.

The volatility of our Common Stock is illustrated by reference to the fact that, during fiscal year 2013, our trading price fluctuated from a low of $0.002 to a high of $0.030 per share.

The stock market has recently experienced significant price and volume fluctuations.  Volatility in the market price for particular companies has often been unrelated or disproportionate to the operating performance of those companies.  These broad market and industry factors may seriously harm the market price of our Common Stock, regardless of our operating performance.  In addition, securities class action litigation has often been initiated following periods of volatility in the market price of a company’s securities.  A securities class action suit against us could result in substantial costs, potential liabilities and the diversion of management’s attention and resources from our business.  Moreover, and as noted above, our Common Stock is currently quoted on the OTCQB and OTCBB and, further, sales of our shares are subject to the penny stock regulation.  Price fluctuations in such shares are particularly volatile and subject to manipulation by market makers, short-sellers and option traders.

FINANCIAL INFORMATION FOR THE YEARS ENDED DECEMBER 31, 2013 AND DECEMBER 31, 2012

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the notes to those financial statements that are attached as Exhibit 99.1 to this Current Report on Form 8-K.  The Financial Statements should not be relied on for an understanding of the current financial status of the Company without reference to this discussion and analysis.

The following discussion should be read together with our consolidated financial statements for the period ended December 31, 2013 and the Notes to the Consolidated Financial Statements.

EcoSmart’s Critical Accounting Policies

Our critical accounting policies, including the assumptions and judgments underlying them, are more fully described in the Notes to the Consolidated Financial Statements. We have consistently applied these policies in all material respects. These policies primarily address matters of expense recognition and revenue recognition. Investors are cautioned that these policies are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially. Below are the accounting policies that we believe are the most critical in order to gain an understanding of our financial results and condition.

Consolidation Policy

From the January 20, 2012 (inception) through September 18, 2012, the consolidated financial statements include the accounts of EcoSmart Surface Technologies, Inc. and EcoSmart Coating Technologies, Inc., both of which were wholly owned subsidiaries of EcoSmart Surface and Coating Technologies, Inc. Since the merger of these entities on September 18, 2012, the financial statements included the accounts of the merged entity. All intercompany balance and transactions have been eliminated in consolidation.

Use of Estimates and Assumptions

The preparation of our financial statements are in conformity with U.S. Generally Accepted Accounting Principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us may differ materially and adversely from our estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. Our significant estimates include the valuation of equity-based consideration and of derivative liability.

Fair Value of Financial Instruments

Fair value measurements are determined under a three-level hierarchy for fair value measurements that prioritizes the inputs to valuation techniques used to measure fair value, distinguishing between market participant assumptions developed based on market data obtained from sources independent of the reporting entity (“observable inputs”) and the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (“unobservable inputs”). Fair value is the price that would be received to sell an asset or would be paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date. In determining fair value, we primarily use prices and other relevant information generated by market transactions involving identical or comparable assets (“market approach”). We also consider the impact of a significant decrease in volume and level of activity for an asset or liability when compared with normal activity to identify transactions that are not orderly.

The highest priority is given to unadjusted quoted prices in active markets for identical assets (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Securities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The three hierarchy levels are defined as follows:

▪	Level 1 – Quoted prices in active markets that is unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities;
▪
Level 2 – Quoted prices for identical assets and liabilities in markets that are not active, quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly;

▪	Level 3 – Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

Credit risk adjustments are applied to reflect our own credit risk when valuing all liabilities measured at fair value. The methodology is consistent with that applied in developing counterparty credit risk adjustments, but incorporates our own credit risk as observed in the credit default swap market.

Our financial instrument that is adjusted to fair value at each balance sheet date consists of a derivative liability related to the conversion feature embedded in convertible debt. Our derivative liability results from the issuance of convertible debt and is reflected at fair value based on the terms of conversion which results in fair value approximating intrinsic value, which is consistent with level 3 inputs. See Note 4.

The following table represents our financial instrument that is measured at fair value on a recurring basis as of December 31, 2013 and December 31, 2012 for each fair value hierarchy level:

December 31, 2013	Derivative Liability $
Level I	$—
Level II	$—
Level III	$250,000
December 31, 2012
Level I	$—
Level II	$—
Level III	$250,000

The carrying amount of our accounts payable and accrued expenses, notes payable to related parties and convertible note payable approximate fair value due to their short term.

Inventory

In accordance with ASC 330, our inventories are recorded at the lower of cost or market.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method based on the estimated useful lives generally ranging from three to seven years. Amortization of leasehold improvements is computed using the straight-line method over the lesser of the useful life of the asset or the remaining term of the lease. Expenditures for maintenance and repairs are expensed as incurred.

Intangible Assets

Our intangible assets consist of patents and patent’s pending acquired from third parties and are recorded at cost. We amortize the cost of our intangible assets over their estimated useful lives of approximately eleven years. Patents pending are not amortized until patents are issued. Amortizable intangible assets are tested for impairment based on undiscounted cash flows and, if impaired, written down to fair value based on either discounted cash flows or appraised values. Intangible assets with indefinite lives are tested for impairment, at least annually, and written down to fair value as required.

Revenue Recognition

We recognize revenue in accordance with SAB 104, Revenue Recognition. SAB 104 clarifies application of U.S. Generally Accepted Accounting Principles to revenue transactions. Under certain circumstances, we recognize revenue in accordance with the provisions of Statement of Financial Accounting Standards No. 139 and American Institute of Certified Public Accountants Statement of Position 00-2 (collectively referred to as “SOP 00-2”). We recognize revenue when the earnings process is complete. That is, when the arrangements of the goods are documented, the pricing becomes final and collectability is reasonably assured. An allowance for bad debt is provided based on estimated losses.  Revenue is recognized when a product is delivered or shipped to the customer and all material conditions relating to the sale have been substantially performed. For revenue received in advance for goods, we record a current liability classified as either deferred revenue or customer deposits.

Shipping and Handling

Shipping and handling costs are included in cost of sales.

Income Taxes

We account for income taxes in accordance with ASC 740-10, Income Taxes. We recognize deferred tax assets and liabilities to reflect the estimated future tax effects, calculated at the tax rate expected to be in effect at the time of realization. We record a valuation allowance related to a deferred tax asset when it is more likely than not that some portion of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

ASC 740-10 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues. We classify interest and penalties as a component of interest and other expenses. To date, we have not been assessed, nor have we paid, any interest or penalties.

We measure and record uncertain tax positions by establishing a threshold for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Only tax positions meeting the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized. All of our tax years remain subject to examination by federal and state tax jurisdictions.

Earnings (Loss) Per Share

We report earnings (loss) per share in accordance with ASC 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net loss by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the period.

Emerging Growth Company - Critical Accounting Policy Disclosure

We qualify as an “emerging growth company” under the 2012 JOBS Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. As an emerging growth company, we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period.

FormTool’s Critical Accounting Policies

Our critical accounting policies for our FormTool operations, including the assumptions and judgments underlying them, are more fully described in the Notes to the Consolidated Financial Statements. We have consistently applied these policies in all material respects. These policies primarily address matters of expense recognition and revenue recognition, including amortization of software development cost and the calculation of reserve for returns. Investors are cautioned that these policies are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially.  Below are the accounting policies that we believe are the most critical in order to gain an understanding of our financial results and condition.

Discontinued Operations

Discontinued operations are defined as a component that has been disposed of or is classified as held for sale. If in management’s review of a component determine that such component has been disposed of or is classified as held for sale the results of such component should be classified as discontinued operations provided (1) its operations and cash flows have been (or will be) eliminated from our ongoing operations, and (2) we will have no significant continuing involvement in the component after its disposition.

Accounts Receivable

Accounts receivable arise in the normal course of business. It is the policy of management to continuously review the outstanding accounts receivable, as well as the bad debt write-offs experienced in the past, and establish an allowance for doubtful accounts for uncollectible amounts. Individual accounts are charged against the allowance when they are deemed uncollectible.

Accounting for Long-Lived Assets

We review property and equipment and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of our carrying amount to future net cash flows the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair market value. Property and equipment to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Intangible Assets

In accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 350-30, General Intangibles Other Than Goodwill, intangible assets with an indefinite useful life are not amortized. Intangible assets with a finite useful life are amortized on the straight-line method over the estimated useful lives.  All intangible assets are tested for impairment annually during the fourth quarter.

Software Development Costs

In accordance with ASC 985-20-25, Costs of Software to Be Sold, Leased, or Marketed, software development costs are expensed as incurred until technological feasibility and marketability has been established, generally with release of a “beta” version for testing.  Once the point of technological feasibility and marketability is reached, direct production costs (including labor directly associated with the development projects), indirect costs (including allocated fringe benefits, payroll taxes, facilities costs, and management supervision), and other direct costs (including costs of outside consultants, purchased software to be included in the software product being developed, travel expenses, material and supplies, and other direct costs) are capitalized until the product is available for general release to customers.  We amortize capitalized costs on a product-by-product basis.  Amortization for each period is the greater of the amount computed using (i) the straight-line basis over the estimated product life (generally from 12 to 18 months, but up to 60 months), or (ii) the ratio of current revenues to total projected product revenues.

Capitalized software development costs are stated at the lower of amortized costs or net realizable value.  Recoverability of these capitalized costs is determined at each balance sheet date by comparing the forecasted future revenues from the related products, based on management’s best estimates using appropriate assumptions and projections at the time, to the carrying amount of the capitalized software development costs.  If the carrying value is determined not to be recoverable from future revenues, an impairment loss is recognized equal to the amount by which the carrying amount exceeds the future revenues.

ASC 730, Research and Development, establishes accounting and reporting standards for research and development.  In accordance with ASC 730, costs we incur to enhance our existing products after general release to the public (bug fixes) are expensed in the period they are incurred and included in research and development costs.

Revenue Recognition

We derive revenues from the sale of packaged software products and software distributed electronically via the Internet.  We recognize software revenue for software products and related services in accordance with ASC 985-605, Software Revenue Recognition.  We recognize revenue when persuasive evidence of an arrangement exists (generally a purchase order), we have delivered the product, the fee is fixed or determinable and collectability is probable.

We reduce product revenue for estimated returns and price protections that are based on historical experience and other factors such as the volume and price mix of products in the retail channel, trends in retailer inventory and economic trends that might impact customer demand for our products.

We record the amounts we charge our customers for the shipping and handling of our software products as product revenue and we record the related costs as cost of sales on our consolidated statements of operations.

Deferred Tax Asset Valuation Allowance

In accordance with ASC 740-30, Other Considerations or Special Areas, we record deferred tax assets for deductible temporary differences, net of operating loss carryforwards.  To the extent that it is more likely than not that some portion or all of the deferred tax asset will not be realized, a valuation allowance is established.

Description of Business

On January 23, 2014, we entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with certain of our affiliated stockholders, EcoSmart Acquisition Corp., a majority-owned subsidiary of ours organized specifically for purposes of this transaction, The Renewable Corporation, a Washington corporation, and EcoSmart Surface and Coating Technologies, Inc., a Florida corporation and a wholly owned subsidiary of The Renewable Corporation (“EcoSmart”). Pursuant to the Merger Agreement, we have agreed to enter into a series of transactions centered around a statutory merger (the “Pending Merger”) pursuant to which we will issue what will amount to approximately eighty percent (70%) of our common stock in exchange for all of the issued and outstanding capital stock of EcoSmart. If and when consummated, the Pending Merger would result in a change of control and fundamental restructuring of the Company, including not only our board of directors and operating officers, but also our business operations and strategic direction, though no determinations have been made to date that are expected to impact our existing FormTool product line sales and operations.

Prior to the Merger and since 1999, our business has been developing, publishing, marketing, distributing and direct-selling off-the-shelf consumer and organizational software products for the Windows platform.  Following divestitures of two software titles which had consistently accounted for the overwhelming majority of our revenues while owned by us, including our Membership Plus product line, which we sold in late 2007, and our flagship QuickVerse product line, which we sold during 2011, and title acquisitions during the same period that, in the aggregate, have been relatively insignificant in offsetting the loss of revenues associated with those divestitures, our continuing operations, while not nominal, are currently very limited and insubstantial in terms of revenue, both relative to what they had been prior thereto and by any appropriate standalone measure.

Specifically, our operations immediately prior to the Merger consisted exclusively of those relating to the FormTool line of products which we acquired in February 2008, as well as two language tutorial products, which were retained after the sale of the QuickVerse product line.  Due to a continuing lack of capital over a number of years, we were unable to meaningfully grow the FormTool line and develop related products, and our business and financial prospects became increasingly challenged.

As a result of the Merger, and although it is our current intention to continue to operate and further develop our FormTool product line and business, it is expected that our primary focus will shift going forward in the direction of the business of EcoSmart, where we believe the opportunities for our future growth are greater and have significantly more to offer economically.

EcoSmart was organized in 2012.  However, the patents and other intellectual property forming the foundation of the EcoSmart business were originally developed during a preceding period dating back to 2003 in which it was operated by the developers of the Company’s technologies as Surface Modification Technologies, Inc. (SMT), a Florida corporation, and EcoSmart, LLC, a Florida limited liability company, which were sold together to TRC in 2012.

On January 20, 2012, EcoSmart Coating Technologies, Inc., a Florida corporation, was organized as a wholly-owned subsidiary of TRC.  Simultaneously, EcoSmart Surface Technologies, Inc., also a Florida corporation, was formed as a wholly-owned subsidiary of TRC.  With common ownership by TRC, the assets of each of SMT and EcoSmart, LLC were thereafter transferred in part to EcoSmart Coating Technologies, Inc. with the remainder to EcoSmart Surface Technologies, Inc.  On September 18, 2012, EcoSmart Surface Technologies, Inc. changed its name to EcoSmart Surface & Coating Technologies, Inc.  On October 19, 2012, EcoSmart Coating Technologies, Inc. was merged with and into EcoSmart Surface & Coating Technologies, Inc., leaving EcoSmart Surface & Coating Technologies, Inc. (“EcoSmart”) as the surviving corporation.

EcoSmart is divided into two basic product areas.  One product area is currently centered around a line of specialty industrial glass-based “smart surface” coatings that have a wide range of uses across each of the industrial, commercial, and household market segments and that are centered around a U.S. patented technology that, either on its own or when coupled with any of an array of available proprietary formula additives, offers a unique combination of beneficial surface properties that allow for a broad array of multi-surface and end-product applications.  The other product area involves a proprietary surfacing process – for which a U.S. patent is currently pending – to treat and cover existing floors, walls, counter-tops and table-tops, that offers property owners and occupants of all types a cost-effective means of enjoying a virtually limitless array of very lightweight, aesthetically desirable and high-demand decorative options, coupled with a variety of meaningfully beneficial surface-layer properties, without the necessity for having to remove and dispose of the floors, walls, counter-tops and table-tops already in place, and which process affords a uniquely attractive solution to those property owners and occupants otherwise facing the very costly, time-consuming and administratively burdensome challenges of having to remove and dispose of existing legacy-laden, chemically contaminated and/or vinyl asbestos tile (so-called “VAT”).

Over time, EcoSmart intends to develop itself in the strategic direction of becoming a leading research-oriented high-tech specialty “smart-surface” materials development and licensing company centered around a highly qualified research team and state-of-the-art research lab and applying a combination of organic and inorganic chemistries, materials science engineering, and nanotechnology.  EcoSmart currently has expertise and capabilities in each of these areas.

EcoSmart - Management Overview

During the period from January 20, 2012 (inception) through December 31, 2012, the operations of EcoSmart and its two divisions, specialty coatings and specialty surfacing, commenced.  In large part, we focused on research and development of our products acquired from (SMT). This included testing the products on multiple surfaces for various customers which we then used as examples as well as selling tools for potential new customers. Simultaneously, we engaged a patent attorney in order to secure our intellectual property acquired from SMT. We entered into a lease agreement for office and warehouse space, and we focused on building our staff across the board including executives, sales force, product installers, warehouse staff and administrative staff. In addition, we engaged an advertising agency who created marketing materials for us to use such as banners and ad brochures as well as our Company website www.ecosmartsurfaces.com.

During the year ended December 31, 2013, we made a shift from focusing on testing applications on surfaces at no charge to acquiring revenue opportunities with customers as well as through distribution agreements. We also focused on reducing our ongoing operational expenses, including personnel, sales and marketing, and general overhead to become more aligned with our actual needs moving forward. Our legal costs also decreased as we secured the needed patents during the year ended December 31, 2012. Finally, we entered into another Asset Purchase Agreement with MRP, LLC pursuant to which we acquired the rights and trade secrets on the process of creating multi-use surface and/or coatings that create a unique metallic-glass surface.

FormTool - Management Overview

During the year ended December 31, 2013, there were no new developments to the FormTool product line in regards to either the software program itself or the dedicated website. Although we formulated plans prior to 2013 to develop a new version of our FormTool software package as well as to undertake a cosmetic and functional makeover of the related marketing website, and executing such plans remains a relatively high priority, our ability to do so has been dependent, among other things, on our having available the requisite financial resources, which, to date, we have not, and which, looking ahead, remains highly uncertain. At this time, and given these financial constraints, we are unable to provide any estimate in terms of our completing either the FormTool product and/or website updates that we believe ought be meaningfully relied upon, and, moreover, there can be no assurance that, should financial resources become available, we will continue to be of a view that FormTool is worthy of further investment as a business line given the current uncertainties surrounding our broader strategic objectives.

During the year ended December 31, 2013, we continued to market and sell our two language tutorial products, Greek Tutor and Hebrew Tutor, to retail stores as well as to end users. With sales on the decline, we believe that these software programs, too, are in need of updating both for general market perception purposes and because of their current incompatibility with some of the newer platform technologies that have been widely adopted throughout the broader consumer software market. Given the same financial constraints that have been and are likely to continue to impede advancements in our FormTool line, however, there can be no assurance that we will be able to initiate and/or complete any such update in the foreseeable future.

A key focus of management during the year ended December 31, 2013 centered on reducing our ongoing operational expenses, including personnel, sales and marketing, and general overhead. Simultaneously, and moving forward, management is concentrated on the strategic determination to continue a long-term shift in our product lines away from those within the faith-based vertical market and more towards those that extend across the business and consumer segments more generally.

Near-term liquidity poses a continuous and serious challenge to us and is expected to continue to do so for the foreseeable future. And the need to find ways to stretch our very limited economic resources places ongoing constraints on our very limited human resources.

EcoSmart - Results of Operations for Year Ended December 31, 2013 and Period from January 20, 2012 (inception) through December 31, 2012

Statements of Operations for Year Ended December 31, 2013 and the Period from January 20, 2012 (inception) through December 31, 2012	2013	2012	Change
Net revenues	$158,093	$60,952	$97,140
Cost of goods	(100,229)	(27,923)	(72,306)
Gross profit	$57,864	$33,029	$24,834
Compensation	(357,234)	(290,943)	(66,291)
Product development costs	(85,844)	(180,449)	94,605
Other operating expenses	(139,075)	(229,495)	90,420
Total operating expenses	$(582,153)	$(700,887)	$118,734
Loss from operations	$(524,289)	$(667,858)	$143,568
Amortization and depreciation	(60,755)	(57,198)	(3,557)
Interest expense	(25,000)	(258,333)	233,333
Other income (expenses), net	(7,242)	---	(7,242)
Loss before income taxes	$(617,286)	$(983,389)	$366,102
Income tax (provision)	---	---	---
Net loss from operations	$(617,286)	$(983,389)	$366,102

The differing results of our EcoSmart operations are primarily attributable to the following for the year ended December 31, 2013:

▪
an increase in revenues as we made a shift in our focus away from R&D and more towards developing revenue-generating opportunities with prospective customers, including through the establishment of strategically important distribution agreements;

▪	an increase in cost of sales due to escalating needs for materials and supplies associated with the increase in sales of product;
▪	a decrease in operating expenses due to the following:
▪ Offsetting, to a degree, an increase in executive compensation as we brought on our then COO;
▪
a decrease in product development costs relative to the year ended December 31, 2012, during which we were engaging in extensive testing of our products with customers on the basis of non-revenue generating arrangements;

▪
a decrease in sales and marketing expenses as costs incurred during the year ended December 31, 2012 included initial investment costs for items such as banners, brochures and our company website, which we benefitted from during the year ended December 31, 2013; and

▪
a decrease in our general and administrative costs as we eliminated expenses and overhead in order to more closely align them with our then-existing needs for the year ended December 31, 2013  and beyond;

▪
an increase in amortization and depreciation expense due to recognizing a full year of amortization and depreciation for the year ended December 31, 2013 as compared to only a partial year for the year ended December 31, 2012; and

▪
a decrease in interest expense associated with  a Note we issued during the year ended December 31, 2012 containing an embedded conversion feature which resulted in our having to recognize a$250,000 interest expense due to its being payable by us upon demand.

In future periods and in relation to our EcoSmart operations, we anticipate an increase in revenues, cost of sales, as well as sales, general and administrative expenses as we continue to expand our line of business.

FormTool - Results of Continuing Operations for Years Ended December 31, 2013 and December 31, 2012

Statements of Continuing Operations for Years Ended December 31,	2013	2012	Change
Net revenues	$16,092	$57,593	$(41,501)
Cost of sales	(3,825)	(13,604)	9,779
Gross profit	$12,267	$43,989	$(31,722)
Sales, marketing and general and administrative expenses	(272,732)	(374,423)	101,691
Bad debt expense	(738)	100	(838)
Impairment expense	(46,583)	(18,781)	(27,802)
Total operating expenses	$(320,053)	$(393,104)	$73,051
Loss from operations	$(307,786)	$(349,115)	$41,329
Other income (expenses), net	(7,518)	(4,020)	(3,498)
Gain on intangible asset	13,000	---	13,000
Gain on debt settlement	---	28,504	(28,504)
Loss before income taxes	$(302,304)	$(324,631)	$22,327
Income tax (provision)	---	---	---
Net loss from continuing operations	$(302,304)	$(324,631)	$22,327

The differing results of our FormTool operations are primarily attributable to the following for the year ended December 31, 2013:

▪	a decrease in retail sales for our Greek and Hebrew Tutor software products as well as a decrease in sales for our FormTool product line;
▪
a decrease in cost of sales due to the decrease in our direct costs and freight costs associated with the decrease in our Greek and Hebrew Tutor software product sales; a decrease in royalty expense attributable to the decrease in sales of the FormTool Pro product line;

▪	a decrease in sales, marketing and general and administrative expenses resulting from our continued cost-cutting initiatives;
▪	an impairment expense related to a valuation decrease in the intangible asset as a result of a sharp decline in revenue derived from the asset;
▪	an increase in gain on intangible asset related to sale of the findex.com domain name to a third party; and
▪
a decrease in gain on debt settlements as we experienced fewer negotiations with vendors to accept a reduction in trade payables owed to them, and debt settlements with customers whom had a credit balance owed to them by us.

In future periods and in relation to our FormTool operations, and notwithstanding our remaining focus on our FormTool business and line of language tutorial products, we anticipate a continued reduction to our sales, marketing and general and administrative expenses due to the decision to sell the QuickVerse product line.

EcoSmart - Revenues

Revenues from our EcoSmart operations increased by approximately $97,000 from approximately $61,000 for the period from January 201, 2012 (inception) through December 31, 2012 to approximately $158,000 for the year ended December 31, 2013.  The significant increase in revenues reflects our shift from focusing on testing applications on surfaces at no charge to acquiring revenue opportunities with customers as well as through distribution agreements.  During the year ended December 31, 2013, our revenues were approximately 70% attributable to sales within the specialty coatings division and approximately 30% attributable to sales with the specialty surfacing division.  For the period from January 20, 2012 (inception) through December 31, 2012, theses revenue percentages were approximately 63% and 37%, respectively. Although there can be no assurance, we anticipate our specialty coatings and specialty surfacing product lines to grow in the future.

FormTool - Revenues

The following table presents our revenues for our FormTool continuing operations for the years ended December 31, 2013 and December 31, 2012 and dollar and percentage changes from the prior year.

					Change
Revenues for Continuing Operations for Year Ended December 31,	2013	% to Sales	2012	% to Sales	$	%
Gross revenues	$16,605	100%	$57,634	100%	$(41,029)	71%
Less estimated sales returns and allowances	(513)	3%	(41)	0%	(472)	1151%
Net revenues	$16,092	97%	$57,593	100%	$(41,501)	72%

The decrease in gross revenues for the year ended December 31, 2013 was attributable principally to a sharp fall-off in demand in the retail channel for our FormTool software products due, we believe, to the lack of relatively recent updating of the products and their lack of compatibility in their latest editions with newer platform technologies.   FormTool sales, which accounted for approximately $52,000 in revenue, and 90% of our top line, during 2012, amounted to only approximately $16,000 for the year ended December 31, 2013, which was 98% of our total revenues for that period.  Although there can be no assurance, and provided we have available to us the necessary investment capital to develop and market updated and broader application versions of the product, , which cannot be assured, we anticipate our FormTool product line revenues to grow in the future, though likely at no more than a low, single-digit annual percentage.

To a much lesser extent, the year over year decrease in gross revenues for the annual period ended December 31, 2013 was also attributable to a decline in sales of our Greek and Hebrew Tutor software products.  Sales of these product lines have fallen off steadily and significantly since the loss of a major customer following our divestiture of the QuickVerse product line to WORDsearch, a subsidiary of Lifeway Christian Resources, in 2011.

EcoSmart - Cost of Sales

					Change
Cost of Sales for Year Ended December 31, 2013 and the Period from January 20, 2012 (inception) through December 31, 2012	2013	% to Sales	2012	% to Sales	$	%
Materials and supplies	$94,357	60%	$25,940	43%	$68,417	264%
Freight, delivery and overhead costs	5,872	4%	1,983	3%	3,889	196%
Cost of sales	$100,229	63%	$27,924	46%	$72,305	259%

Our cost of sales for our EcoSmart operations consists primarily of direct material and supplies costs, the costs associated with producing, packaging, freight, delivery and general overhead costs of our products. Cost of Sales increased for the year ended December 31, 2013 due to the increase in revenues. Although there can be no assurance, we would anticipate our cost of sales to increase in the future in relation to anticipated increases in our revenues from our coating and surfaces product lines.

FormTool - Cost of Sales

Cost of sales for our FormTool operations consist primarily of direct costs, royalties accrued to third party providers of intellectual property and the costs associated with reproducing, packaging, and shipping our products.  Cost of sales decreased by $9,779 from $13,604 for the year ended December 31, 2012 to $3,825 for the year ended December 31, 2013. The overall decrease in cost of sales for the year ended December 31, 2013 is mainly attributable to the decrease in royalties, direct costs and freight costs.  The decrease in royalties, direct costs and freight costs are attributable to the following:

▪	a decrease in royalties due to a decrease in sales for our FormTool product line;
▪
a portion of our sales in the FormTool product line were to end users as a downloadable product during the year ended December 31, 2013 as compared to slightly more overall retail product sales during the year ended December 31, 2012; and

▪
a portion of our sales in the FormTool product line were generated from our licensing agreement with a certain publisher who sells our FormTool product line in which we do not incur any direct costs or freight costs.

Although there can be no assurance, we would anticipate our cost of sales for our FormTool operations to increase in the future in relation to anticipated increases in our revenues for the FormTool product line.

EcoSmart - Operating Expenses

					Change
Total Operating Expenses for Year Ended December 31, 2013 and the Period from January 20, 2012 through December 31, 2012	2013	% to Sales	2012	% to Sales	$	%
Selected expenses:
Advertising and marketing	$15,924	10%	$34,675	57%	$(18,751)	54%
Legal and professional fees	4,733	3%	23,836	39%	$(19,103)	80%
Royalty	3,162	2%	---	0%	$3,162	0%
Consulting fees	30,774	19%	21,490	35%	$9,284	43%
Other corporate administration	29,982	19%	84,494	139%	(54,512)	65%
Total general and administrative costs	$84,575	53%	$164,495	270%	$(79,920)	49%
Compensation	$357,234	226%	$290,943	477%	$66,291	23%
Product development costs	85,844	54%	180,449	296%	(94,605)	52%
Rent or lease of buildings	54,500	34%	65,000	107%	(10,500)	16%
Total selected operating expenses	$497,578	315%	$536,392	880%	$(38,814)	7%
Total operating expenses	$582,153	368%	$700,887	1150%	$(118,734)	17%

The differing results of total operating expenses for our EcoSmart operations are primarily attributable to the following for the year ended December 31, 2013:

▪
a decrease in advertising and marketing expenses as costs incurred during the year ended December 31, 2012 included initial investment costs for items such as banners, brochures and our Company website, which we benefitted from during the year ended December 31, 2013;

▪	a decrease in our legal and professional fees as we secured our patents during the period from January 20, 2012 (inception) through December 31, 2012;
▪	a slight increase in consulting fees which is directly correlated to the increase in our revenues and specifically those revenues generated by our specialty surfacing division;
▪
a decrease in our general and administrative costs as we eliminated expenses and overhead in order to more closely align them with our then-existing needs for the year ended December 31, 2013 and beyond;

▪	Offsetting, to a degree, an increase in executive compensation as we brought on our then COO;
▪	a decrease in staff salaries and benefits ;
▪
a significant decrease in research and development expense due to a shift in our focus away from R&D and more towards developing revenue-generating opportunities with prospective customers, including through the establishment of strategically important distribution agreements; and

▪	a decrease in rent expense as we no longer needed to rent space from a third party for parking.

FormTool - Sales, General and Administrative

					Change
Sales, General and Administrative Costs for Continuing Operations for Years Ended December 31,	2013	% to Sales	2012	% to Sales	$	%
Selected expenses:
Advertising and direct marketing	$2,816	17%	$3,412	6%	$(596)	17%
Bad debt expense	738	4%	(100)	0%	838	838%
Total sales and marketing	$3,554	21%	$3,312	6%	$242	7%
Personnel costs	$101,576	612%	$147,828	256%	$(46,252)	31%
Amortization and depreciation	15,508	93%	21,612	37%	(6,104)	28%
Accounting	65,682	396%	59,261	103%	6,421	11%
Legal	34,400	207%	40,242	70%	(5,842)	15%
Directors fees	24,000	145%	58,000	101%	(34,000)	59%
Other general and administrative costs	28,750	173%	44,068	76%	(15,318)	35%
Total general and administrative	$269,916	1626%	$371,011	644%	$(101,095)	27%
Total sales, marketing, general and administrative	$273,470	1647%	$374,323	649%	$(100,853)	27%

The differing results of total sales, marketing, general and administrative costs for our FormTool operations are primarily attributable to the following for the year ended December 31, 2013:

▪	a decrease in personnel expenses;
▪
a decrease in depreciation expense due to the advancing age of our property and equipment and a decrease in the aggregate amortization expense of the FormTool product line assets we acquired in February 2008, which, individually, are being written down over periods ranging in each case from less than one year to as many as ten years;

▪	an increase in accounting costs due to the outsourcing of our ongoing accounting needs to an independent contractor;
▪
a decrease in legal costs due to comparatively less need for legal services than during the year ended December 31, 2012,  which centered around relatively dramatic changes to our business and operations as a result of the QuickVerse product line sale;

▪	a decrease in our directors fees due to the resignation of two outside directors during December 2012; and
▪	an overall decrease in other general and administrative costs resulting from our continued cost-cutting initiatives.

During the year ended December 31, 2013, there were no new developments to the FormTool product line in regards to either the software program itself or the dedicated website.  Although we formulated plans prior to 2013 to develop a new version of our FormTool software package as well as to undertake a cosmetic and functional makeover of the related marketing website, and executing such plans remains a relatively high priority, our ability to do so has been dependent, among other things, on our having available the requisite financial resources, which, to date, we have not, and which, looking ahead indefinitely, is highly uncertain. At this time, and given these financial constraints, we are unable to provide any estimate in terms of our completing either the FormTool product and/or website updates that we believe ought be meaningfully relied upon, and, moreover, there can be no assurance that, should financial resources become available, we will continue to be of a view that FormTool is worthy of further investment as a business line given the current uncertainties surrounding our broader strategic objectives.

During the year ended December 31, 2013, we continued to market and sell our two language tutorial products, Greek Tutor and Hebrew Tutor, to retail stores as well as to end users. With sales on the decline, we believe that these software programs, too, are in need of updating, both for general market perception purposes and because of their current incompatibility with some of the newer platform technologies that have been widely adopted throughout the broader consumer software market. Given the same financial constraints that have been and are likely to continue to impede advancements in our FormTool line, however, there can be no assurance that we will be able to initiate and/or complete any such update in the foreseeable future.

EcoSmart – Provision for Income Taxes

For the year ended December 31, 2013 and the period from January 20, 2012 (inception) though December 31, 2012, based on uncertainty about the timing of ability to generate future taxable income, we provided for a full valuation allowance against our net deferred tax assets for our EcoSmart operations. The deferred tax asset valuation allowance will be reversed if and when we generate sufficient taxable income in the future to utilize the tax benefits of the related deferred tax assets.

As of December 31, 2013, we had accumulated net operating loss carryforwards of approximately $1,601,000, which may be used to offset future taxable income and begins to expire in 2032. While, under certain circumstances, opportunities exist for companies to preserve and realize potential value from their NOL carryforwards by applying such losses from prior fiscal years to taxable income in future years in order to reduce otherwise existing tax liability, availability of such opportunities is highly restricted and predicated on the satisfaction of a number of conditions that cannot be assured.  See Note 6, Income Taxes, in the Notes to the Consolidated Financial Statements for the year ended December 31, 2013 for further information regarding the components of our income tax provision.

FormTool - Provision for Income Taxes

For the years ended December 31, 2013 and 2012, based on uncertainty about the timing of and ability to generate future taxable income and our assessment that the realization of the deferred tax assets no longer met the “more likely than not” criterion for realization, we provided for a full valuation allowance against our net deferred tax assets for our FormTool operations. If we determine that it is more likely than not that we will be able to realize our deferred tax assets in the future, an adjustment to the deferred tax asset valuation allowance would be recorded in the period when such determination is made.

As of December 31, 2013, we had accumulated net operating loss carryforwards, for federal income tax purposes, of approximately $8,780,000. These carryforwards are the result of income tax losses generated as follows:

Generated	Loss	Expiration
2001	$5,123,000	2021
2002	$235,000	2022
2005	$956,000	2025
2006	$584,000	2026
2008	$694,000	2028
2009	$366,000	2029
2010	$292,000	2030
2012	$353,000	2032
2013	$178,000	2033

While, under certain circumstances, opportunities exist for companies to preserve and realize potential value from their NOL carryforwards by applying such losses from prior fiscal years to taxable income in future years in order to reduce otherwise existing tax liability, availability of such opportunities is highly restricted and predicated on the satisfaction of a number of conditions that cannot be assured.

See Note 9, Income Taxes, in the Notes to the Consolidated Financial Statements for the year ended December 31, 2013 for further information regarding the components of our income tax provision.

EcoSmart - Liquidity and Capital Resources

For our EcoSmart operations, our primary needs for liquidity and capital resources are the working capital requirements of our continued operations, which includes the ongoing internal research and development of our products, expansion and derivatives of existing products, inventory build-up, as well as sales, marketing and general administrative costs. At this time it is unlikely that cash generated through our continuing operations will be sufficient to sustain our continuing operations and we are therefore pursuing various financing options.  Funding from outside sources may include but is not limited to commercial and asset-based loans, and issuances of common stock, preferred stock and/or convertible notes or debentures.

Working Capital	2013	2012
Current assets	$75,047	$56,793
Current liabilities	$771,686	$773,298
Accumulated deficit	$1,600,677	$983,389

For the year ended December 31, 2013, our current assets increased due to a slight increase in accounts receivable from customers as well as an increase in our inventory. We saw a slight decrease in our current liabilities as we had a decrease in our accounts payable. Liquidity for our day-to-day continuing operations remains an ongoing concern for us, and there can be no continuing assurance of it remaining manageable.

Cash Flows for Years Ended December 31	2013	2012	Change	%
Cash flows (used) by operating activities	$(576,199)	$(691,494)	$115,295	17%
Cash flows (used) by investing activities	$(7,372)	$(16,662)	$9,290	56%
Cash flows provided by financing activities	$583,771	$708,156	$(124,385)	18%

For the year ended December 31, 2013, our cash used by operating activities decreased due to a decline in our net loss and a decrease in the cash consumed by inventory, in each case as compared to the year ended December 31, 2012, as well as to a lack of any derivative interest expense for that period.

For the year ended December 31, 2013, the decrease in cash used by investing activities was primarily attributable to a relative lack of cash available for the purchase of property and equipment.

For the year ended December 31, 2013, the decrease in cash provided by financing activities was primarily attributable to our not having engaged in any capital raising securities issuances after having done so repeatedly during the period from January 20, 2012 (inception) through December 31, 2012.

FormTool - Liquidity and Capital Resources

For our FormTool operations, our primary needs for liquidity and capital resources are the working capital requirements of our continued operations, which includes the ongoing internal development of new products, expansion and upgrade of existing products, and marketing and sales, as well as funding for the acquisition of new product lines and/or companies. At this time it is unlikely that cash generated through our continuing operations will be sufficient to sustain our continuing operations and we are therefore pursuing various financing options.  Funding from outside sources may include but is not limited to commercial and asset-based loans, and issuances of common stock, preferred stock and/or convertible notes or debentures. Furthermore, our pursuit of an aggressive growth plan, whether based on internally developed products, licensing opportunities, or strategic product line and/or company acquisitions, will likely require funding from outside sources.

Our decision during the first half of 2011 to sell the QuickVerse product line as well as the divestiture of our Membership Plus product line in October 2007 was driven by a combination of our need to raise cash and a strategic determination to begin a long-term shift in our product lines away from those within the faith-based vertical market and more towards those that extend across the business-to-business and consumer segments more generally.  With a portion of the net proceeds we realized from the sale of our Membership Plus product line, we purchased FormTool in February 2008 which was our first product line acquisition outside of the faith-based market.

Though it had been our reasoned hope and expectation to re-deploy into new business opportunities all or most of the net proceeds realized from the sale of the QuickVerse product line in 2011, as it has turned out, interim and developing cash requirements associated with the mere exploration and pursuit of prospective new business opportunities have (i) been substantially higher than we had anticipated, (ii) become substantial on an aggregate, standalone basis and meaningfully depleted such net proceeds, (iii) increasingly imposed a significant strain on both our general liquidity, and (iv) led to a dramatic reduction in our cash currently available for both the exploration and pursuit of prospective new business opportunities and any capital investment therein.

Working Capital	2013	2012
Current assets	$1,561	$51,743
Current liabilities	$566,051	$366,685
Accumulated deficit	$8,875,515	$8,563,875

Liquidity for our day-to-day continuing operations for FormTool remains a very serious ongoing concern for us, and there can be no continuing assurance of it remaining manageable.

Cash Flows for Years Ended December 31,	2013		2012		Change	%
Cash flows (used) by operating activities		$(21,626)		$(214,467)	$192,841	90%
Cash flows provided by investing activities		$13,000	$	---	$13,000	0%
Cash flows provided by financing activities	$	---		$61,589	$(61,589)	100%

Net cash used by operating activities for the year ended December 31, 2013 consisted mainly of cash payments going out for our accounting firm, legal counsel and our insurance providers. Net cash used by operating activities for the year ended December 31, 2012 was similar but in addition had payments going out to our former content providers and our remaining employees at that time.

For the year ended December 31, 2013, cash provided by investing activities, both in amount and in terms of year over year change, was the result of selling the “findex.com” domain name to a third party.  For the years ended December 31, 2013 and 2012, we made no investment in capitalized software and website development.

The decrease in net cash used by financing activities for the year ended December 31, 2013 was the result of fewer long-term notes payable obligations, and therefore; fewer payments made on long-term notes payable. Furthermore, the cash provided by financing activities for the year ended December 31, 2012 resulted partly from our executive officers, corporate controller and members of our board of directors agreeing to accept certain compensation otherwise due to them in the form of contributed capital exchanged for common stock on the basis of a reduced dollar value.

Overall, our cash position is unmanageably low with prospects for meaningful improvement highly uncertain, and insolvency a continuous threat.

Financing

Looking ahead, we believe that completing an equity financing, or equity-linked financing, of some sort seems the only realistic option to sustain viability beyond approximately December, 2014.  However, there are currently no definitive plans for any such financing nor any definitive prospects identified from which it will be secured.  In connection with any such contemplated financing, it may become necessary given market conditions and the unavailability of alternative options for us to issue additional shares of our common stock or securities exchangeable for shares of our common stock, including but not limited to convertible preferred stock or convertible notes or debentures containing so-called “floorless convertible” provisions that can be, and often are, extremely dilutive to existing stockholders upon conversion.  Any such issuances, as well as any related issuances of common stock or other purchase warrants, would likely have the effect of depressing the market price of our common stock and diluting the interests of our common stockholders, potentially very significantly.

Although no attempt has been made due to management’s practical awareness that it would be unrealistic to obtain it, we have been unable to secure any bank or other secured financing due to our revenue and cash flow levels, internal financial ratios, and negative working capital position, and we do not expect that we will be successful in securing any such financing if we were to recommence efforts to do so unless and until our revenues and cash flows become substantially higher, and our internal financial ratios dramatically improve.

Contractual Liabilities

For our EcoSmart operations, in February 2012 we secured an operating lease with a third party for our corporate office facility in Lake Park, Florida with terms extending through January 31, 2015. In accordance with the terms of the leasehold agreement, we are responsible for all utilities, repairs, and maintenance.

As of July 29, 2014, the total future minimum rental payments required under the Lake Park, Florida lease is approximately $42,000 through January 31, 2015.

Since August 2011, for our FormTool operations we have utilized approximately 650 square feet for our corporate offices in Elkhorn, Nebraska. Through arrangements made by our CEO, we have not paid rent or other maintenance fees or charges for these 650 square feet. In addition, we were not responsible for any taxes or insurance expenses associated with this space.

As of July 29, 2014, we no longer utilize the 650 square feet in Elkhorn, NE as we have consolidated the corporate offices for our FormTool operations into the EcoSmart corporate office facility in Lake Park, FL.

FormTool - Discontinued Operations

On May 5, 2011, we entered into a Software Product Line Purchase Agreement to sell the QuickVerse product line to WORDsearch.  On June 30, 2011, closing of the asset sale transaction governed by the Software Product Line Purchase Agreement, which was transitional in nature and expected to be ongoing through approximately the end of April, 2012, commenced.  As one of the initial parts of the closing, on July 1, 2011 WORDsearch assumed possession of the physical assets conveyed in the transaction as well as control and responsibility of the business operations related to the QuickVerse product line, including, among many other things, the receipt of revenues for sales in exchange for partial payment of the cash portion of the purchase price being paid to us. On April 13, 2012, we determined that the final closing conditions under the Software Product Line Purchase Agreement had been met, and the sale of the QuickVerse product line to WORDsearch was complete.  As a result, we have classified this asset as discontinued operations for the years ended December 31, 2013 and 2012.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Contractual Obligations

As a “smaller reporting company” within the meaning of subsection (f) of Item 10 of Regulation S-K, we are not required to provide this information.

The Potential Impact of Known Facts, Commitments, Events and Uncertainties on Future Operating Results or Future Liquidity Requirements

New Accounting Pronouncements

For our EcoSmart operations, please see Note 1, Organization, Nature of Business and Summary of Significant Accounting Policies, in the Notes to the Consolidated Financial Statements for the year ended December 31, 2013 for information regarding the potential effects of new accounting pronouncements on our results of operations and financial condition. For our FormTool operations, please see Note 1, Summary of Significant Accounting Policies, in the Notes to the Consolidated Financial Statements for the year ended December 31, 2013 for information regarding the potential effects of new accounting pronouncements on our results of operations and financial condition.

FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND MARCH 31, 2013

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the notes to those financial statements that are attached as Exhibit 99.1 to this Current Report on Form 8-K.  The Financial Statements should not be relied on for an understanding of the current financial status of the Company without reference to this discussion and analysis.

The following discussion should be read in conjunction with our unaudited condensed consolidated financial statements and the notes thereto for the period ended March 31, 2014 and the audited consolidated financial statements and the notes thereto for the period ended December 31, 2013.

EcoSmart - Management Overview

During the three months ended March 31, 2014, we continued to move forward with our overall shift from focusing on testing applications on surfaces at no charge to acquiring revenue opportunities with customers as well as through distribution agreements. Simultaneously, we ramped up our research and development by testing the application of different additives to our existing surface and coatings technology. We also engaged an environmental consulting firm whom performed experimental tests with certain of our products, which we plan to use as a certification for such products in the future. Finally, we focused on reducing our ongoing day-to-day operational expenses, including personnel, sales and marketing, and general overhead to become more aligned with our actual needs moving forward.

FormTool - Management Overview

During the three months ended March 31, 2014, there were no new developments to the FormTool product line in regards to either the software program itself or the dedicated website.  Although we formulated plans prior to 2013 to develop a new version of our FormTool software package as well as to undertake a cosmetic and functional makeover of the related marketing website, and executing such plans remains a relatively high priority, our ability to do so has been dependent, among other things, on our having available the requisite financial resources, which, to date, we have not, and which, looking ahead, is highly uncertain. At this time, and given these financial constraints, we are unable to provide any estimate in terms of our completing either the FormTool product and/or website updates that we believe ought be meaningfully relied upon, and, moreover, there can be no assurance that, should financial resources become available, we will continue to be of a view that FormTool is worthy of further investment as a business line given the current uncertainties surrounding our broader strategic objectives.

A key focus of management during the three months ended March 31, 2014 centered on reducing our ongoing operational expenses and general overhead.  Simultaneously, and moving forward, management is concentrated on the strategic determination to begin a long-term shift in our product lines away from those within the faith-based vertical market and more towards those that extend across the business and consumer segments more generally.

Near-term liquidity poses a continuous challenge to us and is expected to continue to do so for the foreseeable future.  And the need to find ways to stretch our very limited economic resources places ongoing strains on our very limited human resources.

EcoSmart - Results of Operations for Three Months Ending March 31, 2014 and March 31, 2013

Statements of Operations for Three Months Ending March 31,	2014	2013	Change
Net revenues	$53,656	$21,907	$31,749
Cost of sales	(35,509)	(16,305)	(19,204)
Gross profit	$18,147	$5,602	$12,545
General and administrative	$(122,262)	$(18,077)	$(104,185)
Compensation	(124,118)	(104,386)	(19,732)
Product development costs	(106,049)	(23,710)	(82,339)
Rent or lease of buildings	(22,561)	(15,500)	(7,061)
Total operating expenses	$(374,990)	$(161,673)	$(213,317)
Loss from operations	$(356,843)	$(156,071)	$(200,772)
Amortization and depreciation	(21,578)	(21,578)	---
Other income (expenses), net	(6,250)	(6,250)	---
Loss before income taxes	$(384,671)	$(183,899)	$(200,772)
Income tax (provision)	---	---	---
Net loss from operations	$(384,671)	$(183,899)	$(200,772)

The differing results of our EcoSmart operations are primarily attributable to the following for the three months ended March 31, 2104:

▪	an increase in revenues due to applying our tested and approved products to surfaces which were acquired through revenue opportunities with customers as well as through distribution agreements;
▪	an increase in cost of sales due to escalating needs for materials and supplies associated with the increase in sales of product;
▪	an increase in operating expenses due to the following:
	▪	an increase in overall general and administrative costs which is primarily stemming from an increase in consulting and legal fees;
	▪	an increase in compensation expense arising out of a settlement reached in connection with a dispute with a third-party payroll processor; and
	▪	an increase in product development costs associated with extensive applications testing of various additives to our core smart surface technology.

In future periods, we anticipate an increase in revenues, cost of sales, as well as sales, general and administrative expenses as we continue to expand our line of business.

FormTool - Results of Continuing Operations for Quarters Ending March 31, 2014 and March 31, 2013

Statements of Continuing Operations for Three Months Ending March 31,	2014	2013	Change
Net revenues	$2,770	$5,012	$(2,242)
Cost of sales	(124)	(29)	(95)
Gross profit	$2,646	$4,983	$(2,337)
Sales, marketing and general and administrative expenses	(81,606)	(79,438)	(2,168)
Impairment expense	---	(17,150)	17,150
Total operating expenses	$(81,606)	$(96,588)	$14,982
Loss from operations	$(78,960)	$(91,605)	$12,645
Other income (expenses), net	(2,775)	(1,122)	(1,653)
Loss before income taxes	$(81,735)	$(92,727)	$10,992
Income tax (provision)	---	---	---
Net loss from continuing operations	$(81,735)	$(92,727)	$10,992

The differing results of our FormTool operations are primarily attributable to the following for the three months ended March 31, 2014:

▪	a decrease in sales for our FormTool product line;
▪	an increase in sales, marketing and general and administrative expenses resulting from an increase in travel expenses as we pursue the pending merger with EcoSmart;
▪	an impairment expense for the three months ended March 31, 2013 related to a valuation decrease in the FormTool intangible asset as a result of a sharp decline in revenue derived from the asset; and
▪	an increase in interest expense related to the decrease in overall available cash to pay certain vendors.

In future periods and in relation to our FormTool operations, and notwithstanding our remaining focus on our FormTool business and line of language tutorial products, we anticipate a continued reduction to our sales, marketing and general and administrative expenses due to the decision to sell the QuickVerse product line.

EcoSmart - Revenues

Revenues from our EcoSmart operations increased by approximately $32,000 from approximately $22,000 for the three months ended March 31, 2013 to approximately $54,000 for the three months ended March 31, 2014. The significant increase in revenues reflects a shift in our focus away from R&D, and in particular testing, and more towards developing revenue-generating opportunities with prospective customers, including through the establishment of strategically important distribution agreements.  Although there can be no assurance, we anticipate our coating and surfaces product lines to grow in the future.

FormTool - Revenues

The following table presents our revenues for our FormTool continuing operations for the three months ended March 31, 2014 and March 31, 2013 and dollar and percentage changes from the prior year.

					Change
Revenues for Continuing Operations for Three Months Ending March 31,	2014	% to Sales	2013	% to Sales	$	%
Gross revenues	$2,835	100%	$5,307	100%	$(2,472)	47%
Less estimated sales returns and allowances	(65)	2%	(295)	6%	230	78%
Net revenues	$2,770	98%	$5,012	94%	$(2,242)	45%

The decrease in gross revenues for the three months ended March 31, 2014 was attributable to a sharp fall-off in demand in the retail channel for our FormTool software products due, we believe, to the lack of relatively recent updating of the products and their lack of compatibility with newer platform technologies. Although there can be no assurance, and provided we have available to us the necessary investment capital to develop and market updated and broader application versions of the product, which cannot be assured, we anticipate our FormTool product line revenues to grow in the future, though likely at no more than a low, single-digit annual percentage.

EcoSmart – Cost of Sales

Our cost of sales for our EcoSmart operations consist primarily of direct material and supplies costs, the costs associated with producing, packaging, freight, delivery and general overhead costs of our products. Cost of sales increased by approximately $20,000 from approximately $16,000 for the three months ended March 31, 2013 to approximately $36,000 for the three months ended March 31, 2014. This increase is directly attributed to the increase in revenues for the three months ended March 31, 2014. Although there can be no assurance, we would anticipate our cost of sales to increase in the future in relation to anticipated increases in our revenues from our coating and surfaces product lines.

FormTool - Cost of Sales

Cost of sales for our FormTool operations consist primarily of direct costs, royalties accrued to third party providers of intellectual property and the costs associated with reproducing, packaging, and shipping our products. Cost of sales increased by $95 from $29 for the three months ended March 31, 2013 to $124 for the three months ended March 31, 2014. The overall increase in cost of sales for the three months ended March 31, 2014 is mainly attributable to the slight increase in royalties.

Although there can be no assurance, we would anticipate our cost of sales for our FormTool operations to increase in the future in relation to anticipated increases in our revenues for the FormTool product line.

EcoSmart – Operating Expenses

					Change
Total Operating Expenses for Three Months Ended March 31,	2014	% to Sales	2013	% to Sales	$	%
Selected expenses:
Advertising and marketing	$3,461	6%	$6,233	28%	$(2,772)	44%
Legal and professional fees	9,179	17%	1,403	6%	$7,776	554%
Royalty	1,073	2%	---	0%	$1,073	0%
Consulting fees	60,857	113%	6,674	30%	$54,183	812%
Other corporate administration	47,692	89%	3,767	17%	43,925	1166%
Total general and administrative costs	$122,262	228%	$18,077	83%	$104,185	576%
Compensation	$124,118	231%	$104,386	476%	$19,732	19%
Product development costs	106,049	198%	23,710	108%	82,339	347%
Rent or lease of buildings	22,561	42%	15,500	71%	7,061	46%
Total selected operating expenses	$252,728	471%	$143,596	655%	$109,132	76%
Total operating expenses	$374,990	699%	$161,673	738%	$213,317	132%

The differing results of total operating expenses for our EcoSmart operations are primarily attributable to the following for three months ended March 31, 2014:

▪	an increase in legal and professional fees as we entered into the Original Merger Agreement with Findex.com, Inc.;
▪	an increase in consulting fees due to:
▪ bringing on a new trade secret technology for certain manufacturing processes through the Asset Purchase Agreement with MRP, LLC; and
▪ utilizing an environmental consulting firm to perform experimental tests with certain of our products which we plan to later use as a certification for such products; and
▪
an increase in total corporate administrative costs due to entering into the Original Merger Agreement with Findex.com, Inc. and preparing for an audit of EcoSmart’s financial and related books and records;

▪
a decrease in executive compensation and staff salaries and benefits due to cost cutting initiatives during the three months ended March 31, 2014, offset, however to some degree by a settlement reached in connection with a payroll dispute with a third-party payroll processor, which led to an overall increase in compensation expense for the three months ended March 31, 2014;

▪	an increase in product development costs as we were testing the application of different additives to our existing surface and coatings technology; and
▪	an increase in our rent or lease of building costs due to the renewal of our lease agreement which called for utilizing an additional 3,560 square feet.

FormTool - Sales, General and Administrative

					Change
Sales, General and Administrative Costs for Continuing Operations for Three Months Ending March 31,	2014	% to Sales	2013	% to Sales	$	%
Selected expenses:
Advertising and direct marketing	$100	4%	$840	16%	$(740)	88%
Bad debt expense	---	0%	2,621	49%	(2,621)	100%
Total sales and marketing	$100	4%	$3,461	65%	$(3,361)	97%
Personnel costs	$24,416	861%	$24,938	470%	$(522)	2%
Amortization and depreciation	3,416	120%	4,757	90%	(1,341)	28%
Accounting	20,000	705%	15,000	283%	5,000	33%
Legal	15,000	529%	16,433	310%	(1,433)	9%
Travel and entertainment	5,409	191%	0	0%	5,409	0%
Other general and administrative costs	13,265	468%	14,849	280%	(1,584)	11%
Total general and administrative	$81,506	2875%	$75,977	1432%	$5,529	7%
Total sales, marketing, general and administrative	$81,606	2879%	$79,438	1497%	$2,168	3%

The differing results of total sales, marketing, general and administrative costs for our FormTool operations are primarily attributable to the following for the three months ended March 31, 2014:

▪
a decrease in total sales and marketing for the three months ended March 31, 2014 as comparatively during the three months ended March 31, 2013 we increased our provision for bad debts due to the change of character of our receivables;

▪	a decrease in amortization and depreciation due to age of those items being amortized and depreciated;
an increase in accounting costs due to a timing difference related to our ongoing accounting needs;
▪	an increase in our travel and entertainment expenses as we pursue the pending merger with EcoSmart; and
▪	an overall decrease in other general and administrative costs resulting from our continued cost-cutting initiatives.

During the three months ended March 31, 2014, there were no new developments to the FormTool product line in regards to either the software program itself or the dedicated website.  Although we formulated plans prior to 2013 to develop a new version of our FormTool software package as well as to undertake a cosmetic and functional makeover of the related marketing website, and executing such plans remains a relatively high priority, our ability to do so has been dependent, among other things, on our having available the requisite financial resources, which, to date, we have not, and which, looking ahead indefinitely, is highly uncertain. At this time, and given these financial constraints, we are unable to provide any estimate in terms of our completing either the FormTool product and/or website updates that we believe ought be meaningfully relied upon, and, moreover, there can be no assurance that, should financial resources become available, we will continue to be of a view that FormTool is worthy of further investment as a business line given the current uncertainties surrounding our broader strategic objectives.

Income Taxes

For the three months ended March 31, 2014 and 2013, based on uncertainty about the timing of and ability to generate future taxable income and our assessment that the realization of the deferred tax assets no longer met the “more likely than not” criterion for realization, we provided for a full valuation allowance against our net deferred tax assets for both our EcoSmart and FormTool operations.  If we determine that it is more likely than not that we will be able to realize our deferred tax assets in the future, an adjustment to the deferred tax asset valuation allowance would be recorded in the period when such determination is made.

EcoSmart – Liquidity and Capital Resources

For our EcoSmart operations, our primary needs for liquidity and capital resources are the working capital requirements of our continued operations, which includes the ongoing internal research and development of our products, expansion and derivatives of existing products, inventory build-up, as well as sales, marketing and general administrative costs. At this time it is unlikely that cash generated through our continuing operations will be sufficient to sustain our continuing operations and we are therefore pursuing various financing options.  Funding from outside sources may include but is not limited to commercial and asset-based loans, and issuances of common stock, preferred stock and/or convertible notes or debentures. .

Working Capital	March 31, 2014	December 31, 2013
Current assets	$59,426	$75,047
Current liabilities	$779,259	$771,686
Accumulated deficit	$1,985,348	$1,600,677

For the three months ended March 31, 2014, our current assets decreased due to a decrease in our inventory. We experienced a slight increase in our current liabilities as we had an increase in our accounts payable. Liquidity for our day-to-day continuing operations remains an ongoing concern for us, and there can be no continuing assurance of it remaining manageable.

Cash Flows for Three Months Ended March 31,	2014	2013	Change	%
Cash flows (used) by operating activities	$(339,899)	$(173,731)	$(166,168)	96%
Cash flows (used) by investing activities	$(299)	$(4,440)	$4,141	93%
Cash flows provided by financing activities	$340,198	$178,171	$162,027	91%

For the three months ended March 31, 2014, our cash used by operating activities increased as we had an increase in our net loss. Offsetting to a degree, we did experience an increase in our accounts payable as well as a decrease in our inventory for the three months ended March 31, 2014 compared to the three months ended March 31, 2013.

For the three months ended March 31, 2014, the decrease in cash used by investing activities is mainly attributed to a decrease in our purchases of property and equipment.

For the three months ended March 31, 2014, the increase in cash provided by financing activities is mainly due to an increase in the sale of common stock. Offsetting to a degree, we did experience a decrease in our payment of expenses for the three months ended March 31, 2014.

FormTool - Liquidity and Capital Resources

For our FormTool operations, our primary needs for liquidity and capital resources are the working capital requirements of our continued operations, which includes the ongoing internal development of new products, expansion and upgrade of existing products, and marketing and sales, as well as funding for the acquisition of new product lines and/or companies. At this time it is unlikely that cash generated through our continuing operations will be sufficient to sustain our continuing operations and we are therefore pursuing various financing options. Furthermore, our pursuit of an aggressive growth plan, whether based on internally developed products, licensing opportunities, or strategic product line and/or company acquisitions, will likely require funding from outside sources. Funding from outside sources may include but is not limited to commercial and asset-based loans, and issuances of common stock, preferred stock and/or convertible notes or debentures.

Our decision during the first half of 2011 to sell the QuickVerse product line as well as the divestiture of our Membership Plus product line in October 2007 was driven by a combination of our need to raise cash and a strategic determination to begin a long-term shift in our product lines away from those within the faith-based vertical market and more towards those that extend across the business-to-business and consumer segments more generally.  With a portion of the net proceeds we realized from the sale of our Membership Plus product line, we purchased FormTool in February 2008 which was our first product line acquisition outside of the faith-based market.

Though it had been our reasoned hope and expectation to re-deploy into new business opportunities all or most of the net proceeds realized from the sale of the QuickVerse product line in 2011, as it has turned out, interim and developing cash requirements associated with the mere exploration and pursuit of prospective new business opportunities have (i) been substantially higher than we had anticipated, (ii) become substantial on an aggregate, standalone basis and meaningfully depleted such net proceeds, (iii) increasingly imposed a significant strain on both our general liquidity, and (iv) led to a dramatic reduction in our cash currently available for both the exploration and pursuit of prospective new business opportunities and any capital investment therein.

Working Capital	March 31, 2014	December 31, 2013
Current assets	$5,595	$1,561
Current liabilities	$648,404	$566,051
Accumulated deficit	$8,957,250	$8,875,515

Liquidity for our day-to-day continuing operations in relation to FormTool remains a very serious ongoing concern for us, and there can be no continuing assurance of it remaining manageable.

Cash Flows for Three Months Ending March 31,	2014		2013		Change		%
Cash flows (used) by operating activities		$(8,896)		$(8,505)		$(391)	5%
Cash flows provided by investing activities	$	---	$	---	$	---	0%
Cash flows provided by financing activities		$10,000	$	---		$10,000	0%

Net cash used by operating activities for the three months ended March 31, 2014 consisted mainly of cash payments going out for our accounting firm, legal counsel and our insurance providers.

The increase in net cash provided by financing activities for the three months ended March 31, 2014 was the result of entering into a new note payable agreement.

Financing

Looking ahead, we believe that completing an equity financing, or equity-linked financing, of some sort seems the only realistic option to sustain viability beyond approximately December, 2014.  However, there are currently no definitive plans for any such financing nor any definitive prospects identified from which it will be secured.  In connection with any such contemplated financing, it may become necessary given market conditions and the unavailability of alternative options for us to issue additional shares of our common stock or securities exchangeable for shares of our common stock, including but not limited to convertible preferred stock or convertible notes or debentures containing so-called “floorless convertible” provisions that can be, and often are, extremely dilutive to existing stockholders upon conversion.  Any such issuances, as well as any related issuances of common stock or other purchase warrants, would likely have the effect of depressing the market price of our common stock and diluting the interests of our common stockholders, potentially very significantly.

Although no attempt has been made due to management’s practical awareness that it would be unrealistic to obtain it, we have been unable to secure any bank or other secured financing due to our revenue and cash flow levels, internal financial ratios, and negative working capital position, and we do not expect that we will be successful in securing any such financing if we were to recommence efforts to do so unless and until our revenues and cash flows become substantially higher, and our internal financial ratios dramatically improve.

Contractual Liabilities

For our EcoSmart operations, in February 2012 we secured an operating lease with a third party for our corporate office facility in Lake Park, FL with terms extending through January 31, 2015. In accordance with the terms of the leasehold agreement, we are responsible for all utilities, repairs, and maintenance.

As of July 29, 2014, the total future minimum rental payments required under the Lake Park, FL lease is approximately $35,000 through January 31, 2015.

Since August 2011, for our FormTool operations we have utilized approximately 650 square feet for our corporate offices in Elkhorn, Nebraska. Through arrangements made by our CEO, we have not paid rent or other maintenance fees or charges for these 650 square feet. In addition, we were not responsible for any taxes or insurance expenses associated with this space.

As of July 29, 2014, we no longer utilize the 650 square feet in Elkhorn, NE as we have consolidated the corporate offices for our FormTool operations into the EcoSmart corporate office facility in Lake Park, FL.

FormTool - Discontinued Operations

On May 5, 2011, we entered into a Software Product Line Purchase Agreement to sell the QuickVerse product line to WORDsearch.  On June 30, 2011, closing of the asset sale transaction governed by the Software Product Line Purchase Agreement, which was transitional in nature and expected to be ongoing through approximately the end of April, 2012, commenced.  As one of the initial parts of the closing, on July 1, 2011 WORDsearch assumed possession of the physical assets conveyed in the transaction as well as control and responsibility of the business operations related to the QuickVerse product line, including, among many other things, the receipt of revenues for sales in exchange for partial payment of the cash portion of the purchase price being paid to us. On April 13, 2012, we determined that the final closing conditions under the Software Product Line Purchase Agreement had been met, and the sale of the QuickVerse product line to WORDsearch was complete. As a result, we have classified this asset as discontinued operations for the three months ended March 31, 2014 and 2013.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Contractual Obligations

As a “smaller reporting company” within the meaning of subsection (f) of Item 10 of Regulation S-K, we are not required to provide this information.

PROPERTIES

Our principal executive offices are located at 1313 South Killian Drive, Lake Park, FL 33403. We lease this 8,560 square foot facility under a two year lease agreement ending on January 31, 2015 with a with an option to renew for an additional two years at the then current occupancy rates with William C. Kryda. Our monthly rent, including related sales and use taxes, is $7,000.00. In accordance with the terms of this leasehold agreement, we are responsible for all utilities, repairs and maintenance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The tables below set forth information regarding the beneficial ownership of our common stock and our MX Preferred Convertible stock as of July 29, 2014.  The information in these tables provides the ownership information for:

▪	each person known by us to be the beneficial owner of more than 5% of our common stock;
▪	each of our directors and executive officers; and
▪	all of our directors and executive officers as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock, our MX Series Preferred stock, which carry the same voting rights as our common stock, and those rights to acquire additional shares within sixty days. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares of common stock indicated as beneficially owned by them, except to the extent such power may be shared with a spouse. Common stock beneficially owned and percentage ownership are based on 119,135,060 shares of common stock currently outstanding (reflects a 1-for-50 reverse stock-split of our common stock that occurred in 1997 and a 1-for-20 reverse stock-split of our common stock that occurred on March 18, 1998). The address of each person listed is in care of Findex.com, Inc., 1313 South Killian Drive, Lake Park, Florida 33403.

Certain Beneficial Owners

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Gordon A. Landies (1)	20,900,000	17.5%
Common Stock	John A. Kuehne (2)	26,500,800	22.2%
Common Stock	Steven Malone (3)	14,173,428	11.9%
Common Stock	William J. Bush (4)	8,327,215	7.0%
Series MX Preferred	The Renewable Corporation (5)	63,177	56.8%
Series MX Preferred	Phoebe Conway	6,581	5.7%

(1)	Consists of 20,500,000 shares of common stock directly owned, and 400,000 shares of common stock indirectly owned through children.

(2)	Consists of 26,500,800 shares of common stock directly owned.

(3)	Consists of 11,746,561 shares of common stock directly owned, and 2,426,867 shares of common stock indirectly owned through spouse.

(4)	Consists 8,327,215 shares of common stock directly owned.

(5)	Consists of 63,177 shares that have full common stock voting power at a rate of 2,500 common shares for one Series MX Preferred Share.

(6)	Consists of 6,581 shares that have full common stock voting power at a rate of 2,500 common shares for one Series MX Preferred Share.

Management

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Steven Malone (1)	14,173,428	11.9%
Common Stock	John A. Kuehne (2)	26,500,800	22.5%
Common Stock	Donald Schoenfeld	---	---%
Common Stock	All officers and directors as a group (3 persons)	40,674,228	34.40%

(1)	Consists of 11,746,561 shares of common stock directly owned, and 2,426,867shares of common stock indirectly owned through spouse.

(2)	Consists of 26,500,800 shares of common stock directly owned.

As of July 29, 2014, we are not aware of any contract or other arrangement, including a pledge of the Company’s securities that could result in a change in the control of the Company.

Changes in Control

We are not aware of any person who owns of record, or is known to own beneficially, five percent or more of our outstanding securities of any class, other than as set forth above.  As of July 29, 2014, we are not aware of any contract or other arrangement, including a pledge of the Company’s securities that could result in a change in the control of the Company.  Reference is made to Item 5.01 of this Current Report on Form 8-K for a description of the change in control of the Company as a result of the transactions disclosed herein.

Compliance with Section 16(a)

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of ours. Officers, directors and greater than ten percent stockholders are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms they filed. We prepare the Section 16(a) forms on behalf of our executive officers and directors based on the information provided by them.

The following table sets forth the compliance reporting under Section 16(a) for the fiscal year ended December 31, 2013.

	Number of Late Reports	Number of Transactions Not Timely Reported	Failure to File
Steven Malone	1	1	---
John A. Kuehne	1	1	---
Gordon A. Landies	1	1	---

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of all of our directors, executive officers and key employees as of July 29, 2014, and all positions and offices held as of the date of this Current Report on Form 8-K.  The directors will hold such office until the next annual meeting of shareholders and until his or her successor has been elected and has qualified.

Name	Age	Position
Steven Malone	47	Director, Chairman of the Board, President and Chief Executive Officer
John A. Kuehne, CA	57	Director
Donald Schoenfeld	48	Director
Anthony Gedeon	67	Secretary

Business Experience

For certain biographical and other information regarding the newly appointed director, see the disclosure under Item 5.02 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Steven Malone — Chairman of the Board of Directors, President, Chief Executive Officer and Chief Financial Officer

Mr. Malone has served as our President and Chief Executive Officer since March 2001, as a director and Chairman of the Board since February 2002 and as Chief Financial Officer since July 2010. Between July 2000 and March 2001, Mr. Malone was Senior Vice President and between June 1999 and July 2000 he was a Vice President. Mr. Malone possesses over twenty years of experience in the computer industry, with the last twenty focused on software sales. As a National Account Manager from 1992 to 1996 for Grolier Interactive, he was responsible for their largest retail and distribution accounts. As Director of Corporate Sales from 1996 to 1998 for Software Publishing Corporation, he was responsible for the on-going sales growth of premiere corporate products, such as the award winning Harvard Graphics, as well as the introduction of several new products to the corporate marketplace. As Director of Sales from 1998 to1999 for InfoUSA, he was responsible for sales and marketing of InfoUSA’s products to retail, distribution, OEM and corporate accounts.

John A. Kuehne, CA – Director

Mr. Kuehne has served as one of our directors since December 2000.  Mr. Kuehne is an Independent Management Consultant, advising, assisting and investing in both startups and small public companies.  Mr. Kuehne was the President of SmallCap Corporate Partners Inc., a management consulting firm for micro-cap and small-cap public companies, specializing in corporate finance and investor communications, from 2003 to 2009.  Prior to SmallCap, Mr. Kuehne served as a management consultant with Alliance Corporate Services Inc. from July 2000 through to June 2003.  From 1990 to 1999 Mr. Kuehne was with Doman Industries Limited, a large Canadian forest products company with consolidated annual sales of over $600 million and assets in excess of $1 billion, where he eventually became Chief Financial Officer. While the CFO of Doman Industries, he completed a $125 million senior note issue and the $140 million acquisition of Pacific Forest Products.  Mr. Kuehne began his career in corporate finance and accounting, spending over 9 years with the premier public accounting firm of Deloitte’s in both Edmonton and Chicago. Mr. Kuehne holds a Bachelor of Commerce degree from the University of Alberta (1984) and a Masters of Management from the J.L.Kellogg Graduate School of Management at Northwestern University (1990). Since October 2012 Mr. Kuehne has served as a Director of Goldstrike Resources Ltd., a Canadian Venture Exchange public company.  From June 2000 to May 2004 he served as a director of Prospector Consolidated Resources Inc., a Canadian public company. From January 2003 to November 2004 he served as a director of Beau Pre Explorations Ltd., also a Canadian public company. Mr. Kuehne qualified as a Canadian Chartered Accountant in 1983 and as an American Certified Public Accountant in 1985.

Committees

Currently our two standing committees comprised of members of our board of directors are our audit committee and our compensation committee.  Since December 2000, our board of directors has maintained an audit committee.  As of July 29, 2014, the audit committee consisted of one member, John Kuehne.  Mr. Kuehne is considered to be a “financial expert” within the meaning of Item 407(d)(5) of Regulation S-K and each qualifies as an “independent” under Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act of 1934.  Since July 2003, we have maintained a compensation committee. We currently have one member, John A. Kuehne, serving on our compensation committee.

Except as may be provided in our bylaws (incorporated by reference as Exhibit 3.3 on Form 8-K filed March 15, 2000), we do not currently have specified procedures in place pursuant to which whereby security holders may recommend nominees to the Board of Directors.

Code of Ethics

We have adopted the Code of Ethics incorporated by reference as Exhibit 14.1 on Form 10-K filed on April 7, 2014 for our senior financial officers and the principal executive officer.

Family Relationships

No family relationship has ever existed between any director, executive officer of the Company, and any person contemplated to become such.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation awarded to, earned or paid, for each of the last two fiscal years to our Chief Executive Officer and each of our executive officers earning a total compensation of $100,000 or more during any such fiscal year. Steven Malone has served as our President and Chief Executive Officer since March 2001 and as our Chief Financial Officer since July 2010. William Terrill served as our Chief Technology Officer from July 2002 through February 2012.  No other individuals employed by us earned a total compensation in excess of $100,000 during the fiscal year ended December 31, 2013.

Summary Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($) (a)		Stock Awards ($)		Option Awards ($)		Non-equity Incentive Plan Compensation ($)		Non-qualified Deferred Compensation Earnings ($)		All Other Compensation ($) (b)		Total ($)
Steven Malone,	2013		$75,288	$	---	$	---	$	---	$	---	$	---	$	---		$75,288
President, Chief Executive Officer and Chief Financial Officer	2012		$96,923		$14,424	$	---	$	---	$	---	$	---	$	---		$111,347

William Terrill,	2013	$	---	$	---	$	---	$	---	$	---	$	---	$	---	$	---
Former Chief Technology Officer	2012		$3,000	$	---	$	---	$	---	$	---	$	---		$14,250		$17,250

(a) In December 2012, our board of directors authorized the issuance of restricted stock compensation awards to our Chief Executive Officer as compensation for vacation accrued and unpaid from July 2010 through September 2012. The restricted shares of common stock were committed to be issued on December 6, 2012 with a closing price of $0.0075 per common share.

(b) For 2012, this represents compensation earned for services as an outside consultant.

Equity Awards

Information Concerning Stock Options

As of the fiscal year ended December 31, 2013, we did not have any outstanding equity awards, specifically unexercised options, stock that has not vested, and equity incentive plan awards, held by the executive officers.  Furthermore, we did not grant stock options to our executive officers during the fiscal year ended December 31, 2013, and no executive exercised any stock options during the fiscal year 2013.

Employment Agreements

Contemporaneous with consummation of the Merger on July 23, 2014, and viewed by the parties as a related aspect thereof, FIND and Merger-Sub entered into an employment agreement with Steven Malone to serve as our President and Chief Executive Officer.  Since April 14, 2010, when the last employment agreement between Mr. Malone and the Company expired, Mr. Malone, who has served in these positions for the past 14 years in total, has been doing so on an employment-at-will basis.  Among other terms and provisions, the employment agreement entered into as of Closing of the Merger provides that Mr. Malone will be employed by FIND and Merger-Sub with specific executive-level responsibilities for a term of 3 years, unless the term is either extended or the agreement is terminated at some time prior to the duration of the term by either party, either for cause, without cause, due to disability or death, or voluntarily.  During the term of the employment agreement, and in addition to certain benefits, expense coverage and severance compensation, Mr. Malone is entitled to a base annual salary of not less than $150,000, as well as an annual cash bonus equal to 1% of FIND free cash flow, as such term is specifically defined therein.

The foregoing description of Mr. Malone’s employment agreement is merely a brief summary of certain of its key terms and is qualified in its entirety by reference to the specific provisions of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Director Compensation

Pursuant to authority granted under Article III, Section 13 of our bylaws, non-officer directors are entitled to such compensation as our board of directors shall from time to time determine. On December 6, 2012, we resolved to issue our outside directors, John Kuehne and William J. Bush, each 3,200,000 restricted shares of common stock valued at $0.0075 per share in lieu of cash and meeting fees accrued and earned for the period of October 1, 2011 through September 30, 2012. In addition, on December 6, 2012, we resolved to issue our outside director, Gordon A. Landies, 1,600,000 restricted shares of common stock valued at $0.0075 per share in lieu of cash and meeting fees accrued and earned for the period of October 1, 2011 through September 30, 2012. While these services for the period of October 1, 2011 through September 30, 2012 performed by our board of directors were previously valued at a total of $60,000; the board of directors agreed that the difference between the value of the restricted shares of common stock and their services, which totaled $15,200, would be recorded as contributed capital.

As of July 23, 2014, we had accrued approximately $43,000 in director’s fees for our outside directors for the period of October 1, 2012 through March 31, 2014.

The following table sets forth the compensation of our outside directors for the fiscal year ended December 31, 2013.

Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		Non-Qualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
John Kuehne	$24,000	$	---	$	---	$	---	$	---	$	---	$24,000

Mr. Kuehne has served as one of our directors since December 2000. Mr. Kuehne’s compensation agreement provides for a monthly fee of $1,000 for committee services and a monthly fee of $1,000 for services as a “financial expert” (as defined in Item 407(d)(5) of Regulation S-K). We have accrued $2,000 a month for Mr. Kuehne’s services for the period of January 1, 2013 through December 31, 2013.

Option Plan

There are no stock option plans or shares of Common Stock set aside for any stock option plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as disclosed below, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

▪	any of our directors or officers;
▪	any proposed nominee for election as our director;
▪	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our Common Stock; or
▪
any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our Company.

Director Independence

Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

▪	the director is, or at any time during the past three years was, an employee of the Company;
▪
the director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

▪	a family member of the director is, or at any time during the past three years was, an executive officer of the Company;
▪
the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

▪
the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the Company served on the compensation committee of such other entity; or the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the Company’s audit.

We do not have any independent directors. We do not have an audit committee, compensation committee or nominating committee. We currently do not have a code of ethics that applies to our officers, employees and director.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON THE REGISTANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is listed on the OTCQB under the symbol “FIND”.  As of July 28, 2014, there were approximately 620 holders of record of our common stock, with any shares held by persons or companies in street or nominee name counted only under such street or nominee name.  The last reported price for our Common Stock on July 28, 2014 was $0.0064 per share.

The following table sets forth for the periods indicated the high and low bid prices for our common stock as reported each quarterly period within the last two fiscal years on the OTC Bulletin Board, and as obtained from NASDAQ.com.  The prices are inter-dealer prices, do not include retail mark-up, markdown or commission and may not necessarily represent actual transactions.

Common Stock
2012	High	Low
First Quarter	$0.005	$0.002
Second Quarter	$0.006	$0.003
Third Quarter	$0.010	$0.001
Fourth Quarter	$0.015	$0.003

2013	High	Low
First Quarter	$0.030	$0.002
Second Quarter	$0.005	$0.003
Third Quarter	$0.007	$0.003
Fourth Quarter	$0.009	$0.004

Dividends

Since inception, no dividends have been paid on our Common Stock and we do not anticipate paying any dividends in the foreseeable future. Although it is our intention to utilize all available funds for the development of our business, no restrictions are in place that would limit or restrict our ability to pay dividends.  The payment of dividends is within the discretion of our board of directors and will depend on our earnings, capital requirements, financial condition and other relevant factors.  There are no restrictions that currently limit our ability to pay dividends on our Common Stock other than those generally imposed by applicable state law.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized capital stock consists of 120,000,000 shares of Common Stock at a par value of $0.001 per share and 5,000,000 shares of preferred stock at a par value of $0.001 per share.  As of July 29, 2014, 119,135,060 shares of our Common Stock and no shares of our Preferred Stock were issued and outstanding other than the 111,193 shares of our Series MX Convertible Preferred Stock issued as part of the Merger to the former shareholders of EcoSmart.

Common Stock

All outstanding shares of our Common Stock are of the same class and have equal rights and attributes.  The holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by our board of directors out of funds legally available.  In the event of liquidation, the holders of our Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. Our stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our articles of incorporation provide that we are authorized to issue up to 5,000,000 shares of preferred stock with a par value of $0.001 per share, and our board of directors has the authority, without further action by our stockholders, to issue such preferred stock from time to time in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the board may determine.  The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of our Common Stock.

The Series MX Convertible Preferred Stock

Based on the authority described in the preceding paragraph, the Series MX Convertible Preferred Stock was designated by our board of directors specifically for purposes of the Merger to be used by us an alternative to issuing shares of Common Stock to the former shareholders of EcoSmart because, as of the consummation of the Merger, we did not have sufficient authorized but unissued shares of Common Stock to effect the transaction based on the exchange ratio contemplated by the Merger.

As of the date hereof, we have 111,193 shares of Series MX Convertible Preferred Stock issued and outstanding.  Each share of Series MX Convertible Preferred Stock being issued to the unit holders of EcoSmart in connection with the Merger will, by its principal terms:

▪
convert into 2,500 shares of our Common Stock immediately following any amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock to seven hundred million (900,000,000);

▪	have the same voting rights as holders of our Common Stock on an as-converted basis for any matters that are subject to shareholder vote;
▪	not be entitled to any dividends; and
▪	be treated pari passu with our Common Stock on liquidation, dissolution or winding up of the Company.

A copy of the Series MX Convertible Preferred Stock Certificate of Designations is attached hereto as Exhibit 4.1.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the shareholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

Our bylaws provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Information concerning the financial information of the Company set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On May 23, 2014, the Company’s Board of Directors was informed by the Company’s then current principal independent accountants, Brimmer, Burek & Keelan LLP (“BBK”), that they would no longer be providing audit services to SEC reporting companies, and that, accordingly, they would be unable to provide any further audit or related review services to us.

The reports of BBK on the Company’s consolidated financial statements for the fiscal years ended December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2012, December 31, 2013 and the subsequent interim period through March 31, 2014, there were no disagreements with BBK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BBK would have caused it to make reference thereto in its reports on the Company’s financial statements for such fiscal periods.

On May 29, 2014, the Company engaged D. Brooks and Associates CPA’s, P.A. as its new principal independent accountants for the fiscal year ending December 31, 2014.

On June 10, 2014 the Company requested BBK to furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agreed with the above statements made by the Company pursuant to the requirements of Item 304(a) of Regulation S-K, and, if not, stating the respects in which it does not agree. A copy of BBK’s letter is incorporated by reference to Exhibit 16.1 on Form 8-K filed on June 10, 2014.

ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET AGREEMENT OF A REGISTRANT

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 2.03.

As of July 23, 2014, and as a result of the Agreement and Plan of Merger, the Company assumed the liability for one demand promissory note in the amount of $239,000 and issued a new note in the amount of $250,000.

The assumed $239,000 Demand Promissory Note was issued by TRC to a related party on August 3, 2013, and was assigned to EcoSmart as part of the Agreement and Plan of Merger.  The term of the note is 36 months, and it is non-convertible and non-interest bearing.

Also as part of the Agreement and Plan of Merger, the Company cancelled an existing $250,000 promissory note under a Loan Modification and Acknowledgement of Assumption Agreement and issued a new one-year Convertible Promissory Note in its place.  The new note is convertible at a fifty percent (50%) discount to the market close of the prior ten trading days, and it bears interest at ten percent (10%) annually.  Also under the term of the note, quarterly interest payments are required to be paid to the note holder.

This summary is qualified in its entirety by reference to the Demand Promissory Note, The Loan Modification and Loan Assumption Acknowledgment, and the Convertible Promissory Note which are attached as Exhibit 10.2, 10.3 and 10.4 respectively.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

As previously described in Item 1.01 of this Current Report on Form 8-K, on July 23, 2014, we, Findex.com, Inc. (the “Company”), entered into an agreement and plan of merger (the “Merger Agreement”), thereby consummating a statutory merger (the “Merger”) with each of EcoSmart Acquisition Corp., a Delaware corporation and a wholly-owned special-purpose acquisition subsidiary of ours (“Merger-Sub”), EcoSmart Surface & Coating Technologies, Inc., a Florida Corporation (“EcoSmart”), and The Renewable Corporation, a Washington corporation and the majority-controlling stockholder of EcoSmart (“TRC”), pursuant to which Merger-Sub acquired all of the outstanding capital stock of EcoSmart in exchange for 111,193 shares of our Series MX convertible preferred stock, par value $0.001 per share (the “Series MX Convertible Preferred Stock”), which shares of Series MX Convertible Preferred Stock will automatically convert, on a combined basis, into a total of 277,981,807 shares of our common stock, par value $0.001 (our “Common Stock”) upon the effectiveness of any amendment to our articles of incorporation increasing the number of authorized shares of our Common Stock to 900,000,000.

With respect to the transaction noted above, no solicitation was made and no underwriting discounts were given or paid in connection with these transactions. The Company believes that the issuance of the shares as described above was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(a)(2) of the Securities Act of 1933.

On July 23, 2014, we completed a private offering of securities to a single individual investor and another to a board member. The securities sold in the offering to the investor consisted of 3,000,000 shares of common stock, representing 2.74% of our total issued and outstanding common stock.  The securities sold in the offering to the board member consisted of 6,000,000 shares of common stock, representing 5.48% of our total issued and outstanding common stock.  The purchase price for both was $0.005 per share, representing a 17% discount to the then quoted market price for our common stock, and the aggregate proceeds amounted to $45,000, all of which was paid in cash.

For these unregistered sales, we relied on the private offering exemption of Section 4(a)(2) of the Securities Act of 1933, as amended, and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder based on the following factors: (i) a single purchaser, (ii) the absence of general solicitation, (iii) representations obtained from the purchaser regarding his qualification/accreditation, (iv) the provision of appropriate disclosure, and (v) the placement of a restrictive legend on the certificate reflecting the securities coupled with investment representations obtained from the purchaser.

ITEM 5.01    CHANGES IN CONTROL OF REGISTRANT

As of the Closing, the Merger was consummated in accordance with the terms of the merger Agreement, which, among other things, involved the issuance by us of 111,193 shares of our Series MX Convertible Preferred Stock to the former EcoSmart shareholders, which shares represent 70% of our total issued and outstanding shares of Common Stock on an as-converted, fully diluted basis.  The issuance of the shares of Series MX Convertible Preferred Stock was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

Other than the transactions and agreements disclosed in this Current Report on Form 8-K, we are aware of no arrangements which shall or may result in a change of control of the Company.

No officer, director, promoter or affiliate of ours has, or proposes to have, any direct or indirect material interest in any asset proposed to be acquired by us through security holdings, contracts, options or otherwise.

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Prior to the consummation of the Merger, our board of directors was comprised of two directors, Mssrs. Steven Malone and John Kuehne.  Upon the Closing on July 23, 2014, and pursuant to the terms of the Merger Agreement, our board of directors, by virtue of its power under our bylaws to fill vacancies, appointed Donald Schoenfeld as an additional member of our board of directors and Anthony Gedeon as Secretary, effective immediately.

Donald Schoenfeld, 48, Director

Mr. Schoenfeld is an entrepreneur with a specialty in sales and has over 28 years of experience owning and operating several businesses, highlighted by the following:

▪	In 1987 he founded Wa-Pa-Ghetti's Pizza in Rolling Meadows, IL, which he sold in 1992.
▪	From 1992 to 1994 he owned and operated a marketing company for small businesses.
▪
Also during 1992, Mr. Schoenfeld purchased Final Touch, an owner-operated small auto detailing business located in Highland Park, IL.  Under Mr. Schoenfeld’s tutelage, Final Touch significantly expanded the array of services that it provided to include detailing, dent removal, auto refinishing, and a variety of other cosmetics.  In 2007, with 25 employees and a substantial increase in gross revenues, Final touch was sold.

▪
From 2008 through 2010, Mr. Schoenfeld became the principal manager of Owners Choice Auto Body, located in Highland Park, IL. During his tenure with this business, Mr. Schoenfeld had primary P&L responsibility while sales increased approximately 65%.  Not long after selling the business, sales of this business dropped dramatically.  Mr. Schoenfeld was thereafter given the opportunity to repurchase the business, which he did in 2010. Since then, he has re-established the identity of the business and returned it to profitability in 2011.

▪
In 2014, Mr. Schoenfeld took on the role of regional manager for InforMD Solutions, a firm that provides point-of-care solutions that are designed to improve patient outcomes and enhance practice performance.

Anthony Gedeon, 67, Secretary

Mr. Gedeon invented and developed much of EcoSmart’s glass coating technology. In January of 2012, he sold his company, Surface Modification Technology, Inc. to The Renewable Corporation, which was subsequently purchased by EcoSmart Surfaces and Technologies, Inc.  At The Renewable Corporation, he served as the Director of Business Development and technical head of its coating and manufacturing subsidiary.

He was one of the co-founders and CEO of Surface Modification Technology in November of 2003 with Dr. Steve Schachter, MD (Professor at the Harvard Medical School BIDMC), to exploit silicon chemistries in surface treatments for medical, bio-threat, emergency vehicle, and industrial applications. Mr. Gedeon was responsible for structuring the corporate strategy, raising capital, and populating the company and its advisory boards with quality individuals. He is co-inventor on the company's patent on self-sterilizing coatings for medical facilities and emergency vehicles. He partnered with the Ford Motor Company in evaluating his technologies for automotive applications and the Trane Company for evaluating the technologies energy effectiveness on HVAC system.

Mr. Gedeon spent approximately twenty years in the Washington DC area marketing and developing a wide range of high technology products to for entities ranging from large corporations to new technology start-ups, and government departments. During his tenure in the Washington DC area, he co-owned a Congressional and Pentagon liaison company, The Columbia Bay Company, serving the guided weapons and communications industries with a division which designed laser guided seekers. He specialized in obtaining congressional funding and creating strategic partnerships for major smart weapons programs.

Furthermore, he was also co-founder of a physics research company, served on a White House task force for Innovative Education, and served as a technical advisor to a senior staff member of the Senate Foreign Relations Committee on capabilities of foreign physics technologies for weaponization. In Mr. Gedeon’s early career he served as an executive and development engineer in satellite communications and computers.

Finally, Mr. Gedeon holds several patents in the electronics and chemical industries.  He is a graduate of the University of Michigan in Electrical Engineering.

ITEM 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Pursuant to the authority conferred upon the Board of Directors by Article V of the Articles of Incorporation, and pursuant to Section 78.1955 of the Nevada Revised Statutes, the Board of Directors, by unanimous written consent dated June 30, 2014, adopted a resolution providing for the designation, powers, preferences, privileges, limitations, restrictions, and relative rights and terms of three hundred thousand (300,000) shares of Series MX Convertible Preferred Stock.  On July 3, 2014, the Company filed the Certificate of Designations of the Powers, Preferences, Privileges, Limitations, Restrictions, and Relative Rights of the Series MX Convertible Preferred Stock with the Secretary of State for Nevada.

This summary is qualified in its entirety by reference to the Certificate of Designations of the Powers, Preferences, Privileges, Limitations, Restrictions, and Relative Rights of the Series MX Convertible Preferred Stock of FindEx.com, Inc. attached as Exhibit 4.1.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among Findex.com, Inc., EcoSmart Acquisition Corp. EcoSmart Surface & Coating Technologies, Inc., and The Renewable Corp. dated July 23, 2014
4.1	Certificate of Designation of FIND Series MX Convertible Preferred Stock dated July 23, 2014
10.1	Employment Agreement by and among Findex.com, Inc., EcoSmart Acquisition Corp., and Steven Malone dated July 23, 2014
10.2	Demand Promissory Note by and between SuperGlass Windshield Repair 257, Inc., and Gary R. Smith and GreenTech Consulting Group, Inc. dated August 3, 2013.
10.3	The Loan Modification and Loan Assumption Acknowledgment by and among The Renewable Corp., EcoSmart Acquisition Corp., Findex.com, Inc., and Phoebe H. Conway, dated July 23, 2014
10.4	Convertible Promissory Note by and among EcoSmart Acquisition Corp. and Phoebe H. Conway dated July 23, 2014
99.1	EcoSmart’s audited financial statements for the period from January 20, 2012 (inception) to December 31, 2012 and for the year ended December 31, 2013
99.2	EcoSmart’s unaudited condensed financial statements for the period ended March 31, 2014
99.3	Pro Forma Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FINDEX.COM, INC.

Date: July 29, 2014	By:	/s/ Steven Malone
Steven Malone
Chief Executive Officer